UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Securities Exchange Act of 1934 (Amendment No.  )

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MSCI

2024

Annual Meeting of Shareholders and Proxy Statement

Our Purpose

We strive to bring greater transparency to financial markets and power better investment decisions

Sustainability
Models
Data
Technology
Portfolio Construction
Risk Management
Asset Allocation
Performance Attribution
Owners of Assets
Corporates
MSCI
Managers of Assets
Financial Intermediaries

With MSCI, clarity drives action

2024 PROXY STATEMENT	3

Letter from our Chairman and CEO

The scope and depth of our product lines are unmatched, and we believe strongly in the value our integrated franchise provides to many of the world’s largest investors and other financial institutions.

Dear fellow shareholders,
First and foremost, thank you for your continued confidence and investment in MSCI Inc. (“MSCI” or the “Company”). Our 2023 results highlight our ability to deliver impressive business performance and the hard work, discipline and execution of our exemplary employees.
Delivering Results
In 2023, we delivered another highly successful year and robust financial performance. In 2023, we achieved diluted earnings per share growth of 34.2%, adjusted earnings per share growth of 18.1%, net cash provided by operating activities growth of 12.8% and free cash flow growth of 12.0%.1 Our 2023 retention rate of nearly 95% demonstrates that our solutions are mission critical for our clients. We also posted organic subscription run rate growth of 9.9% while completing our 10th consecutive year of double-digit subscription run rate growth in our Index reportable segment at 10.8%.
Our 2023 performance reflects the high levels of engagement we see from our clients across segments, products and regions, even as our clients remain cautious. The scope and depth of our product lines are unmatched, and we believe strongly in the value our integrated franchise provides to many of the world’s largest investors and other financial institutions. In 2023, 89% of our run rate was comprised of clients purchasing from more than one of our product lines and 55% of our run rate was comprised of clients purchasing from more than three of our product lines.
Capitalizing on Industry Trends
As we look ahead, we remain very positive about our long-term growth opportunities. A key pillar of our growth strategy is to capitalize on the important secular trends that are transforming the global investment landscape. For example, MSCI is providing our clients with the tools to support portfolio customization. Our client-designed custom index tools on MSCI ONE allow investors to personalize indexes for highly specific investment objectives. We also recently announced the acquisition of Foxberry, a London-based provider of complex index construction and risk-modelling applications. The transaction is expected to close in the second quarter of 2024.
The secular trend of portfolio customization has also driven demand for specialized analytics tools, especially among wealth managers, who represent one of our fastest-growing segments. We recently completed the acquisition of Fabric, a wealth technology platform that provides portfolio design, customization and analytics.
Private Assets and Total Portfolio Solutions
In 2023, we also completed the acquisition of Burgiss, a global provider of investment decision support tools relating to private capital. The acquisition provides us with comprehensive data and deep expertise in private assets, enabling investors to evaluate fundamental information, measure and compare performance, understand exposures, manage risk and conduct robust analytics. With Burgiss, we can now provide additional clarity and transparency across private and public assets, and the acquisition will support our multi-asset class solutions.
MSCI Sustainability Institute
In 2023, we also announced the launch of an exciting new initiative known as the MSCI Sustainability Institute. The mission of the MSCI Sustainability Institute is to advance innovative thinking on sustainable investing. The MSCI Sustainability Institute will serve as a platform for collaboration across the financial ecosystem, leveraging our critical role in the global capital markets, to bring innovative ideas together from academia, NGOs and governments. In just a few short months since launch, the MSCI Sustainability Institute has extended our reach to influential thought leaders focused on the investment industry.
Our Evolving Board
As we continue to look to the future of our Board, I want to acknowledge the planned retirement of Catherine R. Kinney in connection with the 2024 Annual Meeting. Cathy’s insight has been instrumental to MSCI’s growth since her appointment in 2009. We thank her for her many years of service in supporting MSCI and, in particular, her significant contributions to our Governance and Corporate Responsibility Committee. This year, we are also pleased to announce the nomination of Chirantan “CJ” Desai for election to the Board at our 2024 Annual Meeting. CJ has an extensive background in enterprise software and AI-powered products, and we believe he will play an important role in helping us maximize our use of data and technology to develop mission-critical solutions.
We Ask for Your Support
Your vote is very important to us. We strongly encourage you to read both our Proxy Statement and our 2023 Annual Report on Form 10-K in their entirety, and we ask that you support our recommendations. We sincerely appreciate your continued support of MSCI, and we look forward to the 2024 Annual Meeting.
Sincerely,
HENRY A. FERNANDEZ
Chairman, Chief Executive Officer
and Shareholder
March 13, 2024
(1)Adjusted EPS and free cash flow are non-GAAP financial measures. See Annex B for definitions and reconciliations of all non-GAAP financial measures referenced herein.

4	MSCI

Letter from our Independent Lead Director

This year’s director nominees possess a wide range of experiences, perspectives and skills, and are well-positioned to oversee MSCI’s management team and support MSCI’s strategy.
Dear fellow shareholders,
The independent directors of MSCI and I join Henry in inviting you to attend our Company’s 2024 Annual Meeting. It is a privilege to continue to serve as your independent Lead Director. As our 2024 Annual Meeting approaches, I am pleased to have this opportunity to update you on the Board’s priorities and work during the past year.
Strategy and Corporate Development
In 2023 and the start of 2024, MSCI accelerated its pursuit of new opportunities in a changing investment landscape by completing strategic acquisitions relating to key industry trends.
MSCI’s acquisition of Burgiss, completed in October 2023, positions us to support the continued allocation of capital to private assets and to serve investors and managers across all asset classes with a leading platform for delivering total portfolio investment solutions. Our acquisition of Trove Research, completed in November 2023, provides us with a world-renowned source of intelligence on the voluntary carbon market. We believe this market will play a significant role in helping institutional investors and companies manage climate risk. In January 2024, we completed our acquisition of Fabric, which broadens our solutions for wealth managers. Finally, our acquisition of Foxberry, announced in February 2024 and expected to close in the second quarter, will expand our custom index offerings.
While we will continue to opportunistically pursue strategic transactions that we believe will accelerate our growth, we remain committed to our capital allocation priorities and to returning excess capital to our shareholders in the form of share buybacks and dividend payments.
Our Evolving Board
This year’s director nominees possess a wide range of experiences, perspectives and skills, and are well-positioned to oversee MSCI’s management team and support MSCI’s strategy. In connection with the 2024 Annual Meeting, Catherine R. Kinney, a member of MSCI’s Board since 2009, will retire. During her tenure, Cathy served as the Chair of the Governance and Corporate Responsibility Committee during a productive period of Board refreshment and diversification, overseeing the appointment of nine directors. We thank her for her many contributions to MSCI.
We are pleased to announce the nomination of Chirantan “CJ” Desai for election to the Board at our 2024 Annual Meeting. CJ is the President and Chief Operating Officer at ServiceNow, Inc. and a prominent leader in the technology industry, with significant expertise in developing and delivering innovative solutions for enterprise customers and using AI as a tool to drive value.
Data and Technology
Generative AI (“gen AI”) presents tremendous opportunities for MSCI. Our clients expect richer, more granular data and faster, deeper insights powered by advanced technology. MSCI is advancing our data and technology capabilities, including through our recently announced partnership with Google Cloud’s gen AI platform, which will allow us to help our clients build better portfolios, more effectively manage risks and opportunities, and make investment decisions with greater clarity. The Board is acutely aware of the need to oversee MSCI’s development of relevant policies, information systems and internal controls relating to the use of gen AI and other innovative technologies, and we have made AI a focus topic of many recent Board and Committee meetings.
Shareholder Engagement
We remain committed to engaging with our shareholders to gain valuable feedback on our performance, strategy, governance, corporate responsibility and executive compensation. We have maintained an active engagement program, and the Board directly receives and reviews shareholder feedback to inform our oversight. In 2023, four of my fellow Directors joined me in engaging directly with top shareholders, including as part of a corporate responsibility roadshow where shareholders representing approximately 36% of our shares outstanding participated. During these engagements, we discussed MSCI’s human capital management practices, executive compensation, board culture, corporate governance and business strategy, among other topics. In response to shareholder feedback, we recently implemented a right for our shareholders to call a special meeting of shareholders, conducted our first externally supported materiality assessment and took other actions that are detailed in this Proxy Statement.
On behalf of my fellow independent directors and the entire Board, thank you for your continued support. We appreciate the opportunity to serve MSCI on your behalf in 2024 and beyond. We look forward to hearing your views at the 2024 Annual Meeting and through our ongoing engagement.
Sincerely,
ROBERT G. ASHE
Independent Lead Director
and Shareholder
March 13, 2024

2024 PROXY STATEMENT	5

Notice of Annual Meeting of Shareholders

Annual Meeting Proposals and Voting Recommendations
DATE AND TIME
April 23, 2024 (Tuesday)
3:30 P.M., EASTERN TIME
LOCATION
Attend the virtual meeting, including to vote and/or submit questions via the internet through a virtual web conference at: www.virtualshareholder
meeting.com/MSCI2024
RECORD DATE
February 29, 2024

1	Election of Directors	“FOR” each nominee SEE PAGE 17

2	Advisory Vote to Approve Executive Compensation (Say-on-Pay)	“FOR” SEE PAGE 57

3	Ratification of the Appointment of MSCI’s Independent Auditor	“FOR” SEE PAGE 101

4	Shareholder Proposal to Report on “Chinese Military-Industry Companies” in Company Indices	“AGAINST” SEE PAGE 102

The 2024 annual meeting of shareholders (the “2024 Annual Meeting”) will commence at 3:30 P.M., Eastern Time. Online check-in will be available beginning at 2:30 P.M., Eastern Time. Please allow ample time for the online check-in process.
To participate in the 2024 Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on any additional voting instructions that accompanied your proxy materials.
A webcast replay of the 2024 Annual Meeting will also be made available on our Investor Relations website (https://ir.msci.com).
If you are a beneficial shareholder, your broker will not be able to vote your shares with respect to any of the matters presented at the meeting, other than the ratification of the selection of our independent registered public accounting firm, unless you give your broker specific voting instructions.
We will mail the Notice of Internet Availability of Proxy Materials on or about March 13, 2024. The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares.

How to Vote
Whether or not you plan to attend our 2024 Annual Meeting, it is important that you vote as soon as possible to ensure that your shares are represented.
INTERNET
www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 22, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
TELEPHONE
1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 22, 2024. Have your proxy card in hand when you call and then follow the instructions.
MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting to be held on April 23, 2024. This Proxy Statement and our 2023 Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available without charge at www.proxyvote.com. Information contained on such website is not incorporated by reference into this Proxy Statement or any other report we file with the Securities and Exchange Commission (the “SEC”).

6	MSCI

NOTE ON FORWARD-LOOKING STATEMENTS
This Proxy Statement and statements and reports that are referenced in this Proxy Statement contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect our actual results, levels of activity, performance or achievements.
Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in the MSCI 2023 Annual Report on Form 10-K filed with the SEC on February 9, 2024 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Statements and reports on our website or other websites that we refer to in this Proxy Statement will not be deemed a part of, or otherwise incorporated by reference in, this Proxy Statement or any other report we file with the SEC. Some of the statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. Forward-looking and other statements in this report and other reports may also address our corporate responsibility and sustainability progress, plans and goals, and the inclusion of such statements is not an indication that these matters are necessarily material for the purposes of complying with or reporting pursuant to the U.S. federal securities laws and regulations, even if we use the word “material” or “materiality” in this report. Certain of our disclosures are informed by various third-party frameworks, in addition to stakeholder expectations. However, we cannot guarantee strict adherence to framework recommendations, and our disclosures based on these frameworks may change due to revisions in framework requirements, availability of information, changes in our business or applicable governmental policy, or other factors, some of which may be beyond our control.
Any forward-looking statement in this Proxy Statement and statements and reports that are referenced in this Proxy Statement reflect MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

2024 PROXY STATEMENT	7

Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

MSCI at a Glance MSCI Inc. trades under the symbol “MSCI” on the New York Stock Exchange (“NYSE”) and as of February 29, 2024 had a market capitalization of $44.4 billion.	We are a leading provider of critical decision support tools and solutions for the global investment community. Strategic Pillars of Growth

As of December 31, 2023, we employed 5,794 people and served approximately 7,000 clients in more than 95 countries.	Extend leadership in research-enhanced content across asset classes	Expand solutions that empower client customization

Lead the enablement of ESG and climate investment integration	Strengthen client relationships and grow into strategic partnerships with clients

Enhance distribution and content-enabling technology	Execute strategic relationships and acquisitions with complementary data, content and technology companies

Our mission-critical offerings help investors address the challenges of a transforming investment landscape and power better investment decisions. Leveraging our knowledge of the global investment process and our expertise in research, data and technology, we enable our clients to understand and analyze key drivers of risk and return and confidently and efficiently build more effective portfolios.

Enabling all Participants in the Investment Process

Providers of Capital Enabling asset owners and managers to make better investment decisions and build better portfolios	Users of Capital Enabling corporates and others to understand ESG and climate risks, benchmark against peers and inform engagement with shareholders	Financial Intermediaries Enabling banks, broker dealers, exchanges, custodians and others to improve the investment process with more transparency

8	MSCI | Proxy Summary
Strong Financial Performance
In 2023, we continued to execute a focused strategy to accelerate growth, improve efficiency and attract the best talent. Our strong results reflect our commitment to building long-term shareholder value.
Financial highlights for the year ended December 31, 2023 include the following:
2023 Financial Highlights

OPERATING REVENUES (in millions except percentages)	OPERATING EXPENSES / ADJUSTED EBITDA EXPENSES* (in millions except percentages)

Index
Analytics
ESG and Climate
All Other - Private Assets
$2,248.6
$2,528.9
FY'2022
FY'2023

+12.5%

Operating Revenue Growth

Operating Expenses   Adj. EBITDA Expenses

Adjusted EBITDA Expenses*
9.5%, 9.4% ex FX

+9.9%
Operating Expenses

+9.8%
Operating Expenses ex FX

$1,041.0
$1,144.3
$918.9*
$1,006.0*
FY'2022
FY'2023

DILUTED EPS / ADJUSTED EPS* (unaudited)	CASH FROM OPERATING ACTIVITIES / FREE CASH FLOW* (in millions except percentages)

*    MSCI has presented supplemental non-GAAP financial measures as part of this Proxy Statement. Definitions of each non-GAAP measure and a reconciliation of each non-GAAP financial measure with the most comparable GAAP measure are set forth in Annex B. The non-GAAP financial measures presented in this Proxy Statement should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this Proxy Statement are used by management to monitor the financial performance of the business, inform business decision making and forecast future results.

2024 PROXY STATEMENT	9
Our Capital Allocation Program

~$4.3 billion Capital returned in the last five years (as of December 31, 2023) (includes dividends)	~7.2 million Shares repurchased in the last five years (as of December 31, 2023)	~32.7 percent 2023 increase in quarterly per-share dividend compared to Q1 2022

Recent Capital Optimization Activities
•Increased regular quarterly cash dividend by approximately 32.7%, from $1.04 quarterly per-share dividend in Q1 2022 to $1.38 quarterly per-share dividend in Q1 2023, representing $5.52 per share on an annualized basis (subsequently increased to $1.60 in 2024).
•Repurchased approximately 1.0 million shares of our common stock in 2023 at an average price of $468.26 per share for a total value of $458.7 million.
•Refinanced existing credit facilities in January 2024 with new $1.25 billion revolving credit facility, with draw from new revolving credit facility used to prepay all term loans outstanding under the prior term loan A credit facility.
Total Shareholder Return
The following graph compares the cumulative total shareholders’ return (“TSR”) of our common stock, the Standard & Poor’s 500 Stock Index, and the MSCI USA Financials Index since December 31, 2023 assuming an investment of $100 at the closing price of each respective investment on December 31, 2013. In calculating annual TSR, we have assumed the reinvestment of dividends, if any. The indexes are included for comparative purposes only. They do not necessarily reflect management’s opinion that such indexes are an appropriate measure of the relative performance of our common stock. The MSCI USA Financials Index is an index operated by MSCI.

COMPARISON OF CUMULATIVE TEN YEAR TOTAL RETURN

MSCI Inc.	S&P 500 Index	MSCI USA Financials Index

The above graph is not “soliciting material,” is not to be deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Company Name/Index	12/31/13	12/31/14	12/31/15	12/31/16	12/31/17	12/31/18	12/31/19	12/31/20	12/31/21	12/31/22	12/31/23
MSCI Inc.	$100.00	$108.95	$167.79	$185.62	$301.86	$356.04	$630.89	$1,100.17	$1,519.76	$1,165.12	$1,431.96
S&P 500 Index	$100.00	$113.69	$115.26	$129.05	$157.22	$150.33	$197.66	$234.03	$301.20	$246.65	$311.49
MSCI USA Financials Index	$100.00	$114.57	$113.74	$139.54	$170.31	$147.20	$195.68	$191.73	$260.30	$228.65	$262.15

10	MSCI | Proxy Summary
Corporate Responsibility
We believe, and our research shows, that sound ESG and climate practices are commonly linked to better business results. As a leader in providing ESG and climate solutions to investors, consultants and corporates, we also aim to demonstrate leading corporate responsibility practices. A number of our recent accomplishments include the following:

Social Practices Act responsibly and enable our people to deliver innovative products and research to the market	Environmental Sustainability Manage carbon emissions and climate risks and opportunities, and implement sustainable operational practices

Employee Engagement
•Launched Internal Talent Marketplace program to foster a strong culture and process of internal mobility in pursuit of career development and the Company’s growth
•Launched MSCI Alumni Community and Program to support an active alumni community
•Continued listening to employee base through mid-year Pulse Survey and enhanced annual Engagement Survey
Diversity, Equity & Inclusion (“DE&I”)
•Hosted 6th annual Global DE&I Summit, an event designed to provide leadership development and further our commitment to workplace inclusion
•Expanded Inclusive Leadership Training Program
Future of Work
•Deepened commitment to hybrid work model, including by piloting programs to enhance collaboration and productivity and by gathering feedback from employees and managers
Cultural Values
•Refreshed MSCI's highest priority cultural values to support our long-term growth and sustainability
Information Security
•Achieved ISO/IEC 27001:2022 certification for information security management system

Climate Commitments
•Continued working to reach our goal of net-zero emissions across the value chain by 2040 from a 2019 base year, with targets validated by the Science Based Targets initiative (SBTi)
•Introduced Internal Carbon Pricing for all business travel to raise awareness of our efforts to achieve emissions reductions and incentivize lower carbon business travel
Supply Chain Engagement
•Updated our Supplier Code of Conduct to highlight commitment to sustainability
•Conducted strategic engagement with top suppliers in support of our 2025 milestone to achieve 60% by spend on suppliers with science-based targets, including letter from Chairman and CEO to emphasize importance of our net-zero commitment
Reporting
•Published climate disclosures, including 5th CDP report which received a score of A-

Robust Governance Implement policies and practices that reflect MSCI’s commitment to strong governance

Board Developments
•Appointed Chirantan “CJ” Desai, a new director with a deep background in enterprise software, data-driven businesses and AI-powered products
•Retirement of incumbent director Catherine R. Kinney, effective as of the 2024 Annual Meeting
•Approved Committee rotations for 2023 Board term, including all Committee Chairs
Shareholder Rights
•Amended Bylaws to provide that special meetings of shareholders may be called by shareholders owning at least 15% of voting power
Board Education Sessions
•Conducted board education sessions to strengthen the Board’s expertise on cybersecurity, our index products and the competitive landscape
Disclosures and Policies
•Enhanced Board diversity and skills disclosure

For additional information about our Corporate Responsibility Program, please see page 47 of this Proxy Statement.

2024 PROXY STATEMENT	11
Governance Highlights
Our Board of Directors Nominees
Each of our current directors, other than Catherine R. Kinney (who will retire from our Board effective as of the 2024 Annual Meeting and will therefore not stand for re-election this year) is standing for election to hold office until the next annual meeting of shareholders or until the director’s earlier retirement, resignation, death or removal. The table below provides information on each of our director nominees, including which of our four standing committees the director nominee sits on. Our four standing committees are the Audit and Risk Committee (the “Audit Committee”), the Compensation, Talent and Culture Committee (the “Compensation Committee”), the Governance and Corporate Responsibility Committee (the “Governance Committee”) and the Strategy and Finance Committee (the “Strategy Committee”).

COMMITTEES:	A	Audit	C	Compensation	G	Governance	S	Strategy	Chair

COLLECTIVE SKILLSET

PAULA VOLENT
Vice President and Chief Investment Officer, The Rockefeller University
Age: **67** Director Since: **2020**
C S Birthplace: 

RAJAT TANEJA
President of Technology, Visa Inc.
Age: **59** Director Since: **2021**
A Birthplace: 

MARCUS L. SMITH
Former Chief Investment Officer, Canada Equity, and Portfolio Manager, International Equities, MFS Investment Management
Age: **57** Director Since: **2017**
A S Birthplace: 

58%
Total Diversity

25%
Women

African American
Hispanic
Asian

33%
Ethnically Diverse

BALANCED TENURE

0-5 YEARS
6 directors

LINDA H. RIEFLER
Former Chair of Global Research and Chief Talent Officer, Morgan Stanley
Age: **63** Director Since: **2007**
C G Birthplace: 

SANDY C. RATTRAY
Former Chief Investment Officer, Man Group plc
Age: **54** Director Since: **2020**
G S Birthplace: 

C.D. BAER PETTIT
President and Chief Operating Officer, MSCI Inc.
Age: **59** Director Since: **2023**
Birthplace:

Executive Leadership
11/12
Investment Industry Experience
8/12
Global Perspective
10/12
Regulatory, Government and Public Policy
2/12
Corporate Development
9/12
Financial Reporting and Capital Allocation
7/12
Corporate/Enterprise Risk Management
10/12
Client Relations, Marketing and Brand Development
7/12
Digital, Data and Cybersecurity Expertise
6/12
ESG and Climate Practices
5/12
Human Capital Management
10/12

Geographic Diversity

12	MSCI | Proxy Summary

Proposal 1 Election of Directors
The Board recommends a vote FOR each director nominee.	See Page 17

ROBERT G. ASHE

LEAD DIRECTOR

Former General Manager, Business Analytics, IBM Corp. (Formerly CEO of Cognos Inc.)

Age: **64** Director Since: **2013**

A G Birthplace:

CHIRANTAN "CJ" DESAI

President and Chief Operating Officer, ServiceNow, Inc.

Age: **53** Director Since: **2024**

S Birthplace:

WAYNE EDMUNDS

Former Interim Group CEO, BBA Aviation, and Former CEO, Invensys plc

Age: **68** Director Since: **2015**

A C Birthplace:

50-56 YEARS

2 directors

57-63 YEARS

5 directors

> 63 YEARS

5 director

6-9 YEARS

2 directors

> 9 YEARS

4 directors

83% INDEPENDENT

HENRY A. FERNANDEZ

Chairman and CEO, MSCI Inc.

Age: **65** Director Since: **2007**

Birthplace:

ROBIN MATLOCK

Former Chief Marketing Officer, VMWare, Inc.

Age: **58** Director Since: **2022**

A G Birthplace:

JACQUES P. PEROLD

Former President, Fidelity Management and Research Company

Age: **65** Director Since: **2017**

C S Birthplace:

5
Independent Directors
appointed in the past 5 years.
Active Board Refreshment
•We appointed Chirantan “CJ” Desai, a seasoned technology leader who has driven innovation and growth at top enterprise software companies.
•In 2024, we announced the retirement of incumbent director Catherine R. Kinney, effective as of the 2024 Annual Meeting, in line with the Board’s retirement policy.
•In 2023, we approved the rotation of Committee Chairs and members.

DIVERSITY IS AN IMPORTANT FACTOR IN OUR BOARD COMPOSITION DECISIONS
Our Board is committed to diversity within its membership. Our Governance Committee considers a number of factors including diversity of skills, experiences, backgrounds and perspectives in seeking to identify the best candidates and develop a diverse and well-rounded board. The Governance Committee also instructs any search firm it retains to identify a diverse slate of candidates.

2024 PROXY STATEMENT	13
Engaging with our Shareholders
We believe that engaging with our shareholders, prospective shareholders and sell-side analysts is the best way to address the issues that matter most to them. During 2023, we held over 300 meetings covering a wide range of matters. We aim to engage with our shareholders year-round through investor meetings, industry conferences and inviting shareholders to speak to the Board. Our key shareholder engagement activities for 2023 included our Corporate Responsibility Roadshow conducted in the fall of 2023.

Deep Shareholder Outreach Team:	Senior Business Leaders	+	Finance and Investor Relations Team	+	Corporate Secretary Team	+	Human Resources Team, including Talent and Compensation	+	Corporate Responsibility Team and Global Corporate Services Team	+	Board Members

What We Discussed in 2023:	OUR BUSINESS Market Trends ESG and Climate Strategy Recent Acquisitions Financial Performance Overall Outlook	CORPORATE RESPONSIBILITY AND CORPORATE GOVERNANCE Succession Planning and Corporate Governance Climate Commitments and Enhancements Human Capital Management, including DE&I Executive Compensation
OVER 300
meetings with our shareholders, prospective shareholders and sell-side analysts, including Corporate Responsibility Roadshow
~55% of our shares outstanding represented across our shareholder engagement meetings in 2023

Our Year-Round Shareholder Engagement Program
See “Shareholder Engagement” on page 41 for more information on our shareholder engagement activities.

14	MSCI | Proxy Summary

Proposal 2 Advisory Vote to Approve Executive Compensation (Say-on-Pay)
The Board recommends a vote FOR this proposal.	See Page 57
Aligning Executive Compensation with Company Strategy, Culture and Performance
We believe our executive compensation program was integral to our successful financial performance in 2023. Our executive compensation program is designed not only to closely align the compensation and interests of our named executive officers (“NEOs”) with the interests of our shareholders, but also to reflect the economic realities of our operating environment.
MSCI’s executive compensation program emphasizes performance-based compensation in the form of cash incentive awards under our Annual Incentive Plan (“AIP”) and equity incentive awards under our Long-Term Incentive Plan (“LTIP”) that focus respectively on the achievement of short- and long-term goals.

SHORT-TERM (Annual Incentive Plan Cash Bonus)			LONG-TERM (Long-Term Incentive Plan Equity Grants)
(70%)	(20%)	(10%)
•Restricted Stock Units (cliff-vest after a 3-year service period)
•Performance Stock Units (earned based on absolute TSR CAGR over a 3-year performance period) with a 1-year post-vesting mandatory holding period
•Performance Stock Options (earned based on cumulative revenue and cumulative adjusted EPS over a 3-year performance period)

Financial Performance	Key Performance Indicators	DE&I Goals

Aligns NEOs’ interests with stakeholders’ interests by:
•Rewarding performance for achievement of strategic goals, which are designed to position the Company competitively
•Promoting strong financial results and shareholder value
•Incentivizing a diverse and inclusive corporate culture that drives innovation, employee engagement and better business outcomes

Further aligns NEOs’ interests with stakeholders’ interests by:
•Promoting an “owner-operator” mindset among senior leaders with rigorous share ownership guidelines and additional share retention requirements
•Linking a substantial portion of long-term compensation to the achievement of operational results (revenue and adjusted EPS) and shareholder value creation (TSR)

2023 Pay Mix

2023 ANNUALIZED CEO	2023 AVERAGE ANNUALIZED OTHER NEOS

7%
Salary
10%
Annual
Incentive
93%
Variable Incentive
83%
Long-Term
Incentive

In 2023, our CEO received over 90% of his compensation in the form of “at-risk” variable compensation under the AIP and LTIP (on average, over 85% in the case of our other NEOs).

2024 PROXY STATEMENT	15
Annual Incentive Plan
The AIP closely aligns the interests of our NEOs with those of our shareholders by emphasizing a formulaic approach to determine annual cash incentive awards, which are based on the achievement of specified annual financial criteria aligned with our Board-approved Operating Plan (70% of the target annual cash bonus under the AIP), individual key performance indicators (“KPIs”) (20% of the target annual cash bonus under the AIP) and specific DE&I goals (“DE&I Goals”) (10% of the target annual cash bonus under the AIP) that serve to focus our senior management team on enhancing DE&I progress within the Company. The Compensation Committee regularly assesses the components and metrics used in the AIP and the weighting of those components and metrics, in addition to taking into account shareholder feedback.
For additional information about the AIP program, please see the discussion on page 71 of this Proxy Statement.
Long-Term Incentive Plan
The LTIP prioritizes shareholder value creation and facilitates an “owner-operator” mindset among our senior executives. In 2022, we enhanced our LTIP by adopting a new award mix for our NEOs comprised of restricted stock units (“RSUs”), performance stock units (“PSUs”) and performance stock options (“PSOs”), the mix of which varies based on position, and we continued this practice in 2023. Consistent with our practice, our CEO and our President and COO were not granted RSUs in 2023, and instead all of their LTIP awards were granted in the form of PSUs and PSOs tied to performance metrics.
In 2024, the Compensation Committee, based on feedback received from shareholders, revised the PSUs maximum payout cap from 300% to 200% of target. Accordingly, the PSUs granted to our NEOs in 2024 reflect the right to receive between 0% and 200% of the target number of shares based on achievement of the absolute total shareholder return compound annual growth rate (“TSR CAGR”) performance metric.
The LTIP comprises a mix of the following:

RSUs	•Annual grant of RSUs to our NEOs (other than our CEO and our President and COO) that cliff-vest at the end of a three-year service period.

PSUs
•Annual grant of PSUs which cover a cumulative three-year performance period.
•The PSUs are eligible to vest between 0% and 300% for 2023 PSU grants (and between 0% and 200% for 2024 PSU grants), based on the achievement of TSR CAGR performance metric.
•The PSUs include a one-year post-vest mandatory holding period.

PSOs
•Annual grant of PSOs which cover a cumulative three-year performance period.
•The PSOs are eligible to vest between 0% and 200% based on the combined level of achievement of (i) a cumulative revenue performance goal and (ii) a cumulative adjusted EPS performance goal (each weighted at 50%).
•Share price of MSCI common stock must exceed exercise price for a participant to realize value.

For additional information about the LTIP, please see the discussion beginning on page 75 of this Proxy Statement.
Stock Ownership and Retention Requirements
Our stock ownership and retention guidelines require that all members of our Executive Committee (which includes senior leaders from across the Company who drive MSCI’s strategy and operations, including our NEOs) must hold shares equivalent, in the aggregate, to 25% of the “net shares” they receive (i.e., after payment of taxes, exercise price and related costs) from equity awards granted to them after January 1, 2022.
Our stock ownership and retention guidelines also feature stringent minimum stock ownership guidelines applicable to members of our Executive Committee, including our NEOs, that are among the highest in our peer group (including 12x base salary for our CEO and our President and COO). For additional information about our Stock Ownership and Retention Guidelines applicable to our NEOs, please see page 80 of this Proxy Statement.

16	MSCI | Proxy Summary
Engagement with Shareholders
We believe in proactive, ongoing engagement with our shareholders regarding our executive compensation programs and practices to better understand their viewpoints and to help ensure continued alignment of our compensation program with our shareholders’ interests. In our 2023 Corporate Responsibility Roadshow, we met with shareholders representing approximately 35.6% of our outstanding shares as of September 30, 2023 in individual meetings to discuss our corporate responsibility practices, including our executive compensation program.
In recent years, our shareholders have expressed overwhelming support for our executive compensation program, including at our 2023 annual meeting at which approximately 98.2% of the votes cast approved our “Say on Pay” advisory proposal. As indicated in the chart below, this represents the sixth consecutive year of “Say on Pay” approval of 96% or higher.

HIGH APPROVAL FOR THE LAST 6 YEARS
98.9%
98.2%
97.8%
96.8%
98.0%
98.2%
90.6%
90.0%
89.6%
88.3%
87.2%
88.7%
2018
2019
2020
2021
2022
2023
MSCI
S&P 500 Average

To read more about shareholder feedback relating to our Executive Compensation program, see the discussion on page 66 of this Proxy Statement.

Proposal 3 Ratification of the Appointment of MSCI’s Independent Auditor
The Board recommends a vote FOR this proposal.	See Page 101
The Audit and Risk Committee periodically reviews the engagement of the independent auditor to assess, among other things, the skills, experience, service levels and costs associated with conducting the annual audit of the Company’s financial statements. PwC has served as our independent auditor since March 2014.

Proposal 4 Shareholder Proposal to Report on “Chinese Military-Industry Companies” in Company Indices
The Board recommends a vote AGAINST this proposal.	See Page 102
You are being asked to vote on the shareholder proposal included in this Proxy Statement. The Board has provided its response immediately following the shareholder proposal and recommends a vote AGAINST the proposal for the reasons indicated in the response.

2024 PROXY STATEMENT	17

Proposal No. 1 Election of Directors
Our Board currently has 13 directors. Each director stands for election at each annual meeting of shareholders and holds office until his or her successor has been duly elected and qualified or the director’s earlier retirement, resignation, death or removal. Catherine R. Kinney will not be standing for re-election at the 2024 Annual Meeting and will be retiring from our Board, effective April 23, 2024. Concurrent with her retirement and immediately following the 2024 Annual Meeting, the size of the Board will be decreased to 12 directors. All of the nominees presented beginning on page 20 of this Proxy Statement are directors of MSCI as of March 13, 2024. All directors, other than Mr. Desai, were elected at the 2023 annual meeting of shareholders. The Board believes that each of the nominees brings strong skills and experience to the Board, giving the Board, as a group, the appropriate skills needed to exercise its oversight responsibilities and advise management with respect to the Company’s strategy, risks and opportunities.
Each nominee has indicated that he or she is willing and able to serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy vote will be cast for another person nominated by the Board, or the Board may elect to reduce its size.
VOTE REQUIRED AND RECOMMENDATION
The affirmative vote of a majority of the votes cast with respect to each director’s election at our 2024 Annual Meeting, at which a quorum is present, is required to approve Proposal No. 1. Abstentions and broker non-votes shall not be treated as votes cast. For additional information on the consequences for directors who do not receive a majority of votes cast, please refer to “What happens if a director does not receive a majority of the votes required for his or her re-election?” in Annex A.

Our Board recommends that you vote “FOR” the election of all twelve nominees named below. Proxies solicited by our Board will be voted “FOR” these nominees unless otherwise instructed.

18	MSCI | Proposal 1: Election of Directors
Director Core Competencies and Diversity
The following tables provide information regarding the director nominees, including the skills, experiences and attributes possessed by one or more of our director nominees that our Board believes are most relevant to the Board’s oversight of our strategy, risks and opportunities. We believe effective oversight comes from a Board that represents a diverse range of knowledge and perspectives that provides the collective skills, qualifications, backgrounds and experience necessary for sound governance and oversight. In 2023, we revised the below list of director competencies to focus on those that the Governance Committee believes are most relevant to the current needs of the Board.
Additional detail on each director nominee’s experiences and qualifications follows their biographies beginning on page 20 of this Proxy Statement.

EXECUTIVE LEADERSHIP
Directors who have served as CEOs, COOs or other senior executives possess critical experience setting and executing strategic priorities across complex organizations, which are necessary skills to help support our growth and the creation of shareholder value.

INVESTMENT INDUSTRY EXPERIENCE
Directors with expertise in the investment industry have a deep understanding of our key clients (e.g., asset owners, asset managers, financial intermediaries, wealth managers, private assets investment professionals and corporates) and the use-cases for our product offerings, which provides us with valuable market and client insights.

GLOBAL PERSPECTIVE
As a company with significant global operations, with businesses tied to the global capital markets and with global client and employee bases, we value directors on the MSCI Board with a global perspective who have worked outside of the United States or who have other substantial management or operational experience with international teams or organizations.

REGULATORY, GOVERNMENT AND PUBLIC POLICY ENGAGEMENT
Directors who have significantly interacted with, or who have served as, government officials, regulators or policymakers, provide important guidance and insight on managing complex regulatory and public policy issues affecting MSCI around the world.

CORPORATE DEVELOPMENT
Directors with relevant experience identifying, assessing and executing corporate development opportunities provide insight to us as we define priorities to expand our business through mergers, partnerships and acquisitions. We believe expertise in these areas allows our Board to oversee our corporate opportunities and our efforts to grow our business and maximize return for our shareholders.

FINANCIAL REPORTING AND CAPITAL ALLOCATION
We utilize a variety of financial targets and metrics, and an understanding of accounting, financial planning, financial reporting and financial controls structures is critical to how we measure our performance and report to our investors. Additionally, we value directors who have significant experience with corporate financing activities and equity and debt markets to support appropriate oversight of our capital structure.

CORPORATE/ENTERPRISE RISK MANAGEMENT
In light of the Board’s role overseeing corporate/enterprise risk management and understanding the most significant risks facing MSCI, including strategic, market, operational, financial, legal, regulatory and reputational risks, we seek directors with experience in corporate/enterprise risk management and oversight.

CLIENT RELATIONS, MARKETING AND BRAND DEVELOPMENT
Client-centricity is essential for us to understand and support our clients’ needs. In addition, marketing and brand development are increasingly important to growing our client relationships and footprint. Experience in these areas contributes to the Board’s understanding of changing market conditions and trends and helps us better deploy our innovative tools and solutions to our clients.

DIGITAL, DATA AND CYBERSECURITY EXPERTISE
Directors with expertise in current relevant technology and data issues, including cybersecurity, digital transformation, data security and privacy, big data and analytics, enterprise software and emerging technologies, provide important insights and oversight with respect to the use of technology to optimize and secure our operations, drive efficiencies and product development, and deliver our solutions more effectively to our clients.

ESG AND CLIMATE PRACTICES
Experience with ESG or climate practices, goals, tools and strategies used by investors helps us support the needs of our clients, as we enable their efforts to integrate ESG and climate considerations into their investment processes. Additionally, experience with corporate ESG or climate practices, including initiatives such as setting carbon reduction targets or DE&I strategies, contributes to the Board’s oversight of MSCI’s corporate practices in these areas.

HUMAN CAPITAL MANAGEMENT
MSCI is committed to maintaining a performance culture and a high level of employee engagement. Experience in talent management (attraction, development and retention), executive compensation, succession planning, DE&I and culture are important areas of Board oversight, including with respect to relevant regulatory or financial considerations or shareholder perspectives.

2024 PROXY STATEMENT	19

DIRECTOR CORE COMPETENCIES

Executive Leadership	●	●	●	●	●	●	●	●	●		●	●
Investment Industry Expertise			●	●		●	●	●	●	●		●
Global Perspective	●	●	●	●	●		●	●	●	●	●
Regulatory, Government and Public Policy Engagement				●			●
Corporate Development	●	●	●	●	●		●			●	●	●
Financial Reporting and Capital Allocation	●		●	●		●			●	●		●
Corporate/Enterprise Risk Management	●	●	●	●		●	●	●	●		●	●
Client Relations, Marketing and Brand Development	●	●		●	●		●	●	●
Digital, Data and Cybersecurity Expertise		●	●		●	●		●			●
ESG and Climate Practices				●	●	●	●		●
Human Capital Management	●	●	●	●	●	●	●		●	●	●

TENURE/AGE/GENDER/INDEPENDENCE
Tenure	10	<1	9	16	2	7	1	4	16	6	2	4
Age	64	53	68	65	58	65	59	54	63	57	59	67
Gender	M	M	M	M	F	M	M	M	F	M	M	F
Independence	●	●	●		●	●		●	●	●	●	●

DIVERSITY/BACKGROUND
African American/Black										●
Alaskan Native/Native American
Asian/South Asian		●									●
Caucasian/White	●		●		●	●	●	●	●			●
Hispanic/Latino				●
Native Hawaiian or Pacific Islander
Two or More Races
LGBTQ+
Born Outside of the U.S.	●	●		●		●	●	●			●

DIRECTOR DIVERSITY	DIRECTOR INDEPENDENCE	DIRECTOR TENURE	DIRECTOR AGE

20	MSCI | Proposal 1: Election of Directors
2024 Director Nominees

Director since: 2013 Age: 64 years old Committees: Audit Committee (Member) Governance Committee (Member)	ROBERT G. ASHE	Independent Lead Director

Mr. Ashe retired from IBM Corporation (“IBM”) in January 2012, where he had most recently served as General Manager of Business Analytics from 2010 to 2012 and before that as General Manager of Business Intelligence and Performance Management since 2008, following IBM’s acquisition of Cognos Inc. (“Cognos”), a Canadian provider of business intelligence and performance management software. Mr. Ashe worked for Cognos from 1984 to 2008, holding various executive positions, including most recently President and Chief Executive Officer from 2004 to 2008, President and Chief Operating Officer from 2002 to 2004 and Chief Corporate Officer from 2001 to 2002, during a portion of which time he also served as Chief Financial Officer. He also held various Senior Vice President positions in Worldwide Field Operations, Products and Application Development Tools from 1996 to 2001. Prior to that, he held various Vice President roles within Product Development and Corporate Finance. Mr. Ashe holds an Honours Bachelor of Commerce with a major in Accounting from the University of Ottawa. Mr. Ashe is also a Certified Public Accountant in Canada.
CURRENT OTHER PUBLIC COMPANY DIRECTORSHIPS:
Shopify Inc. (December 2014 to present)
PRIOR OTHER PUBLIC COMPANY DIRECTORSHIPS:
ServiceSource International, Inc. (March 2013 to May 2020) and Halogen Software Inc. (February 2013 to April 2017)
QUALIFICATIONS:
We believe that Mr. Ashe’s over 30 years of experience, including his oversight of finance, product marketing, software development, revenue growth initiatives and strategic transactions, render him qualified to serve as one of our directors. While at Cognos, a maker of business intelligence and performance management software, and where he served as both CEO and CFO, he executed strategic acquisitions and led the successful integration of Cognos following its acquisition by IBM, which experience provides the Board and management with valuable perspectives on the Company’s investment, organic growth and acquisition strategies. As a former CFO, he has also acquired expertise in corporate finance and accounting, financial reporting and internal controls. His experience in the technology sector also allows him to provide valuable insights on MSCI’s technology strategy and usage. As a director of other public company boards, the former CEO of a public company and the lead director of a public technology company, Mr. Ashe also brings to the Board insight with respect to the Board’s roles and responsibilities and corporate governance that are vital to his leadership of the Board in his role as our Lead Director.

2024 PROXY STATEMENT	21

Director since: 2024 Age: 53 years old Committees: Strategy Committee (Member)	CHIRANTAN “CJ” DESAI	Independent Director

Chirantan “CJ” Desai currently serves as President and Chief Operating Officer for ServiceNow, Inc. (“ServiceNow”), a role he has held since January 2023. He joined ServiceNow in December 2016 and served as Chief Operating Officer from January 2022 until January 2023, Chief Product and Engineering Officer from March 2021 to January 2022 and Chief Product Officer from December 2016 to March 2021. Before ServiceNow, Mr. Desai served in various roles at EMC from September 2013 to December 2016, including as the President of the Emerging Technologies Division from September 2014 to December 2016. Prior to joining EMC, Mr. Desai held several leadership roles at Symantec Corporation from November 2004 to September 2013, including as Executive Vice President of Information Management from January 2013 to September 2013 and as Senior Vice President and General Manager of Symantec's Endpoint and Mobility Group from May 2011 to May 2012. Mr. Desai began his career with Oracle Corporation and was a key member of the team that launched Oracle’s first cloud service. Mr. Desai holds a Masters degree in Computer Science and an M.B.A. from the University of Illinois at Urbana-Champaign.
PRIOR OTHER PUBLIC COMPANY DIRECTORSHIPS:
Zebra Technologies Corporation (December 2015 to May 2023)
QUALIFICATIONS:
We believe that Mr. Desai’s extensive experience in the technology industry and his deep knowledge of trends across the technology ecosystem, including with data-driven businesses, cloud-based tools and AI render him qualified to serve as one of our directors. His oversight of products, platform, AI, design, engineering, cloud infrastructure and customer success support deep knowledge of enterprise-wide operations, product development and the collection and analysis of data, in particular for enterprise clients similar to those MSCI supports. At ServiceNow, he has also been instrumental in driving growth and innovation, including embedding enterprise AI capabilities into the company’s products. His expertise also includes integrating acquisitions and overseeing the growth of new businesses lines.

Director since: 2015 Age: 68 years old Committees: Audit Committee (Member) Compensation Committee (Member)	WAYNE EDMUNDS	Independent Director

Mr. Edmunds previously served as the Interim Group Chief Executive of BBA Aviation plc from July 2017 to March 2018. He previously served as Chief Executive Officer of Invensys plc at Invensys Systems, Inc. (“Invensys”) from 2011 until his retirement in 2014. Previously, Mr. Edmunds was Chief Financial Officer of Invensys. Prior to joining Invensys in 2008, Mr. Edmunds was Senior Vice President of Finance at Reuters America, Inc. from 2005 to 2008. Mr. Edmunds served as the Chief Financial Officer of Innovance Networks Inc. (“Innovance”) from 2000 to 2004, where he was responsible for financial planning and operations. Prior to joining Innovance, Mr. Edmunds held other senior management roles in the technology sector, including working 17 years at Lucent Technologies, Inc., where he served as Vice President of Finance for the Optical Networking Division and as Vice President of Marketing and Business Development and was responsible for Europe, Middle East and Africa operations. Mr. Edmunds began his career at Amerada Hess Oil as an analyst in Corporate Treasury. Mr. Edmunds holds a Bachelor of Arts in accounting from Rutgers University and an M.B.A. in finance from Pace University.
PRIOR OTHER PUBLIC COMPANY DIRECTORSHIPS:
Signature Aviation plc (August 2013 to June 2021), Dialight plc (January 2016 to August 2019) and Ashtead Group plc (February 2014 to September 2018)
QUALIFICATIONS:
We believe that Mr. Edmunds’ extensive insight into global companies in the technology sector and memberships on the Boards of multiple international companies render him qualified to serve as one of our directors. As the former CEO and CFO of several large companies, and through his board and committee memberships, he has accumulated extensive experience in corporate finance and accounting, financial reporting and internal controls, human resources and compensation, which contribute to his service on our Audit Committee and Compensation Committee.

22	MSCI | Proposal 1: Election of Directors

Director since: 2007 Age: 65 years old	HENRY A. FERNANDEZ	Chairman and CEO

Mr. Fernandez has served as Chairman of our Board since 2007 and as our CEO and a director since 1998. He served as head of the MSCI business from 1996 to 1998 and as President from 1998 to October 2017. MSCI was previously a business unit within Morgan Stanley prior to its IPO in 2007. Before leading MSCI, he was a Managing Director at Morgan Stanley, where he worked from 1983 to 1991 and from 1994 to 2007, in emerging markets business strategy, equity derivatives sales and trading, mergers and acquisitions, and corporate and mortgage finance. Mr. Fernandez holds a Bachelor of Arts in economics from Georgetown University, an M.B.A. from the Stanford University Graduate School of Business and pursued doctoral studies in economics at Princeton University.
CURRENT OTHER PUBLIC COMPANY DIRECTORSHIPS:
Royalty Pharma plc (August 2020 to present)
QUALIFICATIONS:
We believe that Mr. Fernandez’s extensive experience and leadership in the financial services industry as well as his unparalleled knowledge of MSCI and its business render him qualified to serve as one of our directors. As MSCI’s Chief Executive Officer, he brings significant senior leadership, and direct knowledge and experience, in the Company’s culture, business development, strategy, growth and long-term success. In addition, as the lead director of another public company, Mr. Fernandez also brings to the Board additional experience and insight with respect to the Board’s roles and responsibilities and corporate governance.

Director since: 2022 Age: 58 years old Committees: Audit Committee (Member) Governance Committee (Member)	ROBIN L. MATLOCK	Independent Director

Ms. Matlock previously served as the Senior Vice President and Chief Marketing Officer of VMware, Inc. (“VMware”), a publicly held software virtualization company recently acquired by Broadcom Inc., a position she held from 2013 to June 2020. Ms. Matlock previously served as Vice President, Corporate Marketing at VMware from 2009 to 2013. Before VMware, Ms. Matlock served as Executive Vice President and General Manager of Imperva Inc., a cybersecurity software and services company. Prior to that, she held executive positions in a number of technology companies, including McAfee, Entercept Security Technologies and Symantec Corporation. Ms. Matlock has also served as a director of been active as a director and advisor of private technology companies, including Cohesity, Inc., People.ai and Dremio Corporation, for a number of years. She earned her Bachelor of Arts degree in Economics and Music from Rice University.
CURRENT OTHER PUBLIC COMPANY DIRECTORSHIPS:
Iron Mountain Incorporated (July 2019 to present)
QUALIFICATIONS:
We believe that Ms. Matlock’s experience in the areas of go-to-market and marketing strategy, client insight and technological innovation render her qualified to serve as one of our directors.  Her prior experience in marketing, digital solutions and business development in a leading technology company, and her current experience as a director and advisor to a number of private technology companies, add to her deep understanding of the technology sector and the importance of client centricity. Her public company board experience also enables her to contribute valuable insights into corporate governance and the Board’s role in risk oversight.

2024 PROXY STATEMENT	23

Director since: 2017 Age: 65 years old Committees: Compensation Committee (Chair) Strategy Committee (Member)	JACQUES P. PEROLD	Independent Director

Mr. Perold was president of Fidelity Management & Research Company, the investment advisor for Fidelity’s family of mutual funds, until his retirement in 2014. From 2001 to 2009, Mr. Perold was president of Geode Capital Management, LLC, a sub-advisor to Fidelity. He is currently a trustee of New York Life Insurance Company’s MainStay mutual funds, a trustee of Partners in Health, and a co-founder and Chairman of CapShift, a company focused on enabling impact investments from donor-advised funds and foundations. Mr. Perold holds a Bachelor of Arts degree in economic history from the University of Cape Town and a post-graduate Bachelor of Arts Honours degree in sociology from the University of Cape Town.
CURRENT OTHER PUBLIC COMPANY DIRECTORSHIPS:
Allstate Corporation (December 2015 to present)
QUALIFICATIONS:
We believe that Mr. Perold’s over 30 years of experience and leadership in strategy and operations at one of the world’s largest asset management firms render him qualified to serve as one of our directors. Mr. Perold’s role in leading investments and operations for a global investment firm as well as serving as the founder of an investment advisory firm also provides the Board with valuable insight into the Company’s asset management client segment. In addition, his role as a senior business leader who oversaw compensation programs and goals provides knowledge of the role and responsibilities of our Compensation Committee.

Director since: 2023 Age: 59 years old	C.D. BAER PETTIT	Director, President and Chief Operating Officer

Mr. Pettit joined MSCI in 2000 and has served as MSCI’s President since October 2017 and Chief Operating Officer since January 2020, having previously served as Chief Operating Officer from 2015 to 2017. He is responsible for MSCI’s commercial and operational functions, including client coverage, marketing, product management, research and product development, technology and operations. He previously served as MSCI’s Head of Products, Head of Index Products, Head of Marketing and Head of Client Coverage. Mr. Pettit holds a Master of Arts degree in history from Cambridge University and a Master of Science degree from the School of Foreign Service at Georgetown University.
QUALIFICATIONS:
We believe that Mr. Pettit’s over 20 years of experience with MSCI, including his oversight of the Company’s commercial and operational functions, render him qualified to serve as one of our directors. He brings to the Board industry and business acumen in addition to in-depth knowledge about MSCI’s business, clients, products, technology and long-term strategy, as well as extensive experience overseeing day-to-day operations.

24	MSCI | Proposal 1: Election of Directors

Director since: 2020 Age: 54 years old Committees: Governance Committee (Member) Strategy Committee (Chair)	SANDY C. RATTRAY	Independent Director

Mr. Rattray retired from Man Group plc in September 2021, having served as Chief Investment Officer from 2017 to September 2021. He previously served as Chief Executive Officer of Man AHL from 2013 to 2017 and Chief Investment Officer of Man Systematic Strategies from 2010 to 2013. Prior to holding such positions, he held several other senior leadership positions at Man Group. Before joining GLG Partners, which was later acquired by Man Group in 2007, he spent 15 years at Goldman Sachs where he held various positions, including Managing Director and head of the Fundamental Strategy Group. Mr. Rattray also sits on the MSCI Advisory Council. He holds a Master’s degree in Natural Sciences and Economics from the University of Cambridge and a Licence Spéciale from the Université Libre de Bruxelles. He is also a governor of the Southbank Centre in London.
QUALIFICATIONS:
We believe that Mr. Rattray’s over 25 years of experience in the global investment industry, including his focus on the technological innovation impacting the industry, render him qualified to serve as one of our directors. In particular, his background in finance at a leading, technology-focused asset management firm enables him to provide insights into our clients, operational and risk management, and our commercial strategy.

Director since: 2007 Age: 63 years old Committees: Compensation Committee (Member) Governance Committee (Chair)	LINDA H. RIEFLER	Independent Director

Ms. Riefler retired from Morgan Stanley in February 2013, where she served as the Chair of Global Research from June 2011 to February 2013 and as the Global Head of Research from 2008. She was the Chief Talent Officer of Morgan Stanley from 2006 to 2008. In these roles she served on both the Management Committee and the Operating Committee of Morgan Stanley. Ms. Riefler joined Morgan Stanley in 1987 in the Capital Markets division and was appointed a Managing Director in 1998 while in the Research division. Ms. Riefler holds a Bachelor of Arts in economics from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.
CURRENT OTHER PUBLIC COMPANY DIRECTORSHIPS:
CSX Corporation (March 2017 to present)
QUALIFICATIONS:
We believe that Ms. Riefler’s in-depth knowledge of talent management, risk management, company valuation and the global capital markets render her qualified to serve as one of our directors. Because Ms. Riefler has been associated with the Company since 2005 and has played an important role in the Board’s oversight of the Company’s strategic direction, the Board believes that her knowledge of the Company and its businesses gives her unique insight into long-term growth opportunities and strategies. The knowledge that Ms. Riefler acquired as the Global Head of Research and the Chief Talent Officer of Morgan Stanley also enables her to advise the Company on its commercial and talent strategies. She has also gained expertise in governance and corporate responsibility as the Chair of the Governance and Sustainability Committee of a public company and through her service on the executive leadership team of Stanford Women on Boards. In 2023, Ms. Riefler was recognized for outstanding work by an independent director at Governance Intelligence’s Corporate Governance Awards.

2024 PROXY STATEMENT	25

Director since: 2017 Age: 57 years old Committees: Audit Committee (Chair) Strategy Committee (Member)	MARCUS L. SMITH	Independent Director

Mr. Smith was the Chief Investment Officer, Canada Equity, and a portfolio manager at MFS Investment Management (“MFS”) until his retirement in April 2017. As a portfolio manager, he was responsible for managing the MFS Institutional International Equity Portfolio and the International Concentrated Portfolio. He joined MFS in 1994 and held a variety of positions, including Chief Investment Officer (Asia) from 2010 to 2012, based in Boston, Director of Asian Research from 2005 to 2009, based in Singapore, and Equity Analyst from 1995 to 2000, based in London. Mr. Smith currently serves as a trustee for certain Eaton Vance funds. Mr. Smith holds a Bachelor of Science from the University of Mount Union and an M.B.A. from the Wharton School at the University of Pennsylvania.
CURRENT OTHER PUBLIC COMPANY DIRECTORSHIPS:
First Industrial Realty Trust, Inc. (February 2021 to present)
PRIOR OTHER PUBLIC COMPANY DIRECTORSHIPS:
DCT Industrial Trust, Inc. (October 2017 to August 2018)
QUALIFICATIONS:
We believe that Mr. Smith’s extensive experience in global financial markets and as an investment professional, including experience in Asia and Europe, render him qualified to serve as one of our directors. As a former Chief Investment Officer at a large investment company, Mr. Smith brings significant leadership experience, investment and financial expertise, and knowledge of our clients and the asset management industry to the Board. He brings a strong investor viewpoint to the boardroom and infuses discussions with insights from shareholder, capital markets and capital allocation perspectives.

Director since: 2021 Age: 59 years old Committees: Audit Committee (Member)	RAJAT TANEJA	Independent Director

Mr. Taneja is currently the President of Technology for Visa Inc. (“Visa”), a role he has held since September 2019. He joined Visa in November 2013 and served as Executive Vice President of Technology and Operations until August 2019. Prior to joining Visa, Mr. Taneja was Executive Vice President and Chief Technology Officer of Electronic Arts Inc. from October 2011 until November 2013. From August 1996 until October 2011, he served in various roles at Microsoft Corporation (“Microsoft”), including as the Corporate Vice President, Commerce Division. At Microsoft, Mr. Taneja led the development and deployment of commerce and transaction technologies across its connected services, the company’s online digital advertising platforms and its first business online service offering. Mr. Taneja holds a Bachelor of Engineering from Jadavpur University and an M.B.A. from Washington State University.
PRIOR OTHER PUBLIC COMPANY DIRECTORSHIPS:
Ellie Mae, Inc. (June 2015 to April 2019)
QUALIFICATIONS:
We believe that Mr. Taneja’s over 30 years of experience in global technology, innovation and research and development render him qualified to serve as one of our directors. At Visa, Mr. Taneja has been involved with significant investments in the company’s technology infrastructure and oversees the application of technology across the business. This experience allows him to provide invaluable insight into the continuing transformation of MSCI’s data and technology capabilities and related risks and opportunities. His experience also includes overseeing cybersecurity risk and transformational technology initiatives, including relating to the implementation of artificial intelligence at a global enterprise. In 2023, Mr. Taneja was recognized by Business Insider as one of the “AI 100” top people in AI.

26	MSCI | Proposal 1: Election of Directors

Director since: 2020 Age: 67 years old Committees: Compensation Committee (Member) Strategy Committee (Member)	PAULA VOLENT	Independent Director

Ms. Volent is currently Vice President and Chief Investment Officer at The Rockefeller University, a role she has held since August 2021. She previously served as Senior Vice President for Investments and Chief Investment Officer at Bowdoin College from 2006 to June 2021, Vice President for Investments at Bowdoin College from 2002 to 2006, and Associate Treasurer at Bowdoin College from 2000 to 2002. Prior to joining Bowdoin College in 2000, Ms. Volent served as a Senior Associate at the Yale Investments Office, and before focusing on endowment management, she worked as a paper conservator. She holds a Bachelor of Arts from the University of New Hampshire, an M.B.A. from Yale School of Management and a Master of Arts degree from the Institute of Fine Arts, New York University.
CURRENT OTHER PUBLIC COMPANY DIRECTORSHIPS:
1stdibs.com, Inc. (June 2021 to present)
QUALIFICATIONS:
We believe that Ms. Volent’s experience as a Chief Investment Officer at a number of institutions, including as a nationally recognized investment professional, and her deep engagement with the global investment community render her qualified to serve as one of our directors. In particular, Ms. Volent brings significant expertise in alternative investments and provides important insights regarding our asset owner and endowment client segment.

2024 PROXY STATEMENT	27

Corporate Governance
Corporate Governance Practices
MSCI’s Board of Directors adheres to governance principles designed to ensure the continued effectiveness of the Board and excellence in the execution of its duties. The Board has in place a set of Corporate Governance Policies reflecting these principles, including the Board’s policy of requiring a significant majority of the Board to be comprised of independent directors; the importance of reflecting a diversity of occupational and personal backgrounds and experience on the Board, including with respect to diversity, age and skills; and the practice of regularly scheduled executive sessions, including sessions of independent directors without members of management at each quarterly Board meeting.
MSCI also has a Code of Ethics and Business Conduct for directors, executive officers and employees, which is reviewed annually by the Board. Any amendment to, or waiver of, the Code of Ethics and Business Conduct that applies to one of our directors or executive officers may be made only by the Board or a Board committee.
Corporate Governance Highlights

•All director nominees except our CEO and our President and Chief Operating Officer (“COO”) are independent.
•Strong, independent Lead Director and independent Board committees.
•One share, one vote.
•Annual election of directors.
•Proxy access.
•Shareholder right to call a special meeting at 15% ownership threshold.
•Majority vote for uncontested elections and plurality standard for contested elections.
•No shareholder rights plan (i.e., a poison pill).
•Risk oversight by full Board and Committees, including Board oversight of enterprise risk management, IT/cyber risk and other areas.

•Demonstrated commitment to Board refreshment.
•Annual Board, committee and director evaluations, with third-party evaluation firm engaged periodically.
•Executive session of independent directors held after each quarterly Board meeting.
•Limits on multiple board service.
•Robust director share ownership and retention guidelines.
•Annual review of Code of Ethics and Business Conduct, committee charters and Corporate Governance Policies.
•Annual off-season shareholder engagement focused on corporate responsibility topics, with director participation.
•Full Board participation in succession and progression planning.
•Targeted director education program.

28	MSCI | Corporate Governance
Composition and Board Refreshment
Director Qualifications
The Governance Committee’s charter requires it to review candidates’ qualifications for membership on the Board or a committee of the Board, including making a specific determination as to the independence of each candidate based on criteria approved by the Board (and taking into account the enhanced independence, financial literacy and financial expertise standards that may be required under applicable law or NYSE rules for audit committee membership purposes, and heightened independence standards that may be required under applicable law or NYSE rules for compensation committee membership purposes). If the Governance Committee determines that adding a new director is advisable, it will recommend such individual to the Board for appointment as a member of the Board and any committees, as applicable.
Consistent with our Corporate Governance Policies, when appointing directors, the Board seeks members who combine sound business judgment, professionalism and a broad spectrum of experience and expertise with a reputation for the highest standards of ethics and integrity. Directors should have experience in positions with a high degree of responsibility, be leaders or senior managers in the companies or institutions with which they are or were affiliated and be selected based upon contributions they can make to the Board and management and their ability to represent and advance the interests of the Company and its shareholders.
Director Diversity
The Board has a demonstrated commitment to maintaining diverse representation, with approximately 58% percent of our current director nominees being composed of racially, ethnically and/or gender diverse members. The Board believes that its membership should reflect a diversity of occupational and personal backgrounds and experiences. In identifying nominees, the Board considers a number of factors including diversity of skills, experiences, backgrounds and perspectives. In the Board’s selection of director nominees, the Board also abides by MSCI’s commitment to managing our business in an environment free from discrimination, consistent with the MSCI Global Human Rights Policy.
Prior to Ms. Kinney’s retirement and Mr. Desai’s appointment, the percentage of women represented on the Board was approximately 33%. As part of our continued board refreshment efforts, the Board appointed Mr. Desai in 2024 due to his specific experience and qualifications in a data-driven business and his knowledge of using artificial intelligence in client-facing products. The Board is cognizant that after the 2024 Annual Meeting, the Board’s gender diversity will be reduced to 25%.
The Governance Committee is actively engaged in a search for additional director candidates, including gender diverse candidates, to expand the board’s skills in other areas, and the Board currently expects to appoint a new member before the 2025 annual meeting of shareholders. The Board is committed to increasing the percentage of women represented on the Board in the future to once again achieve a Board composition of at least 30% gender diverse directors.
Tenure and Board Refreshment
Our Board has shown an ongoing commitment to Board refreshment and to having highly qualified, independent perspectives in the boardroom. Six of the Company’s director nominees, or 50% of the Company’s director nominees, have been added to the Board since the beginning of 2019. The average tenure of the independent director nominees is currently 6.2 years. The average tenure is 6.6 years if Mr. Fernandez and Mr. Pettit are included. Also, under our Corporate Governance Policies, directors should not stand for re-election following their 72nd birthday. To date, the Board has not granted a waiver to this retirement policy. Since 2020, three directors, including Catherine R. Kinney, have retired or will have retired following their 72nd birthday, and one director decided not to stand for re-election. These retirements and decisions have provided us with opportunities for Board refreshment.

April 25, 2019	February 26, 2020	April 28, 2020	April 27, 2021	June 1, 2021	June 1, 2022	January 30, 2023	March 11, 2024	April 23, 2024

Wendy E. Lane retired	Paula Volent and Sandy C. Rattray appointed	Alice W. Handy and George W. Siguler retired	Benjamin DuPont retired	Rajat Taneja appointed	Robin Matlock appointed	Baer Pettit appointed	Chirantan “CJ” Desai appointed	Catherine R. Kinney retires

2024 PROXY STATEMENT	29
We also periodically rotate committee assignments and committee chair positions. Committee chairs historically have typically served approximately 4 to 6 years on average in order to facilitate rotation of committee chairs while preserving experienced leadership. In 2023, we rotated committee assignments in light of recent director appointments, as described below.

BOARD MEMBER INDEPENDENCE
Other than Mr. Fernandez, our CEO, and Mr. Pettit, our President and COO, each of our director nominees has been determined by the Board to be an “independent director” under the rules of the NYSE, which require that the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).
DIRECTOR RETIREMENT: CATHERINE R. KINNEY

Catherine R. Kinney, who joined the Board in 2009, is not standing for reelection at the 2024 Annual Meeting following her reaching 72 years of age. The Board thanks Ms. Kinney for her commitment to the Company’s shareholders, employees and other stakeholders. She has made meaningful contributions to the Company during her over 14 years of service on the Board, including as a member of our Governance Committee, our Compensation Committee and our Strategy Committee.

RECENT DIRECTOR APPOINTMENT
COMMITTEE ROTATIONS
In 2023, the Board evaluated the composition of its committees, and in April 2023, the Board effectuated the following changes:
•Appointed Marcus L. Smith as the Chair of the Audit Committee, and removed him from the Compensation Committee.
•Appointed Jacques P. Perold as the Chair of the Compensation Committee, and removed him from the Governance Committee.
•Appointed Linda H. Riefler as the Chair of the Governance Committee, and removed her from the Audit Committee.
•Appointed Sandy C. Rattray as the Chair of the Strategy Committee, appointed him to the Governance Committee and removed him from the Audit Committee.
•Appointed Robin Matlock to the Audit Committee.
•Appointed Paula Volent to the Compensation Committee, and removed her from the Governance Committee.
In 2024, we appointed Robert G. Ashe to the Governance Committee, and removed him from the Strategy Committee.

•Chirantan “CJ” Desai, a new director appointed to the Board since the 2023 Annual Meeting, was identified and evaluated through a director search process overseen by the Governance Committee and undertaken with the assistance of a director search firm.
•His experience as the President and Chief Operating Officer of one of the world’s leading enterprise software companies, overseeing enterprise-wide operations, including products, platform, AI, design, engineering, cloud infrastructure and customer success, provides invaluable insight to the MSCI Board.
•At ServiceNow, he has been instrumental in driving the company’s growth and innovation strategy, including embedding enterprise AI capabilities into the company’s products.
•The Board appointed Mr. Desai to the Strategy Committee.

Director Re-Nomination
The Governance Committee also assesses the performance of current directors in its evaluation of current directors for re-nomination to the Board or re-appointment to any Board committees.

30	MSCI | Corporate Governance
New Director Search Process
Our newest director, Chirantan “CJ” Desai, was appointed to the Board in March 2024. His experience as the President and Chief Operating Officer of one of the world’s leading enterprise software companies, overseeing enterprise-wide operations from innovation to execution, will allow him to offer invaluable insight to the MSCI Board. The appointment of Mr. Desai was the result of the search process outlined below.

1 DIRECTOR RECRUITMENT PROCESS
The Governance Committee, with the feedback of the full Board, identifies key skills that would best serve the future needs of the Board and the Company, including by considering feedback from the Board’s annual self-evaluation process.
Pursuant to the authority granted in its charter, the Governance Committee retains a professional search firm to assist in the process of identifying and evaluating potential director candidates. The Governance Committee instructs the search firm to focus on candidates with relevant experience and to seek a diverse slate of candidates. Using a search firm provides additional assurance to the Governance Committee that it is conducting a comprehensive search and evaluating a broad and diverse pool of potential candidates. Additionally, the Governance Committee solicits input from the Board.

2 IDENTIFICATION AND INTERVIEW OF CANDIDATES
From the candidates provided by the third-party search firm, where applicable, as well as input from directors, the Governance Committee identifies a short list of high-potential candidates, and the search firm then conducts an initial assessment of these candidates’ skills, experience, background and availability to commit to Board service.
The Chair of the Governance Committee meets with a number of candidates. Certain candidates also meet with members of the Governance Committee, the Chairman and the Lead Director.

3 BOARD DECISION AND NOMINATION	The Governance Committee presents qualified candidates to the Board. In reviewing the potential candidates, the Board takes into account the qualifications discussed in “Director Qualifications” of this Proxy Statement and in MSCI’s Corporate Governance Policies. Upon completion of its assessment, the Governance Committee reports its recommendations for nominations to the full Board. Following discussion of a candidate’s qualifications and consideration of the independence of such candidate, where applicable, the Board formally appoints the candidate to the Board.

4 NEW DIRECTORS
•The Board appointed Chirantan “CJ” Desai to the Board, effective March 11, 2024.
•Mr. Desai’s qualifications include:
•Extensive experience in the technology industry and deep knowledge of trends across the technology ecosystem, including with data-driven businesses, cloud-based tools and AI.
•Oversight of enterprise-wide operations, including products, platform, AI, design, engineering, cloud infrastructure and customer success that support best practices in product development, technology infrastructure, data collection and analysis, and go-to-market strategy, especially for enterprise clients similar to those MSCI supports.
•Being instrumental in driving ServiceNow’s growth and innovation, including embedding enterprise AI capabilities into the company’s products.

Proxy Access
Our Bylaws permit a shareholder, or a group of up to 20 shareholders, owning at least three percent of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s annual meeting proxy materials director nominees constituting the greater of two directors or twenty percent of the total number of directors on the Board, provided that such shareholder(s) and nominee(s) satisfy the requirements specified in the Bylaws.

2024 PROXY STATEMENT	31
Shareholder Right to Call a Special Meeting
In response to shareholder engagement, we amended our Bylaws in 2024 to permit shareholders of record or beneficial owners holding not less than 15% of our outstanding shares continuously for at least one year the right to call a special meeting of shareholders.
Board Culture
The Board has established a boardroom dynamic that supports informed decision making and oversight. One of the hallmarks of the Board’s culture is meaningful and robust discussion, where views are thoroughly debated based on each director’s unique background, skills and opinions. Directors are expected to, and do, ask hard questions of management and of each other. Each member of the Board is also committed to maximizing shareholder value and promoting shareholder interests, and members of our Board regularly interact directly with our shareholders.

ENGAGEMENT WITH MANAGEMENT: Directors regularly meet with senior management and continuously assess performance during meetings and other interactions. Our Corporate Governance Policies provide that each Board member has complete and open access to senior members of MSCI management.
We have also paired independent Board members with members of our Executive Committee for sponsorship of inclusive leadership initiatives.
REFRESHMENT: Our Board is committed to active refreshment – 50% of our director nominees have tenures of less than five years.
INDEPENDENCE: Having an independent Lead Director, all independent committee chairs and members, a significantly independent Board and a practice of independent director sessions following each Board meeting fosters a Board culture of open discussion and deliberation, with an unbiased evaluation of risks and opportunities.

DIVERSITY: Our Board is committed to diversity within its membership. Based on gender and ethnic diversity, our director nominees are currently over 58% diverse. The search process for any new director includes diverse talent, and any search firm is instructed to identify a diverse slate of candidates.
SHAREHOLDER INTERESTS: The Board believes that candid and specific feedback from shareholders will enhance MSCI’s governance, corporate responsibility and compensation practices and the Board receives regular reports from management on meetings with shareholders and analysts. In 2023, our directors and senior leaders engaged with shareholders to discuss MSCI’s business, strategy and corporate responsibility efforts.
We value direct shareholder feedback, and we regularly invite shareholders to speak directly with our Board at regular Board meetings.

OPEN DISCUSSION: Our Board emphasizes full and open discussion and debate. Mr. Ashe, our Lead Director, facilitates constructive discussion among independent directors and committee chairs and provides feedback to the Chairman to enhance Board leadership and culture.
EVALUATION: Each year, our directors formally evaluate the effectiveness of the Board through a thorough and candid self-assessment. Among other topics, this self-assessment seeks feedback on the Board’s culture, leadership structure, committee effectiveness, continuing education, skills and expertise, and other areas.
ORIENTATION AND DIRECTOR EDUCATION: The Board’s orientation and education processes foster a culture of continuing education. As part of the director orientation program, a new director meets with all members of the Management Committee and all MSCI business heads.

32	MSCI | Corporate Governance
Structure of our Board
Substantially Independent Board

Under the MSCI Corporate Governance Policies, the full Board affirmatively determines the independence of directors and reviews the financial and other relationships between the independent directors and MSCI as part of its assessment of director independence. The Governance Committee also makes specific determinations as to the independence of each candidate when reviewing candidates’ qualifications for membership on the Board or a committee of the Board. Director independence is also monitored by the full Board on an ongoing basis.
Our Corporate Governance Policies provide that the Board should have a significant majority of independent directors meeting the independence requirements of the NYSE. Currently, a significant majority of the

All of our non-employee directors are independent
directors on our Board are independent. As of February 29, 2024, there are 13 directors on our Board, comprised of: (i) our Chairman and CEO; (ii) our President and COO; and (iii) 11 independent directors. Our Board has determined that each of Messrs. Ashe, Desai, Edmunds, Perold, Rattray, Smith, and Taneja and Mmes. Kinney, Matlock, Riefler and Volent is independent in accordance with the requirements of our Corporate Governance Policies, which follow NYSE rules and guidelines. In making such determinations, there were no material transactions, relationships or arrangements not disclosed in this Proxy Statement under “Other Matters—Certain Transactions” to be considered by the Board in determining whether each director was independent. Therefore, 11 of our 13 current directors are independent. Following the retirement of Ms. Kinney, 10 of our 12 directors will be independent. Mr. Fernandez is not independent because of his position as CEO of MSCI, and Mr. Pettit is not independent because of his position as President and COO of MSCI.
All members of the Audit Committee, Compensation Committee, Governance Committee and Strategy Committee satisfy the independence requirements of the NYSE. In addition, each member of the Audit Committee and Compensation Committee meets the heightened independence standards of the NYSE required for audit committee and compensation committee members, respectively.
Board Leadership
The Board seeks to achieve the best board leadership structure for the effective oversight of MSCI’s affairs. The Board believes that its leadership structure must be considered in the context of the individuals involved and the specific circumstances facing MSCI. The Governance Committee is responsible for the ongoing review of the governance structure of the Board and for recommending to the Board those structures and practices best suited to MSCI and its shareholders.
The Board regularly reviews its leadership structure and believes that it is in the best interests of MSCI and its shareholders to combine the roles of Chairman and CEO at this time, alongside a robust and independent Lead Director. The Board believes that the decision as to whether the positions of Chairman and CEO should be combined or separated, and whether an executive or an independent director should serve as Chairman if the roles are split, should be based upon the particular circumstances facing MSCI. Maintaining a flexible policy allows the Board to choose the leadership structure that best serves the interests of the Company and its shareholders at any particular time.
In determining the Board’s current leadership, among other factors, the Board considered and evaluated the importance of consistent, unified leadership to execute and oversee the Company’s strategy; the strength of Mr. Fernandez’s vision for the Company and the quality of his leadership; the strong and highly independent composition of the Board, including having fully independent committee leadership and membership; the views and feedback heard from our investors through our ongoing engagement programs expressing support for our Board leadership structure; and the meaningful and robust responsibilities of the independent Lead Director. As Chairman, Mr. Fernandez chairs Board meetings and the annual shareholder meeting, works with the Lead Director to set agendas for Board meetings (which the Lead Director approves), collaborates with the Board on the Company’s strategy and leads management in implementing that strategy.
A strong, independent Lead Director with clearly defined duties and responsibilities further enhances the contributions of MSCI’s independent directors, which have been, and continue to be, substantial. Our Corporate Governance Policies provide for

2024 PROXY STATEMENT	33
the appointment of a Lead Director from among the Board’s independent directors whenever the Chairman is not independent. The Lead Director role supports the independent directors to provide effective, independent Board leadership and oversight of management.
Robert G. Ashe has been our Lead Director since April 2018. As a member of other public company boards, the former CEO and CFO of a public company and an audit committee financial expert, Mr. Ashe also has significant experience with respect to the Board’s roles and responsibilities, including those related to risk oversight and the Board’s design and leadership structure. Further, our Chairman and Lead Director work closely to discuss strategic initiatives for the Company and to ensure the Board is effectively exercising its oversight responsibilities and its consideration of the Company’s significant risks and opportunities. The Board, in executive sessions of independent directors (which are presided over by the Lead Director), also considers and discusses risk-related matters. These sessions provide a forum for candid discussion of risk-related matters, without management or the Chairman and CEO present.
The Lead Director’s responsibilities include:

BOARD STRUCTURE

•Advises and provides feedback to the Governance Committee and the Chairman on the structure of the Board and its leadership, including membership of Board committees and the selection of committee chairs
•Has authority to retain independent legal, accounting or other advisors in connection with meetings of independent directors
•Acts as a key advisor to the Chairman on a wide variety of Company matters, including with respect to strategic and risk oversight matters, as appropriate

BOARD CULTURE

•Facilitates communication between the Chairman and independent directors
•Facilitates teamwork and communication among the independent directors
•Fosters an environment of open dialogue, effective information flow and constructive feedback
•Ensures Board discussions effectively and appropriately engage management, including with respect to strategic and risk oversight matters, as appropriate

BOARD MEETINGS

•Presides at all meetings of the Board at which the Chairman is not present
•Has authority to call, and lead, independent director sessions
•Approves all Board meeting agendas and schedules to ensure appropriate topics and sufficient time for discussion of all items
•Approves other Board related materials (e.g., directors, acting through the Lead Director, may propose matters to be included on the agenda for a meeting)
•Facilitates strong, independent oversight by leading executive sessions of independent directors at least after every quarterly Board meeting

PERFORMANCE, DEVELOPMENT AND SUCCESSION

•Conducts individual director evaluations with independent directors, discussing topics including the Board’s culture, leadership structure, committee effectiveness, continuing education, skills and expertise, and other areas
•In conjunction with the Governance Committee, reports to the Board on the Board’s annual self-assessment and provides recommendations for improvement, including relating to the Board’s oversight efforts and engagement with management
•Collaborates with the Compensation Committee to oversee management succession and progression planning efforts
•Meets directly with management of the Company

SHAREHOLDER ENGAGEMENT

•Is available to, and consults and directly communicates with, shareholders and other key constituents, as appropriate
•Participates in our annual off-season engagement efforts where we meet with many of our top shareholders to discuss our corporate responsibility practices, among other topics

34	MSCI | Corporate Governance
While we believe that combining the roles of Chairman and CEO is the most effective leadership structure for our Board and the Company at this time, our Bylaws and Corporate Governance Policies also permit a structure where the CEO would not serve contemporaneously as the Chairman of the Board should the separation of such roles be determined appropriate and in the best interests of MSCI and its shareholders in the future.
Committees of the Board of Directors
Our Board has adopted a written charter for each of the Audit Committee, Compensation Committee, Governance Committee and Strategy Committee setting forth the roles and responsibilities of each committee. The Board and each committee may, from time-to-time, form and delegate authority to subcommittees when appropriate. Each committee annually reviews and assesses the adequacy of its charter and recommends any proposed changes to the Board for approval. You may access these charters through the “Corporate Governance” link under the “Investor Resources” tab found on our website’s Investor Relations homepage (https://ir.msci.com).
The table below provides detail on the composition of each of our designated standing committees for the following periods (i) April 24, 2023 to March 10, 2024 (“2023”) and (ii) effective March 11, 2024 (“2024”).

	Audit Committee		Compensation Committee		Governance Committee		Strategy Committee
	2023	2024	2023	2024	2023	2024	2023	2024
Henry A. Fernandez(1)
Robert G. Ashe	●	●				●	●
Chirantan “CJ” Desai(2)								●
Wayne Edmunds	●	●	●	●
Catherine R. Kinney(3)					●	●
Robin Matlock	●	●			●	●
Jacques P. Perold			●	●			●	●
Baer Pettit(3)
Sandy C. Rattray					●	●	●	●
Linda H. Riefler			●	●	●	●
Marcus L. Smith	●	●					●	●
Rajat Taneja	●	●
Paula Volent			●	●			●	●
(1)Mr. Fernandez is not a formal member of any committee, but he attends many committee meetings.
(2)Mr. Desai was appointed to the Board and to the Strategy Committee on March 11, 2024.
(3)Ms. Kinney is not standing for re-election at the 2024 Annual Meeting but will remain on the Board through the date of the meeting.
(4)Mr. Pettit is not a formal member of any committee, but he attends many committee meetings.
    Chair
    Member

2024 PROXY STATEMENT	35
AUDIT AND RISK COMMITTEE

MEMBERS: Marcus L. Smith (Chair) Robert G. Ashe Wayne Edmunds Robin L. Matlock Rajat Taneja
MEETINGS HELD IN 2023: 10
•All members are independent within the meaning of the NYSE standards of independence for directors and audit committee members.
•All members satisfy NYSE financial literacy requirements, each of Messrs. Ashe, Edmunds and Smith have accounting or other related financial management expertise, and Messrs. Ashe, Edmunds and Smith have been designated as “audit committee financial experts,” as defined by SEC rules.

PRIMARY RESPONSIBILITIES:
•Oversees the integrity of the Company’s financial statements, internal controls over financial reporting, risk assessment and risk management (including major financial risk exposures and cybersecurity risks).
•Oversees the Company’s internal controls over financial reporting, risk assessment and risk management.
•Oversees the appointment, compensation, retention, termination and oversight of the work of any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company, including the independent auditor.
•Evaluates the qualifications, independence and performance of the independent auditor, including obtaining a report of the independent auditor describing the items set forth in the Audit and Risk Committee’s charter, including those required by the Public Company Accounting Oversight Board.
•Pre-approves audit and permitted non-audit services.
•Reviews and evaluates the internal audit plan and the performance, responsibilities, budget and staffing of the Company’s internal audit function.
•Reviews and discusses with management and the independent auditor the annual audited and quarterly unaudited financial statements included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively.
•Establishes procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters, and the review of any submissions received pursuant to such procedures.
•Reviews reports from management relating to the status of compliance with legal and regulatory requirements.
•Reviews with management (i) the Company’s key business risks, including the Company’s major strategic, operational, regulatory, litigation and financial risk exposures and technology and cybersecurity risks, (ii) policies and practices with respect to risk governance, risk assessment and risk management, and (iii) the steps that have been taken to assess, monitor and control such risks.
•Reviews the Company’s enterprise risk management program, including its risk governance framework and risk management practices that facilitate the identification, assessment, mitigation and public reporting of risks that may affect the Company.
KEY AREAS OF FOCUS IN 2023:
•Risks associated with the evolving macro-economic environment, including as a result of geopolitical events and tensions.
•Cybersecurity and business continuity capabilities.
•Risks and opportunities related to artificial intelligence.
•Continued focus on operational and quality assurance risks and management of those risks in our production processes and financial operations.
•Increasing regulations and management of regulatory risks and opportunities.
Further details on the role of the Audit and Risk Committee, as well as the Audit and Risk Committee Report, may be found in “Audit Matters—Audit and Risk Committee Report” on page 99 of this Proxy Statement.

36	MSCI | Corporate Governance
COMPENSATION, TALENT AND CULTURE COMMITTEE

MEMBERS: Jacques P. Perold (Chair) Wayne Edmunds Linda H. Riefler Paula Volent
MEETINGS HELD IN 2023: 7
•All members are independent within the meaning of the NYSE standards of independence for directors and compensation committee members.
•All members qualify as “non-employee directors” for purposes of Rule
16b-3 under the Exchange Act.

PRIMARY RESPONSIBILITIES:
•Reviews the Company’s compensation strategy and reviews and approves the Company’s compensation and benefits programs, including reviewing and approving any incentive compensation and equity-based plans of the Company that are subject to Board approval and the Company’s stock ownership guidelines for the Executive Committee, which includes senior leaders from across the Company who drive MSCI’s strategy and operations.
•Identifies, reviews and approves corporate goals and objectives relevant to the compensation of the Company’s executive officers and such other members of senior management as the Committee determines (the “Executives”), including pay-for-performance alignment; sets compensation for the Executives, and evaluates each Executive’s performance.
•Reviews and approves the compensation of the Company’s CEO and each of the Company’s other Executives, including: base salary; annual incentive compensation; long-term incentive compensation; employment, severance, termination and change in control agreements; and any other compensation, ongoing perquisites or special benefit items.
•Periodically reviews and administers the Company’s compensation recoupment policies.
•Reviews non-employee director compensation every two years and recommends changes to the Board, when appropriate.
•Periodically reviews, in consultation with the CEO, the Company’s management succession and progression planning and oversees the Company’s talent management, progression planning, career progression and retention strategies and programs, including the Company’s learning and leadership development and DE&I programs.
•At least annually, reviews each Executive’s progress on DE&I initiatives, including key performance metrics.
•Periodically reviews the Company’s initiatives and strategies relating to corporate culture, including considering the Company’s performance, engagement and pay-for-performance alignment when reviewing the workplace environment and culture and periodic reviews of the results of the Company’s employee engagement and external surveys.
•Reviews and discusses with management the “Compensation Discussion and Analysis” section of the Company’s annual proxy statement, prepares the Compensation, Talent and Culture Committee Report required by SEC rules and recommends to the Board the inclusion of each in the Company’s annual proxy statement (included on pages 59 and 83 of this Proxy Statement, respectively).
•Reviews and makes recommendations to the Board with respect to the frequency with which the Company will conduct “Say on Pay” votes and reviews and approves the proposals regarding the “Say on Pay” vote.
•Considers the independence requirements of the NYSE prior to selecting a compensation consultant, legal counsel or other advisor and evaluates the performance of such advisors and approves all related fees.
•At least annually, reviews and assesses the adequacy of the Company’s Global Human Rights Policy, including any related disclosures, and recommends proposed changes to the Board, if required.
KEY AREAS OF FOCUS IN 2023:
•Oversight of executive compensation programs, including short-term and long-term incentive plans.
•Senior leader succession and progression planning.
•Oversight and implementation of compensation plans and practices, including compensation recoupment policies.
•Continued focus on the Company’s performance culture and monitoring of the Company’s hybrid working model.
Compensation Committee Interlocks and Insider Participation: No member of the Compensation Committee is now, or has been, an officer or employee of the Company, or had any relationship with the Company since January 1, 2023 requiring disclosure under applicable SEC rules on the disclosure of transactions with related persons. None of our NEOs currently serves or served during 2023 on the board of directors or compensation committee of another company at any time during which an executive officer of such company served on MSCI’s Board or Compensation Committee.

2024 PROXY STATEMENT	37
GOVERNANCE AND CORPORATE RESPONSIBILITY COMMITTEE

MEMBERS: Linda H. Riefler (Chair) Robert G. Ashe Catherine R. Kinney Robin L. Matlock Sandy C. Rattray	MEETINGS HELD IN 2023: 4 •All members are independent within the meaning of the NYSE standards of independence for directors.

PRIMARY RESPONSIBILITIES:
•Annually reviews the size and composition of the Board and its committees in light of the current needs of the Board, the Company and each committee and considers judgment, diversity, age, skills, background and experience in doing so, including by considering succession planning for the Board and key leadership roles on the Board and its committees.
•Oversees searches for candidates for election to the Board and recommends criteria and individuals for appointment to the Board and its committees. As part of the search process for each new director, instructs any search firm to identify a diverse slate of candidates.
•Retains any search firm that assists the Governance Committee in identifying candidates and maintains sole authority to approve all such search firms’ fees and other retention terms.
•Makes recommendations to the Board as to determinations of director independence.
•Oversees and approves the process and guidelines for the annual evaluation of performance and effectiveness of the Lead Director, the Board and its committees, and individual directors.
•Oversees the Company’s policies and initiatives related to corporate responsibility matters, including environmental stewardship (such as related to climate change) and other sustainability matters. Reviews with the Company’s management, including the Chief Responsibility and Diversity Officer, the Company’s performance against its corporate responsibility goals, metrics, policies, products and disclosure, and other corporate responsibility initiatives and priorities undertaken by the Company.
•Evaluates the Company’s shareholder engagement practices on corporate responsibility matters and considers feedback received from shareholders.
•At least annually, reviews and assesses the adequacy of the Company’s Corporate Governance Policies and Code of Ethics and Business Conduct and oversees compliance therewith. Reviews with the Company’s management, including the Head of Compliance, the Company’s Compliance program, priorities, initiatives, risks and mitigations.
•At least annually, reviews and assesses the adequacy of the Company’s Related Person Transactions Policy and reviews related person transactions pursuant to the Related Person Transactions Policy.
•At least annually, reviews and assesses the adequacy of the Company’s Corporate Political Activities Policy, including any related disclosures, and recommends any proposed changes to the Board, if required.
•Oversees risks related to corporate governance structures, policies and processes, including related to the effectiveness, structure and succession of the Board.
KEY AREAS OF FOCUS IN 2023:
•Reviewed Board composition and Board skills, including proposing committee rotations and fully revising director skills matrix.
•Led director search process resulting in the appointment of one new director in 2024.
•Reviewed recent corporate governance developments and proposed relevant updates to Company practices, including amendments to the Company’s bylaws, committee charters and Corporate Governance Policies.
•Reviewed policies and initiatives related to the Company’s corporate responsibility initiatives, including climate commitments.
•Reviewed externally supported ESG materiality assessment results.
•Reviewed latest governance trends, including shareholder rights, shareholder proposal practice, the advent of the universal proxy cards and shareholder activism.

Catherine R. Kinney is not standing for re-election at the 2024 Annual Meeting but will remain on the Board through the date of the meeting.

38	MSCI | Corporate Governance
STRATEGY AND FINANCE COMMITTEE

MEMBERS: Sandy C. Rattray (Chair) Chirantan “CJ” Desai Jacques P. Perold Marcus L. Smith Paula Volent	MEETINGS HELD IN 2023: 7 •All members are independent within the meaning of the NYSE standards of independence for directors.

PRIMARY RESPONSIBILITIES:
•Evaluates management’s recommendations with respect to the strategic direction of the Company and regularly consults with the Board on the objectives of the Company’s strategic plans and management’s implementation of such plans.
•Reviews and makes recommendations with respect to the agenda for Board strategy meetings with management, taking into account issues important to the full Board.
•Reviews and makes recommendations to the Board with respect to any mergers, combinations, acquisitions, divestitures, joint ventures, minority investments and other strategic transactions, and any financings for mergers, acquisitions and other significant financial transactions, in each case requiring the Board’s approval.
•Reviews and oversees management’s plans and objectives for the capital structure of the Company, including target short- and long-term leverage levels and the structure and amount of debt and equity required to meet the Company’s financing needs, and make recommendations to the Board as appropriate.
•Oversees the Company’s share repurchase programs, subject to Board-approved policies.
•Reviews the Company’s capital levels and recommends for approval by the Board changes to the Company’s dividend policy.
KEY AREAS OF FOCUS IN 2023:
•Provided oversight of the Company’s capital allocation program, including with respect to its approach to share repurchases, financing considerations and increasing the Company’s quarterly dividend.
•Focused on the competitive landscape and reviewed merger, partnership and acquisition opportunities, including several recent strategically important acquisitions in private assets, climate and wealth.
•Collaborated with management on the agenda for the Board’s two-day strategy session, to ensure alignment with internal investments and growth opportunities.

2024 PROXY STATEMENT	39
Engagement and Evaluation of our Board
Attendance at Board Meetings and Annual Meeting of Shareholders

EACH DIRECTOR ATTENDED AT LEAST
9 BOARD MEETINGS	9 EXECUTIVE SESSIONS, WHICH FOLLOWED THE BOARD MEETINGS	4 OCCASIONS WHERE THE BOARD TOOK ACTION BY UNANIMOUS WRITTEN CONSENT	75 percent OF THE TOTAL BOARD MEETINGS AND COMMITTEE MEETINGS ON WHICH THE DIRECTOR SERVED THAT WERE HELD WHILE THE DIRECTOR WAS A MEMBER

Our Board met nine times, held independent director executive sessions following all nine of those meetings and took action by unanimous written consent on three occasions during 2023. Each director attended at least 75% of the total meetings of the Board and committees on which the director served that were held while the director was a member.
Discussions between the Board and management on strategic direction, new business opportunities and the scope and mix of the Company’s products were held at each quarterly Board meeting. In addition to formal meetings, members of our Board informally interact with senior management on a periodic basis and participate in informal director education sessions.
Our Corporate Governance Policies state that directors are expected to attend the annual meetings of shareholders. In 2023, all of our directors who were on the Board at the time attended our annual meeting of shareholders. Mr. Desai joined the Board in March 2024, and, therefore, did not attend the annual meeting of shareholders in 2023.
Independent Director Meetings
Our Corporate Governance Policies provide that our Lead Director will preside over non-employee director sessions. Mr. Ashe presided over independent director sessions following all Board meetings during 2023. The Board’s standing committees also have a practice of holding executive sessions after their quarterly meetings. Our Corporate Governance Policies further provide that if any non-employee directors are not independent, then the independent directors will meet at least once a year in an independent director session and the Lead Director will preside over each such independent director session. During 2023, all non-employee directors were independent.
Director Education and Orientation Program
Directors are encouraged and provided with opportunities to attend educational sessions on subjects that can assist them in performing their duties. Pursuant to the Director Education Policy, the Company will reimburse directors for reasonable costs incurred from attending these sessions. Directors also participate in an annual review of leading corporate governance practices by corporate governance experts, briefing sessions on topics that present special risks and opportunities and updates on accounting topics.
The Company is also part of a peer-engaged program designed to enhance director performance, and we leverage virtual platforms to provide deep-dive sessions on certain aspects of MSCI’s business outside of quarterly meetings including on emerging topics such as ESG and climate, cybersecurity and technology partnerships. In 2023, we conducted board education sessions to strengthen the Board’s expertise on cybersecurity, our index products and the competitive landscape.
All new directors participate in a director orientation program that includes briefings by senior management representing the heads of product lines and key functional areas on topics that include, among others, the Company’s strategic plans, capital structure, product overviews, historical financial performance and key policies and practices, including compliance and trading policies. We leverage MSCI’s hybrid work environment to hold orientation sessions virtually to provide for increased global participation by senior management. New directors are also encouraged to attend all committee meetings during their first year on the Board.

40	MSCI | Corporate Governance
Board and Individual Director Evaluations
The Board believes a rigorous self-evaluation process is important for its effectiveness. In addition to the ongoing consideration of the functioning of the Board, each year, our directors formally evaluate the effectiveness of the Board and its committees through a self-assessment administered by our directors and management or by periodically engaging a third-party evaluation firm. In a self-assessment, directors respond to questions relating to the Board’s culture, leadership structure, committee effectiveness, continuing education, skills and expertise, and other areas. Director views are also discussed in one-on-one sessions between each director and our Lead Director. This collective feedback is discussed during executive session and, where appropriate, addressed with management.

1	Members of the Governance Committee provide thoughts on the factors to be used in evaluating the Board, its committees and individual directors. The Corporate Secretary prepares a questionnaire based on these factors and solicits feedback from others, including the General Counsel and the Chief Responsibility and Diversity Officer. The Governance Committee also oversees and approves the process and guidelines for the annual evaluation of the performance and effectiveness of the Lead Director.
INITIATION OF PROCESS

2	Each director completes an anonymous self-assessment questionnaire covering a range of topics, including Board structure, Board culture, diversity, refreshment priorities, oversight of risk and the roles of the Board and its committees. On an annual basis, the Lead Director also conducts individual director evaluations through interviews with each director.
EVALUATION

3	The Corporate Secretary compiles the quantitative and qualitative data from this evaluation and consults with the Lead Director and the Chair of the Governance Committee on the results. The Lead Director and Chair of the Governance Committee review the results with the full Board in executive session.
DISCUSSION

4
The Lead Director and Chair of the Governance Committee discuss with the management the feedback provided by the Board and any enhancements in practices that may be warranted.
Feedback for management is relayed to relevant teams to address the Board’s comments.

FOLLOW-UP

5
REVIEW OF STRATEGIC GOALS:
•Board and committee agendas increasingly focus on strategic and forward-looking topics
•Increasing use of scorecards to measure against strategic objectives and progress
FOCUS ON CYBERSECURITY AND BUSINESS CONTINUITY:
•Emphasis on cyber preparedness and crisis management capabilities
DIRECTOR EDUCATION:
•Virtual deep-dive sessions on certain aspects of MSCI’s business outside of quarterly meetings, including cybersecurity, our index products and the competitive landscape

FOCUS ON CORPORATE RESPONSIBILITY:
•Governance Committee oversees the Company’s policies and initiatives related to corporate responsibility matters
•Chief Responsibility and Diversity Officer provides quarterly reports to the Governance Committee
•For Management Committee members, DE&I and climate components of the AIP
SUCCESSION AND PROGRESSION PLANNING AND TALENT MANAGEMENT:
•Potential successors to senior management invited to speak at Board and Committee meetings for additional exposure
•Succession and progression planning at levels beyond the Executive Committee

FEEDBACK AND FOCUS AREAS

2024 PROXY STATEMENT	41
The Board may also periodically engage a third-party evaluation firm as part of this evaluation process. In 2019, a third-party evaluation firm met with certain members of senior management and members of the Board. The feedback from the third-party evaluation firm was considered by the Board and, where appropriate, the Board recommended enhancements to its practices based on such feedback. The Board anticipates conducting a third-party evaluation of its practices in 2024.
Shareholder Engagement
We believe that engaging with our shareholders, prospective shareholders and sell-side analysts is the best way to address the issues that matter most to them. Dialogue with these constituencies helps us understand their perspectives on the Company’s goals and expectations for performance, and helps us identify issues that might affect our long-term strategy, corporate governance and compensation practices. As such, we offer several opportunities to provide feedback to our Board and senior management, including inviting certain shareholders to address the Board to present their views on the Company.
Our Investor Relations team leads year-round outreach efforts with our investors and the investment community. During these engagements, we typically discuss topics such as market trends affecting our industry, the competitive environment, our go-to-market strategy, our financial performance and our overall outlook for the Company.
2023 Shareholder Engagement
In 2023, we held over 300 meetings with our shareholders, prospective shareholders and sell-side analysts, during which we met with shareholders representing approximately 55% of our shares outstanding to gain valuable insights on the issues that matter most to our shareholders, with participation at certain meetings by our CEO, President and COO, CFO, Head of Investor Relations, Chief Responsibility and Diversity Officer and other members of senior management and the Board. In 2023, our team also attended 25 investor conferences and 7 non-deal roadshows and analyst-sponsored events to discuss topics including long-term growth opportunities, financial performance, capital allocation, corporate responsibility and our technology and data initiatives and opportunities, including from generative AI.
Our Year-Round Shareholder Engagement Program

42	MSCI | Corporate Governance
Annual Corporate Responsibility Roadshow

OUTREACH FOR CORPORATE RESPONSIBILITY ROADSHOW

We contacted
55.5%
of our
outstanding
shares

We met with holders representing **35.6%** of our outstanding shares with Board members present at meetings with holders representing **34.4%** of our outstanding shares

We engage with shareholders before, during and after the proxy season, including by hosting an annual Corporate Responsibility Roadshow each fall, to review and receive feedback on our governance practices, corporate responsibility efforts, human capital management strategies and the design of our executive compensation program. The feedback we receive from these discussions, as well as from third-party rating agencies, is carefully considered by the Board, the Governance Committee and the Compensation Committee.
Our engagement team, which included members of our Corporate Responsibility, Legal, Investor Relations, DE&I, Executive Compensation and Talent teams, met with shareholders representing approximately 35.6% of our outstanding shares in 2023. Our Lead Director and the chairs of all four of our standing committees participated in the 2023 Corporate Responsibility Roadshow as well, with a director present at meetings with shareholders representing approximately 34.4% of our outstanding shares.

Key Corporate Responsibility Topics Discussed in 2023

HUMAN CAPITAL MANAGEMENT •Senior Talent Pipeline and Progression •DE&I Strategy •Talent Retention	EXECUTIVE COMPENSATION •Long-term Incentive Plan •DE&I and Climate Components of the AIP	CORPORATE GOVERNANCE •Board Skills •Board Culture •Shareholder Proposals •Risk Management and Oversight	CLIMATE COMMITMENTS •Internal Carbon Pricing •Supply Chain Engagement •Carbon Reduction Targets

Investors provided valuable comments and perspectives during our Corporate Responsibility Roadshow on MSCI’s human capital management, executive compensation, board culture, corporate governance and business strategy, among other topics. In particular, shareholders focused on new disclosures and initiatives, including the results of our first externally supported ESG materiality assessment. We also discussed our corporate responsibility efforts and disclosure and the structure, composition, evaluation and refreshment practices of our Board. We gained constructive feedback during these meetings, which was shared with our Board and management to drive continuing improvements in our corporate responsibility policies and practices.

2024 PROXY STATEMENT	43

RECENT ENHANCEMENTS IN RESPONSE TO SHAREHOLDER FEEDBACK
WHAT WE HEARD	WHAT WE DID	WHY

Request for shareholder right to call a special meeting	Amended our Bylaws to provide that special meetings of shareholders may be called by shareholders owning at least 15% of the voting power of our capital stock
We are strongly committed to good governance practices and to reflecting the feedback of our investors, many of whom believe that a well-structured right to call a special meeting protects shareholder interests

Request for a third-party supported materiality assessment
Published the results of our externally supported ESG materiality assessment to identify and prioritize ESG topics to inform our sustainability reporting and strategies. The analysis was informed by relevant reporting standards, such as the SASB standard

We believe the insights gained from the materiality assessment will enable MSCI to further focus its corporate responsibility efforts on topics with the greatest relevance to our activities and stakeholders

Request to adjust the PSU payout maximum	Lowered the payout maximum for 2024 annual PSUs from 300% to 200%	We believe a lower PSU payout maximum better aligns with market practice and is directly responsive to shareholder feedback

Focus on operational practices that will drive our efforts to reach net-zero	Introduced Internal Carbon Pricing for all business travel to raise awareness of our efforts to achieve emissions reductions and incentivize lower carbon business travel	We believe it is important to raise awareness of our efforts to achieve emissions reductions and incentivize lower carbon business travel decisions

Focus on how we manage suppliers in light of our climate commitments	Updated our Supplier Code of Conduct to specify the fundamental environmental expectations we have of our suppliers and conducted strategic engagement with top suppliers, including a letter from our Chairman and CEO to emphasize importance of our net-zero commitment	We are intensifying efforts to drive down emissions across our supply chain, the most significant source of the emissions attributable to MSCI

Focus on climate considerations in executive compensation program	Required each Management Committee member to have a meaningful climate goal as part of the KPI component of the AIP, and expanded our Executive Accountability Framework, which establishes the philosophy and process for assessment of DE&I Goals in our AIP program, to now cover climate goals	We believe that our most senior leaders should contribute to our climate commitments by setting related goals

Please see page 66 of this Proxy Statement for additional information on our engagement efforts specific to compensation matters.

44	MSCI | Corporate Governance
Oversight by our Board
Risk Oversight Responsibilities and Processes
Our Board is responsible for, and committed to, the oversight of MSCI’s long-term strategic plan and significant enterprise-wide risks. In carrying out this responsibility, the Board’s role in risk oversight is consistent with the Company’s leadership structure, with management having day-to-day responsibility for identifying, evaluating and managing the Company’s risk exposure and the Board having the ultimate responsibility for overseeing risk management governance, with a focus on the Company’s most significant risks. In this role, the Board is responsible for ensuring that the risk-management processes designed and implemented by management are functioning as intended and that necessary steps are taken to assess, monitor and control key business risks.
The risks described include those formally monitored at a Board or committee level, as part of the enterprise risk management (“ERM”) program or pursuant to committee charters. These risks do not represent a complete list of all risks that are considered and addressed from time to time by the Board, its committees or MSCI management. For more information on risks that affect our business, please see our most recent Annual Report on Form 10-K and other filings we make with the SEC.
Enterprise Risk Management Program

ERM PROGRAM	ERM PROCESS
•Evaluates risk in numerous areas within MSCI, including technology; cybersecurity, privacy and data protection; clients; people, including talent management and DE&I; financial resilience; legal, regulatory and compliance; and corporate responsibility, including areas such as climate risk
•Informed by our management-level Enterprise Risk Oversight Committee (“EROC”), chaired by our CFO
•Provides the flexibility to make changes and to identify new risks on an on-going basis, and senior leaders engage with the CFO and Enterprise Risk Management Officer to escalate risks as appropriate

•A quarterly and ongoing process designed to identify, assess and manage MSCI’s risk exposures over the short-, intermediate and long-term, including by consideration of a variety of factors as part of a single risk-assessment framework that considers:
•velocity, or potential speed of onset, of a risk,
•impact of a risk, and
•likelihood of a risk
•On a quarterly basis, the Audit Committee is updated on MSCI’s ERM program by our Enterprise Risk Management Officer, including an overview of risks and trends
•Quarterly presentations to the Audit Committee include more detailed discussions of emerging risk topics and trends; the Chair of the Audit Committee informs the Board of any key updates during reports to the Board

Role of the Board, Committees and Management
In order to maintain effective Board oversight, the Board delegates to individual committees certain elements of its oversight function, as described below. The Board then receives regular updates from its committees on individual categories of risk, including strategy, reputation, operations, climate change, corporate responsibility, people, technology, data, legal and regulatory. Our Board’s focus on overseeing risk management also enhances our directors’ ability to provide insight and feedback to senior management, who regularly interact with, and report to, the Board and its committees on risk matters.

2024 PROXY STATEMENT	45

Board of Directors

The full Board reviews the risks associated with MSCI’s strategic plan and discusses the appropriate levels of risk in light of MSCI’s business objectives. This review is done through an annual strategy review process and from time-to-time throughout the year as part of the Board’s ongoing review of corporate strategy.
On an ongoing basis, the Board receives quarterly written reports on enterprise-level risks and receives regular reports from each of its committees on their areas of risk oversight.

Committees

Committees are responsible for monitoring and reporting to the full Board on risks associated with their respective areas of oversight. In connection with its oversight responsibilities, each Committee meets with the members of management who are primarily responsible for the management of risk in their respective areas, including, among others, MSCI’s CFO, Chief Human Resources Officer, General Counsel, Corporate Secretary, Head of Compliance, Head of Government and Regulatory Affairs, Chief Responsibility and Diversity Officer, Chief Technology Officer, Chief Information Security Officer, Global Controller, Head of Tax, Head of Internal Audit and Enterprise Risk Management Officer.

Compensation Committee
•Oversees risks associated with MSCI’s compensation practices (including reviewing whether any risks arising from MSCI’s compensation practices are reasonably likely to have a material adverse effect on MSCI) in consultation with external compensation consultants
•Oversees risks associated with MSCI’s human capital management strategies, including related to MSCI’s DE&I programs and practices

Governance Committee
•Oversees risks related to our overall corporate governance (including the effectiveness, structure and succession of the Board), related person transactions and political activities practices and disclosure
•Monitors evolving risks related to corporate responsibility strategy, including ESG and climate matters, programs and reporting
•Receives annual reports from our Head of Compliance and the Chief Compliance Officer of MSCI ESG Research LLC, an SEC-registered investment advisor
•Receives annual updates on governance trends and benchmarking of peers and best practices

Strategy Committee
•Oversees risks related to certain financial matters, including capital allocation, financial planning, credit and liquidity and related policies
•Monitors and provides guidance on strategic objectives, including on mergers, partnerships and acquisition opportunities, execution and integration

Audit Committee
•Oversees MSCI’s ERM activities, including receiving quarterly reports from the Enterprise Risk Management Officer
•Oversees MSCI’s accounting and financial reporting processes and the integrity of MSCI’s financial statements and internal controls, including receiving quarterly reports from MSCI’s independent auditor
•Oversees MSCI’s technology and cybersecurity risks, with quarterly reports from the Chief Information Security Officer, informed by discussions with, and assessments from, external information security advisors
•Oversees MSCI’s internal audit function, with quarterly reports from the Head of Internal Audit
•Receives regular reports from MSCI’s Disclosure Committee, which meets at least quarterly to review the adequacy of the Company’s disclosure controls and procedures

Management

Our management team has day-to-day responsibility for identifying, assessing and managing risks and opportunities. In assessing these risks and opportunities, management regularly interacts with outside advisors, including external information security advisors, compensation consultants, counsel, financial advisors and others. The Company’s EROC oversees the Company’s key risk management activities to ensure that the Company is identifying, evaluating and managing risks that may have an impact on the Company’s ability to achieve its operational and strategic objectives. Other management-level teams and committees with risk oversight responsibilities including the following:

46	MSCI | Corporate Governance

Business Resiliency	Corporate Responsibility	Cybersecurity
Develops and executes strategies and processes to assess the severity, probability and scale of business interruption events and supports business continuity plans, with regular reporting to the Audit Committee

Assesses ESG and climate-related risks and leads initiatives of the Company’s corporate responsibility program with regular reporting to the Audit Committee (via the ERM framework) and the Governance Committee
Assesses and mitigates the risks posed by cybersecurity incidents and cyber-attacks impacting the Company’s data and information systems, with regular reporting to the Audit Committee

Compliance	Disclosure Committee	Internal Audit
Oversees risk associated with the Company’s ethics and compliance programs, led by our Head of Compliance, who reports directly to our General Counsel and provides updates to our Governance Committee on an annual basis, with consideration of relevant policies and practices throughout the year

Assesses and mitigates risk associated with the Company’s disclosure controls and procedures and considers disclosure regarding various specific risks, including regulatory, litigation, cybersecurity and key client risks, with regular reporting to the Audit Committee and regular review by the Enterprise Risk Management Officer of key disclosures

Responsible for acting as an independent assurance function and closely coordinates with the risk management program to ensure the annual audit plan is informed by the Company’s key risks, with regular reporting to the Audit Committee, including quarterly executive sessions during which management is not present

Cybersecurity and Information Security Awareness
Our Board recognizes that the security of our technology is integral to our products, our business processes, and our infrastructure. We have an enterprise-wide IT security program designed to secure our technology infrastructure, networks, data, products, and services, and we have implemented several processes, technologies, and controls to aid in our efforts to identify, assess and manage related risks. Our Chief Information Security Officer (“CISO”) manages this program in collaboration with our business and corporate teams. We have cybersecurity specific policies, standards and procedures, and our cybersecurity program has been developed based on industry standards, including the U.S. National Institute of Standards and Technology (“NIST”) Cybersecurity Framework and International Organization for Standardization (“ISO”) information security standards. The MSCI Information Security Management System has also achieved ISO/IEC 27001:2022 certification.
In addition, our management-level Information and Technology Risk Oversight Committee (“ITROC”), led by our CISO, and which includes senior leaders such as our President and COO, CFO and General Counsel, among others, provides oversight relating to cybersecurity and technology-related risks that may present significant impacts to our operations, clients, reputation and financial position, and the considerations of the ITROC are fully incorporated into our overall ERM framework. Our IT security program also includes an incident response plan that provides procedures for how we detect, respond to and recover from cybersecurity incidents, including processes designed to triage, assess severity, escalate, contain, investigate and remediate the incident, as well as to comply with potentially applicable legal obligations and to mitigate potential brand and reputational damage.
On a quarterly basis, our CISO updates the Audit Committee on the Company’s IT security program, including an overview of risks and trends, results from third-party assessments, progress towards predetermined risk-mitigation-related goals, our incident response plan, and cybersecurity threat developments, as well as the steps management has taken to respond to these topics. This quarterly update is also made available to the full Board, and the Chair of the Audit Committee informs the Board of any key updates during quarterly reports to the Board. The Board also conducts an annual education session on cybersecurity trends and risks. Additional information regarding our IT risk management is detailed in our 2023 Annual Report on Form 10-K.
Privacy Awareness
Integrated with our IT security program and our enterprise risk program is our global privacy program. Our privacy program is led by our Chief Privacy Officer and the members of the MSCI Privacy Office, which reports to our CISO, and has been developed based on industry standards, including the NIST Privacy Framework. Our Privacy Steering Committee meets on a quarterly basis to review key risks and trends, progress on key initiatives, focus topics and regulatory developments. The Privacy Steering Committee is an essential component of our efforts to safeguard the processing of personal, sensitive and confidential data at MSCI and provides cross-functional oversight of our privacy program. We also regularly undertake regular privacy and data protection training and testing of our employees. Our CISO’s quarterly updates to the Audit Committee include updates on our privacy program.

2024 PROXY STATEMENT	47
Corporate Responsibility
As a leader in providing ESG and climate solutions to investors, we also aim to demonstrate leading corporate responsibility practices and policies that are meaningful to our various stakeholders, including our shareholders, clients and employees.
Our commitment to corporate responsibility is embodied in three pillars:

Our Approach to Corporate Responsibility

1	ENVIRONMENTAL SUSTAINABILITY Manage carbon emissions and climate risks and opportunities, and implement sustainable operational practices	2	SOCIAL PRACTICES Act responsibly and enable our people to deliver innovative products and research to the market	3	GOVERNANCE PRACTICES Implement policies and practices that reflect MSCI’s commitment to strong governance

Corporate Responsibility Governance
Through a well-established framework and cross-functional committee structure, with leaders from across the organization, MSCI incorporates corporate responsibility into its core strategy—reflecting our belief that sustainable practices are essential to long-term growth. In line with this focus, the Governance Committee oversees the Company’s significant corporate responsibility matters, including corporate responsibility priorities and disclosure, with management having day-to-day responsibility over these efforts.
The day-to-day implementation of our corporate responsibility activities are enabled by key functions across MSCI, including Technology, Privacy, Client Coverage, Investor Relations, Finance and Legal. These functions are represented on the Corporate Responsibility Committee, which meets on a regular basis to review corporate responsibility trends, share updates on the implementation of MSCI’s Corporate Responsibility Operating Plan and review key MSCI corporate responsibility reports.
At the senior management level, our Corporate Responsibility Advisory Council is chaired by our Chief Responsibility and Diversity Officer and consists of several of our senior executives that lead key functions that underpin our corporate responsibility strategy. The Corporate Responsibility Advisory Council meets on a regular basis and provides input on significant corporate responsibility policies, actions and disclosures to ensure these items are aligned with MSCI’s mission and long-term strategy for sustainable growth.
At the Board level, our Chief Responsibility and Diversity Officer provides written updates to the Governance Committee in advance of each quarterly meeting on MSCI’s corporate responsibility efforts. In addition, at least twice per year, she presents to the Governance Committee on key topics and management’s performance against our corporate responsibility initiatives. Key developments are shared with the full Board during the Governance Committee’s quarterly report to the Board.

48	MSCI | Corporate Governance
The Board’s Oversight of Corporate Responsibility

Board of Directors

Governance Committee	Compensation Committee	Audit Committee	Strategy Committee

•Chief Responsibility and Diversity Officer provides quarterly updates
•Corporate Secretary oversees annual review of charters and Board policies
•Head of Compliance provides annual update
•General Counsel oversees annual review of governance trends and benchmarking of peers and best practices
•Governance Committee oversees shareholder engagement on corporate responsibility matters, including participation by Board members in the annual Corporate Responsibility Roadshow

•Chief Human Resources Officer reports on senior leader succession and progression planning reviews
•Chief Responsibility and Diversity Officer provides updates on DE&I initiatives and strategic enhancements
•Head of Compensation and Benefits incorporates the Compensation Committee’s recommendations into executive compensation program
•Compensation Consultant advises Compensation Committee on risk assessment and peer and best practices

•CFO and Global Controller report on quarterly earnings, including review process and key issues
•Independent Auditor oversees integrity in financial reporting
•Internal Auditor reports to Audit Committee and provides quarterly updates on audit activities, findings and assurance
•Enterprise Risk Management Officer and Chief Information Security Officer provide quarterly updates, including on any cybersecurity issues
•General Counsel provides quarterly updates on Disclosure Committee process and issues, as well as legal and regulatory risks and issues

•Ensures that relevant climate opportunities and considerations are integrated into our business strategy
•Reviews strategy for each product line, including ESG and Climate, at annual Board strategy meeting
•Advises on key partnership and acquisition opportunities that support strategic priorities, including to enhance our climate-related products and services

Risk Oversight of Corporate Responsibility
MSCI’s EROC is also integrated into our corporate responsibility governance. The EROC oversees MSCI’s risk-management activities to ensure that MSCI has an effective process designed to identify, evaluate and manage risks that may have an adverse impact on MSCI’s ability to achieve its operational and strategic objectives. Climate-related risks, including transition and physical climate risks, are integrated into MSCI’s ERM reporting. The Audit Committee receives a quarterly update from the Enterprise Risk Management Officer on the work of the EROC, which includes reporting on climate-related risks.
Additional information on our corporate responsibility efforts, including our published sustainability reports and carbon-emissions reporting, can be found on our Corporate Responsibility website (https://www.msci.com/who-we-are/corporate-responsibility).

2024 PROXY STATEMENT	49
Focus on Climate: Key Highlights
As a leader in ESG and climate research, data and applications, MSCI is also committed to managing climate risk. We are focused on reducing our carbon footprint and ensuring our approach is well-aligned with our tools and solutions. Some recent areas of progress include the following.

COMMITMENTS & POLICIES	NEW ACTIONS	TRANSPARENCY THROUGH REPORTING
•Continued working to reach our goal of net-zero emissions across the value chain by 2040 from a 2019 base year, with targets validated by the Science Based Targets initiative (SBTi)
•Updated our Supplier Code of Conduct to specify the environmental requirements we have of our suppliers

•Introduced Internal Carbon Pricing for all business travel to raise awareness of our efforts to achieve emissions reductions and incentivize lower carbon business travel
•Supplier Sustainability and Diversity Team engaged with key suppliers to set, and report progress on meeting, science-based carbon reduction targets
•Published Sustainability Reports and Policies, including: •Fifth CDP Report, which received a score of A- for the third consecutive year •Receiving limited assurance over our 2022 emissions reporting
Additional information on our corporate responsibility efforts, including our published sustainability reports and carbon-emissions reporting, can be found on our Corporate Responsibility website (https://www.msci.com/who-we-are/corporate-responsibility).
Human Capital Management
MSCI is committed to creating a performance culture with a high degree of employee engagement. Our talent and leadership development programs are designed to ensure we have the right people with the necessary skills to deliver on MSCI’s strategy, including a workplace that values and promotes diversity, equity and inclusion.
The Compensation Committee has oversight over talent management matters, including efforts relating to succession and progression planning, career progression and retention strategies, and learning and leadership development programs. In addition, this Committee oversees our efforts relating to our corporate culture, such as our DE&I strategy and our employee engagement. Our Chief Human Resources Officer, our Chief Responsibility and Diversity Officer and our Head of Talent report to our Board regularly on DE&I initiatives, our work towards enhancing corporate culture and our senior talent pipeline and talent management strategies. We also engage with our shareholders around these aspects of our human capital management strategies. Additional information on our human capital management priorities can be found on the “Corporate Responsibility” section of our website (https://www.msci.com/who-we-are/corporate-responsibility/social-practices).

50	MSCI | Corporate Governance
Human Capital Priorities

LEARNING AND DEVELOPMENT

2023 NOTABLE DEVELOPMENTS
•Launched internal career mobility program to foster a strong culture of opportunity by helping employees across different teams and functions progress in their careers
•Launched MSCI Alumni Community and Program to build an active alumni community and recruitment outcomes
•Invested in managerial capabilities for over 300 people managers to support accountability, career development and an inclusive and equitable work environment
•In December 2023 employee engagement survey, achieved a 82% response rate, and the percentage of respondents characterized as fully engaged was 75%, the highest since we implemented the survey in 2011
•Disclosed diversity data aligned to SASB categories for third year; published 4th Consolidated EEO-1 Report
•Launched Inclusive Leadership Training Program
•Conducted annual pay equity review
•Enhanced and refreshed MSCI Cultural Values

We want our employees to actively participate in taking responsibility for their professional growth, and we provide the tools, programs and training to enable them to do so. We help our employees understand how their work and potential aligns with our overall strategy, while providing regular feedback and coaching to help develop their careers.
MSCI offers on-demand learning tools covering a wide range of topics with numerous options for employees to pursue self-paced career development opportunities. In 2023, more than 230,000 learning resources were viewed on our Learning@MSCI platform. This included an average of three hours of self-paced learning per employee. In 2023, our employees that participated in facilitated, live learning events spent approximately nine hours on average in such events. We also sponsor and reimburse employees for certain certifications and membership dues, ongoing education and relevant industry conferences and seminars.

DIVERSITY, EQUITY AND INCLUSION
We have operationalized our DE&I efforts across three strategic pillars relating to talent, senior leader engagement and accountability, and stakeholder engagement.
We link 10% of target annual cash incentive for all Managing Directors under our AIP program to DE&I Goals. We utilize an Executive Accountability Framework to establish the philosophy and process for assessment of these DE&I Goals and overall DE&I performance.

EMPLOYEE WELLBEING	TOTAL EMPLOYEES: GENDER(1)
We have a long-standing commitment to the health, safety and well-being of our employees. We have increased communications about employee assistance programs that provide mental health and emotional wellbeing support as well as resources to help manage stress and care for individuals and their families. We are committed to supporting our employees as they operate in a hybrid work environment through a comprehensive ergonomics program. We are also engaging in efforts to improve accessibility for employees in our physical offices.
Our Global Human Rights Policy reflects our commitment to a safe, inclusive and diverse workplace, and is annually reviewed by the Compensation Committee. We are also proud to provide highly competitive benefits to our employees and their family members. We work to ensure our benefits program remains aligned with — and in many cases exceeds — current practices in the market.
Male Female Not Identified

U.S. EMPLOYEES: RACE/ETHNICITY(1)
	Asian	Black or African American Hispanic or Latino
	White	American Indian or Alaska Native, Native Hawaiian or Other Pacific Islander or Two or More Races
Not Identified
COMMUNITY
We encourage and support community involvement through global and local initiatives, often led by our Employee Resource Groups. We empower teams at all our office locations to identify and support organizations that have positively impacted their communities. Local and regional Employee Resource Groups and office leadership teams determine where they want to have an impact.

(1)    Data as of December 31, 2023.

2024 PROXY STATEMENT	51
Management Succession Planning
One of the Board’s principal responsibilities is to ensure appropriate succession and progression plans are in place for our senior management, including reviewing our executive talent and our potential leadership bench. The Compensation Committee oversees the process for succession and progression planning for senior management positions and reports on its activities to the full Board. Our Compensation Committee also at least annually receives updates on the Company’s progress on DE&I initiatives, including key performance metrics related thereto. Our CEO and our President and COO also meet regularly with our functions to review talent plans with an aim to identify top talent, including diverse talent, who have the most potential to progress to senior roles at MSCI.
To align the management succession and progression process with MSCI’s strategic objectives, the Compensation Committee consults with the CEO to periodically review the Company’s succession plans, including for the CEO and other executives. This process covers selection, succession in the event of incapacity, retirement or removal of an executive, and evaluations of, and development plans for, potential successors to each of the executives. Our Board generally conducts an in-depth review of senior leader development and succession and progression planning at least once a year. Led by the CEO, the Chief Human Resources Officer and the Global Head of Talent, this review addresses MSCI’s management development initiatives, assesses senior management resources and identifies individuals who should be considered as potential future senior leaders at MSCI, as well as opportunities to hire strategically from the market. The Compensation Committee also annually reviews contingency planning for our Chief Executive Officer and members of our Management Committee.
The Company’s Management Committee, consisting of the Company’s senior-most leaders, engages in discussions focused on succession and progression plans with an emphasis on growth opportunities for potential future senior leaders. High-potential leaders are identified for additional responsibilities to challenge them and develop additional skills. These individuals are often positioned to interact more frequently with the Board, through Board and Committee presentations and discussions, as well as informal events and interactions, throughout the year.

Developing Our Next Generation of Leaders

High-potential leaders are given exposure to our directors through formal presentations at Board or committee meetings, informal virtual education sessions, one-on-one meetings with individual directors and participation in other Board activities. The Board also holds ongoing reviews of our leadership bench.

ONGOING EXPOSURE AND REVIEW

The Compensation Committee holds an annual formal succession and progression planning session, which all directors are invited to attend. This session includes identifying successors, and reviewing succession and progression plans and opportunities to hire from the market, for all senior management positions, including the CEO and President positions. This session also may include participation by external talent consultants we have engaged to assist in identifying and evaluating candidates and to ensure that we are considering a large, diverse pool of candidates.
The Compensation Committee annually reviews succession and contingency planning for our CEO and members of our Management Committee.

FORMAL SUCCESSION AND PROGRESSION PLANNING

Over the last year, the Company made the following senior appointments from its succession and progression pools:
MARCH 2023
•Former Head of ESG and Climate Research appointed to Head of MSCI Sustainability Institute.
•Global Research Managing Director promoted to Head of ESG Research.
•Global Product Managing Director promoted to Head of Climate Strategy.
•Global Research Managing Director promoted to Head of Equity Solutions Research.
JULY 2023
•Technology and Data Managing Director promoted to Head of Data Operations and Technology.

52	MSCI | Corporate Governance
OCTOBER 2023
•Head of Private Markets Planning promoted to Co-Head of Private Capital Solutions.
NOVEMBER 2023
•Finance Managing Director promoted to Head of Corporate Finance and Financial Planning and Analysis.
•APAC Head of ESG and Climate Client Coverage promoted to additional role of Head of South Asia Client Coverage
Compensation, Talent and Culture Governance
The Compensation Committee operates under a written charter adopted by the Board and is responsible for reviewing and approving annually all compensation awarded to the Company’s Executives, including the CEO and our other NEOs. The Compensation Committee also regularly engages with our CEO, President and COO, Chief Human Resources Officer, Chief Responsibility and Diversity Officer and other members of senior leadership on a broad range of human capital management topics. The Board regularly receives reports from the Compensation Committee on human capital management topics throughout the year. The Compensation Committee annually reviews the Company’s talent management strategies and programs with respect to senior levels in the organization, including the Company’s DE&I strategies and programs and key performance metrics, and periodically reviews open senior management roles, future talent needs, the Company’s corporate culture and learning and development programs, as well as the results of the Company’s employee engagement survey. See page 36 of this Proxy Statement for additional information on the Compensation Committee’s responsibilities.
The principal compensation plans and arrangements applicable to our NEOs are described in the “Compensation Matters” section of this Proxy Statement and the executive compensation tables included therein. The Compensation Committee may delegate the administration of these plans and arrangements, as appropriate, including to one or more officers of the Company, subcommittees or to the Chair of the Compensation Committee, in each case, when it deems doing so to be appropriate, in the best interests of the Company and consistent with applicable law and NYSE requirements.
The Compensation Committee has the authority to retain and terminate any compensation consultant assisting the Compensation Committee in the evaluation of CEO or other executive officer compensation. As further described in the “Compensation Discussion and Analysis” section included herein, during 2023, the Compensation Committee continued to retain Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its own independent compensation consultant to review CEO and other executive officer compensation. All of the services provided by Semler Brossy to the Compensation Committee during 2023 were to provide advice or recommendations on the amount or form of executive officer and director compensation, and Semler Brossy did not provide any additional services to the Company during 2023. The Compensation Committee has considered, among other things, the factors delineated in Rule 10C-1 under the Exchange Act (“Rule 10C-1”), including the NYSE listing rules implementing Rule 10C-1 and Semler Brossy’s conflict of interest policies, and determined that the engagement of Semler Brossy does not raise any conflict of interest or other factors that compromise the independence of its relationship with the Compensation Committee. The Compensation Committee annually considers the performance and independence of Semler Brossy. In developing its views on compensation matters and determining the compensation awarded to our CEO and other executive officers, the human resources department provides data and analyses to aid the Compensation Committee in its decisions. The CEO also makes recommendations on compensation for executive officers other than himself, and the Compensation Committee takes these recommendations into account in reaching its compensation decisions. From time to time, the Compensation Committee may obtain input from external legal counsel, including Davis Polk & Wardwell LLP (“Davis Polk”), on compensation award documentation and other compensation-related practices, which in 2023 was communicated to the Compensation Committee via management, the legal department or the human resources department. In light of this relationship, the Compensation Committee has considered, among other things, the factors delineated in Rule 10C-1, including the NYSE listing rules implementing Rule 10C-1 and Davis Polk’s Principles and Guidelines for Advice to Compensation Committees.

2024 PROXY STATEMENT	53

Director Compensation and Stock Ownership Guidelines
Director Compensation
Director Compensation Best Practices

Robust Director Stock Ownership Guidelines
Each non-employee director is required to own a target number of shares of stock of the Company equal to the sum of the “net shares” resulting from the vesting of the RSUs granted to such director for each of the last five years.

Anti-Hedging and Anti-Pledging Policy
We prohibit all directors and employees, including all NEOs, from hedging or pledging the Company’s common stock or engaging in short sales, purchases or sales of options, puts or calls, as well as derivatives such as swaps, forwards or futures and trading on a short-term basis in the Company’s common stock.

Emphasis on Equity Compensation	The most significant portion of non-employee director compensation is the annual RSU equity award for service on the Board.

Director Compensation Program
The Compensation Committee reviews non-employee director compensation typically every two years and recommends changes, when appropriate, to the Board. This review includes consideration of MSCI’s non-employee director stock ownership guidelines. The Compensation Committee is aided in its review by its external independent compensation consultant, Semler Brossy. The Compensation Committee takes into account peer benchmarking and broader general industry practices to establish non-employee director compensation.

DIRECTOR FEES	COMMITTEE MEMBERSHIP FEES

*    Based on the closing share price of MSCI common stock as reported by the NYSE on the trading day prior to grant.

Following a review of peer company and market practice, the Compensation Committee has approved certain adjustments to our director compensation program for 2024. Effective May 1, 2024, the cash retainer for serving as a director will increase by $10,000 to $90,000 and the grant date values of the annual RSU equity awards for each non-employee director will increase by $25,000 to $210,000 and for the Lead Director will increase by $25,000 to $260,000.

Directors may elect under the terms of the MSCI Inc. 2016 Non-Employee Directors Compensation Plan (the “Directors Plan”) to receive their cash retainer in the form of shares of our common stock. Under the Directors Plan, non-employee directors are subject to annual limits on their cash and equity compensation, which were approved by our shareholders at our 2016 annual meeting of shareholders, as follows: non-employee directors may not receive in any calendar year (i) options, restricted stock, RSUs and other stock-based awards with a grant date fair value of more than $1,000,000 (as determined in accordance with applicable accounting standards) and (ii) retainers and other cash-based awards in excess of $1,000,000. These caps cannot be increased without the approval of our shareholders.

54	MSCI | Director Compensation and Stock Ownership Guidelines
RSUs granted to non-employee directors are granted on May 1 of each year and vest on the first anniversary of the grant date. Cash retainers and RSU awards are prorated when a director joins the Board and/or a committee at any time other than May 1. RSUs granted on or after May 1 vest on the next May 1 to occur following the grant date. For example, if a director joins the Board on February 1, 2024, his or her prorated RSUs will vest on May 1, 2024. If a director joins the Board on May 31, 2024, his or her prorated RSUs will vest on May 1, 2025.
RSUs are recognized as an expense in the Company’s financial statements for financial reporting purposes with respect to 2023 in accordance with FASB ASC Subtopic 718-10.
Holders of these RSUs are entitled to participate in dividend equivalent payments, and such payments may be settled in cash, shares of our common stock, or a combination thereof, to be decided by the Company in its sole discretion. Prior to the conversion to shares, RSU holders do not have any rights as an MSCI shareholder with respect to such RSUs, including the right to vote the underlying shares. The RSUs are generally non-transferable; however, our Board may, in its discretion, specify circumstances under which an award may become immediately transferable and non-forfeitable or under which the award will be forfeited. The RSUs vest and convert to shares immediately upon termination of service for reasons of death, disability or a change in control. If service as a director terminates for any other reason, all unvested RSUs will be cancelled and forfeited unless determined otherwise by the Board or the Compensation Committee.
Non-employee directors are reimbursed for expenses incurred in connection with attending Board meetings and educational sessions.
Director Deferral Plan
Under the MSCI Inc. Non-Employee Directors Deferral Plan (the “Deferral Plan”), our directors are permitted to defer receipt of shares of our common stock payable in lieu of cash retainers and/or upon conversion of RSUs granted to the director following the year for which an election has been submitted; provided that an election made by a director within 30 days after the director becomes eligible to receive a cash retainer or RSUs shall apply to any common stock payable in lieu of such a cash retainer and/or upon conversion of such RSUs granted to the director following the date on which the director makes the election. Receipt of shares of our common stock may be deferred until a future date specified by the director, a termination of service from the Board, or the earlier of the two. While the Deferral Plan allows for it, the Board has not yet implemented a process for the deferral of cash payments.
2023 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash(1)(2) ($)	Stock Awards(3)(4) ($)	All Other Compensation(5) ($)	Total ($)
Robert G. Ashe	99,867	234,953	2,785	337,605
Chirantan “CJ” Desai(6)	—	—	—	—
Wayne Edmunds	100,000	184,778	2,191	286,969
Catherine R. Kinney(7)	89,736	184,778	116,547	391,061
Robin Matlock	100,192	184,778	3,709	288,679
Jacques P. Perold	115,000	184,778	2,191	301,969
Sandy C. Rattray	115,288	184,778	2,191	302,257
Linda H. Riefler	115,000	184,778	5,911	305,689
Marcus L. Smith	120,384	184,778	2,191	307,353
Rajat Taneja	89,736	184,778	8,771	283,285
Paula Volent	99,867	184,778	2,191	286,836
(1)Pursuant to MSCI’s Third Amended and Restated Articles of Incorporation, directors hold office for a term expiring at the next annual meeting of shareholders. The Board term beginning in April 2023 and ending in April 2024 (the “2023 Board Term”) and the Board term beginning in April 2022 and ending in April 2023 do not coincide with MSCI’s calendar-year fiscal year. Amounts included in the table above represent cash earned or paid, or stock awards granted, as applicable, during the year ended December 31, 2023. Because directors are paid for service from May 1 to April 30, any prorated amounts are calculated from the applicable date to May 1 of the relevant Board term.

2024 PROXY STATEMENT	55
(2)Cash amounts in this column include the annual retainers and committee fees paid during the year ended December 31, 2023. Four of our directors elected to receive all or a portion of their annual cash retainers in stock as set forth below. The number of shares issued was determined by dividing the aggregate value of the elected portion of the cash retainer by the closing share price of MSCI common stock on the trading day prior to the grant date ($482.45 for Messrs. Ashe and Taneja and Mmes. Kinney and Volent) and rounding down to the next whole number. Mr. Taneja elected to defer receipt of such shares until the earlier of (i) June 1, 2025 and (ii) the 60th day after his “separation from service” as a director under the Deferral Plan.

Name	Cash	Stock
Mr. Ashe	—	$ 99,867.15 (207 shares)
Ms. Kinney	—	$ 89,735.70 (186 shares)
Mr. Taneja	—	$ 89,735.70 (186 shares)
Ms. Volent	—	$ 99,867.15 (207 shares)
(3)Represents the aggregate grant date fair value of RSUs granted in 2023 in accordance with FASB ASC Subtopic 718-10. The fair value is calculated by multiplying the closing share price of MSCI common stock on the date prior to the grant date by the number of units awarded. For assumptions regarding these calculations, please see notes 1 and 11 to the consolidated financial statements included in our 2023 Annual Report on Form 10-K filed with the SEC on February 9, 2024. The values in this column may not correspond to the actual value that will be realized by the non-employee directors at the time the RSUs vest. The number of RSUs awarded is determined by dividing the aggregate value of the RSU award by the closing share price of MSCI common stock on the trading day prior to the grant date ($482.45 for Messrs. Ashe, Edmunds, Perold, Rattray, Taneja and Smith and Mmes. Kinney, Matlock, Riefler and Volent) and rounding down to the next whole number. For the 2023 Board term, each of Messrs. Edmunds, Perold, Rattray, Taneja and Smith and Mmes. Kinney, Matlock, Riefler and Volent received 383 RSUs and Mr. Ashe received 487 RSUs. These RSUs will vest on May 1, 2024. Ms. Riefler elected to defer receipt of such shares issuable upon vesting until the 60th day after her “separation from service” as a director under the Deferral Plan. Ms. Matlock elected to defer receipt of such shares issuable upon vesting until the earlier of (i) June 1, 2033 and (ii) the 60th day after her “separation from service” as a director under the Deferral Plan. Mr. Taneja elected to defer receipt of such shares issuable upon vesting until the earlier of (i) June 1, 2025 and (ii) the 60th day after his “separation from service” as a director under the Deferral Plan.
(4)As of December 31, 2023, each of our non-employee directors had the following outstanding stock awards in the form of RSUs: Messrs. Edmunds, Perold, Rattray, Taneja and Smith and Mmes. Kinney, Matlock, Riefler and Volent each had 383 RSUs outstanding, and Mr. Ashe had 487 RSUs outstanding.
(5)Cash amounts in this column include dividend equivalents paid during the year ended December 31, 2023 in connection with the Company’s payment of its quarterly cash dividend. Each of Mmes. Kinney, Matlock and Riefler received shares of our common stock and a cash payment for fractional shares received as a dividend equivalent payment for RSUs and in lieu of receiving a cash dividend payment for shares, in each case subject to her deferral election (in Ms. Kinney’s case, a prior deferral election that continues to apply with respect to awards previously deferred). Mr. Taneja received shares of our common stock and a cash payment for fractional shares received as a dividend equivalent payment for RSUs and shares elected in lieu of annual cash retainer and in lieu of receiving a cash dividend payment for shares, subject to his deferral election. The table below sets forth the amounts received by each.

Name	Shares	Cash Received for Fractional Shares
Ms. Kinney	$ 113,406.80 (220 shares)	$948.28
Ms. Matlock	$ 2,521.75 (5 shares)	$1,187.69
Ms. Riefler	$ 4,063.86 (8 shares)	$1,846.68
Mr. Taneja	$ 6,675.89 (13 shares)	$2,095.39
(6)Mr. Desai was appointed to the Board effective March 11, 2024.
(7)Ms. Kinney is not standing for re-election at the 2024 Annual Meeting but will remain on the Board through the date of the meeting.

56	MSCI | Director Compensation and Stock Ownership Guidelines
Non-Employee Director Stock Ownership Guidelines
Our Board believes that our directors should hold a meaningful financial stake in our Company in order to further align their interests with those of our shareholders. Under the Company’s stock ownership guidelines for non-employee directors, commencing on April 28, 2016, each non-employee director has been required to own a target number of shares of stock of the Company equal to the sum of the “net shares” resulting from the vesting of the RSUs granted to such director for each of the last five years, with such aggregate share ownership to be achieved within five years of initially being elected or appointed to the Board and maintained thereafter. “Net Shares” means the number of shares that would remain if the shares underlying the equity awards are sold or withheld by the Company to (i) pay the exercise price of a stock option, (ii) satisfy any tax withholding obligations (assuming a tax rate of 50%) or (iii) satisfy any other applicable transaction costs.
Shares that count towards satisfaction of the target level of stock ownership under the stock ownership guidelines for non-employee directors consist of the following:
(1)    Shares beneficially owned individually, either directly or indirectly (including any shares beneficially owned as a result of an election to receive a retainer (or any portion thereof) in shares);
(2)    Shares beneficially owned jointly with, or separately by, immediate family members residing in the same household, either directly or indirectly;
(3)    Shares underlying vested and unvested RSUs granted under the Directors Plan; and
(4)    Shares for which receipt has been deferred (including any shares held through the Deferral Plan or any other deferred compensation plan maintained by the Company).
As described above, under these guidelines, non-employee directors are required to hold all after-tax shares received on the vesting of annual awards in the prior five years of service until the requirement is met and maintained. As of the date of this Proxy Statement, all of our non-employee directors are in compliance with the Company’s stock ownership guidelines.

2024 PROXY STATEMENT	57

Proposal No. 2 Advisory Vote to Approve Executive Compensation (Say-on-Pay)
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables MSCI’s shareholders to vote to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules.
For an overview of the compensation of our NEOs and our compensation strategy, see “Compensation Matters—Compensation Discussion and Analysis—Executive Summary” below.
We are asking for shareholder approval of the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules, which include the disclosures under “Compensation Matters—Compensation Discussion and Analysis,” the compensation tables included herein and the narrative following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement.
This vote is advisory and therefore not binding on MSCI, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of MSCI’s shareholders. To the extent there is any significant vote against NEO compensation as disclosed in this Proxy Statement, we will consider those shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. MSCI currently conducts annual advisory votes on executive compensation.
VOTE REQUIRED AND RECOMMENDATION
The affirmative vote of a majority of the votes cast at our 2024 Annual Meeting, at which a quorum is present, is required to approve Proposal No. 2. Abstentions and broker non-votes shall not be treated as votes cast.

Our Board of Directors recommends a vote “FOR” the approval of the compensation of MSCI’s Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.
Proxies solicited by the Board will be voted “FOR” this approval unless otherwise instructed.

58	MSCI

Compensation Matters

2024 PROXY STATEMENT	59
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (referred to as the “CD&A”) section summarizes our general philosophy with regard to the compensation of our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), and our three next most highly paid executive officers in 2023 (collectively referred to as “named executive officers” or “NEOs”). The CD&A provides context for the executive compensation disclosures presented below in both tabular and narrative form. Under its charter, the Compensation Committee reviews the Company’s compensation strategy and reviews and approves executive officer compensation as well as the Company’s compensation and benefits program generally. The Compensation Committee approved the compensation structure and amounts for each of our NEOs for 2023, which were materially consistent with those approved in 2022 and which were designed to further the Company’s strategic objectives.

OUR NAMED EXECUTIVE OFFICERS FOR 2023 ARE:

HENRY A. FERNANDEZ Chairman and Chief Executive Officer	ANDREW C. WIECHMANN Chief Financial Officer	C. D. BAER PETTIT President and Chief Operating Officer	SCOTT A. CRUM Chief Human Resources Officer	ROBERT J. GUTOWSKI General Counsel
Highlights
Executive Summary
Our executive compensation program is designed to link pay to performance, encourage prudent decision-making and risk management, and create a balanced focus on short-term and long-term performance that supports shareholder value creation. In the dynamic and competitive environment in which we operate, it is imperative that we maintain a responsible executive compensation program that encourages and rewards our leaders for achieving short-term and long-term results.
The following table sets forth the key components of our target-based compensation program in effect in 2023.

Executive Compensation Program

ELEMENTS
Fixed Component:	Variable Components:
Base Salary	Annual Incentive Plan	Long-Term Incentive Program

PHILOSOPHY
Each of the three components has a different purpose. The sum of the base salary, target annual cash incentive and target equity incentive creates a target total compensation. Actual cash incentive and equity incentive payouts are dependent upon the achievement of the relevant AIP and LTIP goals tied directly to the performance of the Company, the product/functional unit and the individual.

60	MSCI | Compensation Matters
We believe that this target-based incentive structure fosters a culture of high performance and accountability and promotes shareholder interests by closely aligning executive compensation with objectively measured Company performance and strategic goal attainment as further described below.

Performance-Based Compensation

SHORT-TERM (Annual Incentive Plan Cash Bonus)			LONG-TERM (Equity Grants)

(70%) Financial Performance	(20%) Key Performance Indicators	(10%) DE&I Goals
•Restricted Stock Units (cliff-vest after a 3-year service period)
•Performance Stock Units (earned based on absolute TSR CAGR over a 3-year performance period) with a 1-year post-vesting mandatory holding period
•Performance Stock Options (earned based on cumulative revenue and cumulative adjusted EPS over a 3-year performance period)

Aligns NEOs’ interests with stakeholders’ interests by:
•Rewarding performance for achievement of strategic goals, which are designed to position the Company competitively
•Promoting strong financial results and shareholder value
•Incentivizing a diverse and inclusive corporate culture that drives innovation, employee engagement and better business outcomes

Further aligns NEOs’ interests with stakeholders’ interests by:
•Promoting an “owner-operator” mindset among senior leaders with rigorous share ownership guidelines and additional share retention requirements
•Linking a substantial portion of long-term compensation to the achievement of operational results (revenue and adjusted EPS) and shareholder value creation (TSR)

2024 PROXY STATEMENT	61
2023 Business Highlights
Execution on Strategic Priorities
Despite the economic uncertainties and geopolitical and social disruptions that continued throughout 2023, we delivered another year of strong results. Our intense client-centricity has enabled us to serve as a go-to partner for our clients, and we believe that our performance in 2023 demonstrates the strength of our execution and the results of our key long-term investments. We achieved these results in 2023 while our employees continued to deliver exceptional performance.
Strong Financial Performance

OPERATING REVENUES	DILUTED EPS / ADJUSTED EPS(1) (Unaudited)

Diluted EPS
Adjusted EPS
$8.70
$9.95
$10.72
$11.45
$14.39
$13.52
2021
2022
2023

NET CASH PROVIDED BY OPERATING ACTIVITY / FREE CASH FLOW(1) (Unaudited)	TOTAL NET SALES(2) (Unaudited)
(in millions)	(in millions)

Net Cash Provided by Operating Activities
Free Cash Flow
$936.1
$883.3
$1,095.4
$1,022.5
$1,236.0
$1,145.2
2021
2022
2023

(1)“Adjusted EPS” and “free cash flow” are non-GAAP financial measures and “Diluted EPS” and “net cash provided by operating activity” are the corresponding GAAP measures, respectively. See Annex B for definitions and reconciliations of all non-GAAP financial measures referenced herein.
(2)Total Net Sales is defined as gross sales (new recurring subscription sales plus non-recurring sales) less subscription cancellations.
For additional information about key strategic developments and milestones for our NEOs during 2023, please see the details under “KPI Component and DE&I Goals Component” on page 72 of this Proxy Statement.

62	MSCI | Compensation Matters
Key 2023 Compensation Decisions
We believe our executive compensation program continues to provide effective incentives to our NEOs in leading the Company to achieve strong performance and motivate them to position the Company for future growth and success. With the help of its external independent compensation consultant, Semler Brossy, the Compensation Committee continued to carefully consider relevant internal and external economic and business factors in making decisions relating to our executive compensation program for 2023.
The Compensation Committee considered shareholder feedback, reviewed peer compensation analyses, kept apprised of the changing legal and regulatory framework affecting pay practices and reviewed the performance of our NEOs and the Company as a whole. Based on its evaluation of these factors, and following a substantial update to the executive compensation program in 2022 based on shareholder feedback, the Compensation Committee approved our executive compensation program for 2023 that was materially consistent with that approved for 2022 based on its determination that such program continued to further the Company’s strategic objectives. In particular, we believe our LTIP enhances our pay-for-performance culture by incorporating shareholder feedback and reviews and that the LTIP supports the Company’s strategic planning while incentivizing continued stock price appreciation.
In 2023, based on feedback received from shareholders to focus on climate considerations in our executive compensation program, we required each Management Committee member to have a meaningful climate goal as part of the KPI component of the AIP, and we expanded our Executive Accountability Framework, which establishes the philosophy and process for assessment of DE&I Goals in our AIP program, to now also cover climate goals. Other changes made to the Company’s executive compensation program in 2023 included the adoption of a new Financial Statement Compensation Recoupment Policy in line with new Exchange Act Rule 10D-1 (“Rule 10D-1”).
The key features of the 2023 RSUs, PSUs and PSOs are as follows:

RSUs:

•Granted to NEOs other than the CEO and President and COO
•Cliff-vest at the end of a three-year vesting period (reflects a change from prior practice of annual ratable vesting)
•Long-term value of underlying stock tied to share price
•Ensure a base level of stock ownership to foster long-term alignment with shareholders, which is strengthened through share retention requirements

PSUs:

•Granted to all NEOs
•Cliff-vest at the end of a three-year performance period
•May be earned between 0% and 300% of the target number of shares based on achievement of absolute TSR CAGR performance metric (and between 0% and 200% for 2024 PSU grants); no payout if achievement is below threshold performance level
•Realize meaningful value only to the extent that shareholders also realize value
•Include one-year post-vest mandatory holding period, where such shares, or rights with respect to such shares, may not be transferred until the expiration of such holding period
•Dividend equivalents only paid if and to the extent the underlying award is earned and vests

PSOs:

•Granted to all NEOs to further facilitate an “owner-operator” mindset and focus on longer-term strategic goals
•Vest upon satisfaction of both a service condition and a performance condition, with the service condition satisfied on the third anniversary of the grant date
•May be earned between 0% and 200% of the target number of shares subject to the option based on the combined level of achievement of a cumulative revenue performance goal and a cumulative adjusted EPS performance goal, each weighted at 50% and measured over a three-year performance period; no payout if achievement is below threshold performance level, and any vested PSOs will have no intrinsic value unless the closing share price of MSCI common stock exceeds the relevant exercise price before expiry
•Share price of MSCI common stock must exceed exercise price for a participant to realize value

2024 PROXY STATEMENT	63
In addition, our stock ownership and retention guidelines require that all members of our Executive Committee (which includes senior leaders from across the Company who drive MSCI’s strategy and operations, including our NEOs) must hold shares equivalent, in the aggregate, to 25% of the “net shares” they receive (i.e., after payment of taxes, exercise price and related costs) from equity awards granted to them after January 1, 2022. For additional information about our Stock Ownership and Retention Guidelines applicable to our NEOs, please see page 80 of this Proxy Statement.
Governance and Administration
Executive Compensation Philosophy and Goals
We evaluate our executive compensation structure on an annual basis to ensure alignment with our compensation philosophy, business strategy and shareholder priorities. Our compensation philosophy centers around maintaining a compensation program for our NEOs that is designed to promote the achievement of our short-term and long-term financial and strategic goals. For additional information on our financial performance, see page 61 of this Proxy Statement.
In addition to the principles described in the “Executive Summary” on page 59 of this Proxy Statement, our executive compensation program is designed to:
•promote achievement of the Company’s financial and strategic goals and provide alignment with the objectives of our multi-year strategic planning;
•provide a framework to advance our strategic goals and encourage our NEOs to make a long-term commitment to the Company;
•ground compensation determinations on the performance of the Company, the product/functional unit and the individual;
•attract, retain and engage top-level talent and provide each NEO with compensation opportunities that are competitive with market practices and within our cost structure;
•appropriately manage compensation risk in light of our business strategy;
•align the long-term interests of our senior executives with those of our shareholders by promoting actions that will allow for sustainable top- and bottom-line growth opportunities and capital returns to shareholders; and
•maintain an “owner-operator” culture and strong corporate governance practices.
In furtherance of our pay-for-performance philosophy, the primary financial quantitative metrics used in our incentive compensation programs generally reflect those used internally to measure our performance and externally to report to investors, in particular, revenue and adjusted EPS, which are utilized under both our AIP and LTIP. Many of these measures are tied to cash generation, capital efficiency and generating sustained profitable growth over time, as well as our ability to increase shareholder value.
Our CEO, Chief Human Resources Officer and CFO annually review the incentive metrics in our executive compensation program with the Compensation Committee to ensure that the program remains balanced and motivates the achievement of the go-forward drivers of our business. The financial metrics used in our 2023 executive compensation program were:

	Metric	Alignment to Broader Strategy

Annual Incentive Plan and Long-Term Incentive Program	Revenue	Represents the top-line measure of our business performance; for the LTIP, measured over a cumulative, three-year basis to align with our strategic planning
	Adjusted EPS(1)	Measures profitability on a per-share basis, including by adjusting for the after-tax impact of significant one-time, unusual or non-recurring items; for the LTIP, measured over a cumulative, three-year basis to align with our strategic planning; encourages a focus on profitability and expense management
Annual Incentive Plan Only	Total Net Sales (formerly referred to as Net New Sales)	Represents the amount of new sales net of cancellations
	Free Cash Flow(1)	Monitors cash flow generation and measures cash after capital investments
Long-Term Incentive Program Only	TSR CAGR	Measures total company achievement of shareholder returns and encourages sustained value creation

(1)See Annex B for definitions and reconciliations of all non-GAAP financial measures referenced herein.

64	MSCI | Compensation Matters
2023 Pay Mix
Our executive compensation philosophy provides our NEOs with the opportunity to earn a significant portion of their compensation in the form of variable incentive compensation (i.e., annual cash incentive awards under our AIP and long-term equity incentive awards under our LTIP), with the remaining portion of their total compensation as their base salary. This emphasis on variable incentive compensation is illustrated in the following pay mix charts:

2023 ANNUALIZED CEO	2023 AVERAGE ANNUALIZED OTHER NEOS

For fiscal year 2023, 93% of our CEO’s target total compensation was variable incentive compensation and 87% of the average of our other NEOs’ target total compensation was variable incentive compensation.
Executive Compensation Practices
Our executive compensation practices incorporate the following corporate governance best practices that protect the interests of our shareholders and are consistent with high standards of risk management.

WHAT WE DO

✔Emphasize variable compensation
✔Provide formula-based annual cash incentive opportunities
✔Subject equity awards to rigorous service- and performance-vesting requirements
✔Impose rigorous stock ownership guidelines and requirements on all of our NEOs and other Executive Committee members, with guidelines among the highest multiples of base salary in our peer group
✔12x annual base salary for our CEO and our President and COO
✔8x annual base salary for our other NEOs
✔4x annual base salary for other Executive Committee members
✔Require members of our Executive Committee, including our NEOs, to hold shares equivalent, in the aggregate, to 25% of the net shares they receive (after payment of taxes, exercise price and related costs) from equity awards until they no longer serve on the Executive Committee, reflecting MSCI’s deep commitment to an “owner-operator” culture

✔Maintain clawback policies for incentive based-compensation (cash and equity) with provisions that both comply with and extend beyond those required under Rule 10D-1, covering a broad range of detrimental conduct and financial restatements
✔Provide for double-trigger vesting upon a change in control
✔Only pay dividend equivalents on PSUs if and when the underlying award vests
✔Make CEO’s and President and COO’s equity grants entirely in awards tied to performance metrics, to focus on long-term shareholder value creation
✔Retain an independent compensation consultant at the direction of the Compensation Committee to, among other things, further develop an understanding of peer and best practices
✔Incorporate into our AIP program DE&I-related goals for all Managing Directors and climate-related goals for Management Committee members
✔Engage with shareholders and incorporate feedback

WHAT WE DON’T DO

   Do not provide gross-ups to cover excise taxes
   Do not allow any directors or employees, including all NEOs, to hedge or pledge our common stock, engage in short sales, purchases or sales of options, puts or calls, as well as derivatives such as swaps, forwards or futures or trade on a short-term basis in our common stock

   Do not allow repricing of options or stock appreciation rights awards without shareholder approval
   Do not provide for “liberal” share recycling when shares are tendered or withheld to satisfy tax withholding obligations or as payment of an option exercise price

2024 PROXY STATEMENT	65
Executive Compensation Process
The executive compensation program described in this section is the result of a year-long process.

JANUARY/ EARLY FEBRUARY
•The Compensation Committee reviews and determines the AIP awards for prior-year performance for NEOs based on an assessment of the Company’s achievement of the financial metrics established for the prior year, as well as the executive’s achievement of individual KPIs and DE&I Goals for the prior year.
•The CEO makes recommendations to the Compensation Committee on compensation for NEOs (other than his own performance, which is reviewed by the Compensation Committee), and the Compensation Committee takes these recommendations into consideration in reaching its final compensation decisions. When making compensation decisions for our CEO and other NEOs, the Compensation Committee also considers the views of the other independent directors.
•Certify achievement of performance metrics applicable to any equity awards granted in prior years.
•In most years, establish the AIP structure for the current year, including the applicable AIP financial metrics and target AIP awards for each NEO.
•Establish the structure and performance metrics applicable to equity awards to be granted under the LTIP for the current year, and grant equity awards based on a number of factors, including the Company’s recent performance, peer analysis and the executive’s individual performance and potential future contributions.

MARCH	•Consider risks arising from the Company’s incentive compensation plans. •Review investor areas of focus.

APRIL	•Review Say-on-Pay voting recommendations from proxy advisors and the shareholder vote at our annual meeting. •Review and approve KPIs and DE&I Goals for current year’s AIP.

JULY TO OCTOBER
•Review our performance culture.
•Review senior management fit for role and potential successors.
•Review peer group.
•Compensation consultant reports on compensation practices and trends in the industry.
•Review design of next year’s executive compensation programs.

NOVEMBER	•NEOs summarize preliminary results against their current-year KPIs and DE&I Goals. •Meet with shareholders to discuss our executive compensation practices and policies and collect feedback.

DECEMBER	•Finalize design of executive compensation program for upcoming year and review preliminary recommendations for actual and target levels of compensation.

ONGOING
•Management provides feedback from shareholder outreach regarding our executive compensation program.
•Review progress made on performance metrics.
•Monitor performance against financial performance metrics.
•Monitor compliance with stock ownership guidelines.
•Monitor and assess regulatory developments and new disclosure requirements.

66	MSCI | Compensation Matters
Independent Compensation Consultant
The Compensation Committee selected and engaged Semler Brossy as its independent compensation consultant to assist with a range of executive compensation matters, including the overall design of our executive compensation program, evaluation and selection of peer group companies, provision of competitive market data and other matters related to our NEO compensation program. During 2023, Semler Brossy was present at all Compensation Committee meetings, other than the Compensation Committee’s annual in-depth review of senior leader progression planning, and consulted on executive compensation matters, including by reviewing agendas and preparing materials in advance of each meeting and sharing peer and best practices with management and the Compensation Committee, as appropriate. The Compensation Committee recognizes that it is important to receive objective advice from its outside advisor and regularly meets with Semler Brossy in Executive Session without management’s attendance. Semler Brossy reports directly to the Compensation Committee, which, pursuant to its charter, maintains sole responsibility for retaining or terminating the compensation consultant. Semler Brossy did not provide any other services to MSCI during 2023.
Executive Compensation Considerations
The Compensation Committee considers a range of factors in determining compensation components and setting compensation amounts. In addition to reviewing NEO performance against annual goals, various financial and operational metrics, KPIs and DE&I Goals, the Compensation Committee reviews peer group analyses provided by Semler Brossy (used as a reference without benchmarking to a specified target) and shareholder feedback. The weight attributed to each individual factor may change from time to time, depending on the circumstances of such decisions. We believe this continues to be the best approach for the Company, as it enables the Compensation Committee to balance competing interests, address evolving priorities and meet Company objectives.
2023 Say-on-Pay Vote Results
In 2023, 98.2% of the votes cast on the Say-on-Pay Advisory Vote were voted in support of the compensation of our NEOs.
Shareholder Engagement
MSCI has established a robust process for engaging shareholders on executive compensation. On at least an annual basis, we meet with shareholders to provide an overview of our executive compensation program and highlight recent changes, if any. In our 2023 Corporate Responsibility Roadshow, the Company contacted shareholders representing approximately 55.5% of our outstanding shares and met with shareholders representing approximately 35.6% of our outstanding shares as of September 30, 2023 in individual meetings to discuss our corporate responsibility practices, including our executive compensation program. None of the shareholders expressed significant concerns with the Company’s compensation program, and the shareholders generally reacted positively to the Company’s current compensation program.
Our 2023 and 2024 compensation programs reflect feedback we considered from our shareholders over the last several years, including meaningful changes that we incorporated in 2022.

2024 PROXY STATEMENT	67

RECENT ENHANCEMENTS IN RESPONSE TO SHAREHOLDER FEEDBACK
WHAT WE HEARD	WHAT WE DID	WHY

Request to lower the PSU payout maximum	Beginning with awards granted in 2024, we lowered the payout maximum for annual PSUs from 300% to 200%	We believe a lower PSU payout maximum better aligns with market practice and is directly responsive to shareholder feedback

Focus on climate considerations in executive compensation program
In 2023, we required each Management Committee member to have a meaningful climate goal as part of the KPI component of the AIP, and expanded our Executive Accountability Framework to include our philosophy for setting climate goals
We believe that our most senior leaders should contribute to the Company’s climate goals by setting individual related goals

Greater support for an “owner-operator” culture through enhanced share retention	In 2022, the Compensation Committee further amended our stock ownership guidelines to adopt more rigorous requirements that reflect among the highest multiples of base salary in our peer group	We believe that significant stock ownership at the senior-most levels of leadership promote an “owner-operator” culture and focus our senior leaders on long-term shareholder value creation

Inclusion of financial and operating metrics in LTIP awards	In 2022, we incorporated PSOs into our LTIP that are earned based on the combined level of achievement of operating and financial metrics measured over a cumulative three-year performance period	We believe that grants of PSOs with a focus on financial and operating metrics that complement the TSR metric used in PSUs provide greater incentives for the execution of the Company’s strategic plan

Request for disclosure around how our Compensation Committee assessed performance for purposes of DE&I Goals	In 2022, we added disclosure regarding NEO performance with respect to DE&I Goals as well as the Company-wide approach to assessing performance against DE&I Goals through our Executive Accountability Framework	We believe it is important to convey transparent information about the achievement of DE&I Goals by our senior leaders as well as our framework for assessing those goals

Enhance retention and promote long-term shareholder value creation	In 2022, we revised the vesting structure of annual RSU grants to cliff-vest 100% at the end of a three-year service period (rather than annual ratable vesting over a three-year period)	We believe cliff-vesting further enhances our pay-for-performance culture

The Company will continue to maintain an active dialogue with shareholders and evaluate feedback on issues of importance to them, including the metrics that drive each of our NEO’s compensation. For additional information about our shareholder engagement efforts, please see page 41 of this Proxy Statement.
Peer Groups
To ensure competitiveness of compensation structures and pay levels for our NEOs, the Compensation Committee conducts an annual review of peer company compensation data. Each year, prior to beginning this review, the Compensation Committee examines the composition of companies previously considered our peer companies to make certain that the selected companies continue to be relevant as evaluated according to the following screening criteria:
•Scale, to reflect similar size and complexity;
•Geographic footprint, to reflect business structure and international complexity;
•Public ownership structure, to ensure availability of data;
•Competitors for talent; and
•Similar business model.

68	MSCI | Compensation Matters
The peer group used to inform fiscal 2023 pay decisions for our NEOs was comprised of 15 companies that, in aggregate, approximated MSCI’s size, scope of operations and operating metrics. In particular, the group was selected such that it, in aggregate:
•Approximated MSCI’s size on a revenue basis for fiscal 2023;
•Reflected MSCI’s high-margin, high-valuation operating metrics and international reach; and/or
•Represented the competitive talent market for financial technology, research and consulting, and data systems/information technology companies.

Company	Ticker	GICS Classification
MSCI Inc.	MSCI	Financials—Capital Markets—Financial Exchanges and Data
Aspen Technology, Inc.	AZPN	Information Technology—IT Services—Application Software
Black Knight, Inc.	BKI	Information Technology—IT Services—Data Processing and Outsourced Services
Dun & Bradstreet Holdings, Inc.	DNB	Industrials—Professional Services—Research and Consulting Services
Equifax Inc.	EFX	Industrials—Professional Services— Research and Consulting Services
FactSet Research Systems Inc.	FDS	Financials—Capital Markets—Financial Exchanges and Data
Fair Isaac Corporation	FICO	Information Technology—Software—Application Software
Gartner, Inc.	IT	Information Technology—IT Services—IT Consulting and Other Services
MarketAxess Holdings Inc.	MKTX	Financials—Capital Markets—Financial Exchanges and Data
Moody’s Corporation	MCO	Financials—Capital Markets—Financial Exchanges and Data
Morningstar, Inc.	MORN	Financials—Capital Markets—Financial Exchanges and Data
SEI Investments Company	SEIC	Financials—Capital Markets—Asset Management and Custody Banks
S&P Global Inc.	SPGI	Financials—Capital Markets—Financial Exchanges and Data
SS&C Technologies Holdings, Inc.	SSNC	Information Technology—Software—Application Software
TransUnion	TRU	Information Technology—Software—Application Software
Verisk Analytics, Inc.	VRSK	Industrials—Professional Services—Research and Consulting Services
Review for 2024
In its annual review of the executive compensation peer group for 2024, the Compensation Committee undertook a holistic review of the executive compensation peer group and determined the group to be sufficiently robust for market comparisons and balances. The Compensation Committee also continues to monitor companies in the industry with comparable financial and business fit factors and also examines the current peer group for any business changes. In addition, the Committee reviews the degree of overlap with proxy advisory peer companies. Based on this review, the Compensation Committee maintained the same peer group, as the selected companies met the same criteria described above for 2023 and the group continued to be an appropriate size. As Black Knight, Inc. was recently acquired by Intercontinental Exchange, Inc., the combined company will be evaluated in next year's review.

2024 PROXY STATEMENT	69
Review of our Programs
Elements of Executive Compensation
Our executive compensation program in 2023 consisted of the following elements.

Compensation Element	Type of Pay	Purpose	2023 Program

ANNUAL BASE SALARY STARTS ON PAGE 70	Fixed – Cash	Provides certainty and predictability to meet ongoing living and other financial commitments Guaranteed compensation in exchange for investing in a career with MSCI	•The only fixed component of our executive compensation program •For 2023, represented 7% of our CEO's target total compensation and an average of 13% of our other NEOs' total target compensation

ANNUAL INCENTIVE (Cash Bonus) STARTS ON PAGE 71	Variable, Short-Term, Performance-Based – Cash	Provides a competitive annual cash bonus opportunity Intended to drive one-year performance results against financial targets and other Company, individual and leadership-focused goals
•Metrics vary by executive, but include:
•Financial Metrics (70% weighting); for NEOs consisting of:
•Revenue
•Adjusted EPS
•Total Net Sales (formerly referred to as Net New Sales)
•Free Cash Flow
•Key Performance Indicator/Leadership Effectiveness Goals (20% weighting)
•DE&I Goals (10% weighting)

LONG-TERM INCENTIVES STARTS ON PAGE 75	Variable, Long-Term, Time and Performance-Based – Equity •RSUs •PSUs •PSOs	Fosters an “owner-operator” mindset; closely aligns management’s interests with the long-term interests of our shareholders Promotes the retention of key members of our management team
•RSUs which cliff vest after a three-year vesting period
•PSUs which vest based on achievement of an absolute TSR performance metric over a cumulative 3-year performance period, with a 1-year post-vesting mandatory holding period
•PSOs with a three-year performance period which vest based on the combined level of achievement of a cumulative adjusted EPS performance metric and a cumulative revenue performance metric
•Each of Messrs. Fernandez and Pettit received 100% of their LTIP awards in 2023 in the form of performance awards, with 50% in the form of PSUs and 50% in the form of PSOs, with other NEOs receiving a mix of 30% RSUs, 35% PSOs and 35% PSUs

70	MSCI | Compensation Matters
Fixed Compensation
Annual Base Salary
Base salary is the only fixed component of our executive compensation program. The annual base salary element offers our NEOs a measure of certainty and predictability to meet ongoing living and other financial commitments. In setting base salaries for our NEOs, the Compensation Committee has sought to establish base salary rates that (i) are competitive with those provided for similar positions at companies in our peer group and (ii) recognize the experience and performance of the NEO. The Compensation Committee reviews the base salaries of our NEOs on an annual basis.

Name	2023 Base Salary Rate ($)
Henry A. Fernandez	1,000,000
Andrew C. Wiechmann	550,000
C. D. Baer Pettit(1)	777,076
Scott A. Crum	550,000
Robert J. Gutowski	500,000
(1)Base salary for Mr. Pettit was paid in British pounds sterling and converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.243322. Mr. Pettit’s 2023 base salary rate was £625,000.
Variable Compensation
The variable compensation actually paid to our NEOs is subject to performance metrics that are designed to (i) emphasize pay for performance, (ii) balance short-term and long-term incentives, and (iii) take into account input from our shareholders. The variable elements of our target-based incentive compensation program include:
(1)an annual cash incentive component; and
(2)a long-term equity incentive component.
In determining target cash and equity incentive compensation amounts for each NEO, the Compensation Committee takes into account a number of factors, including: the differences in relative responsibilities; experience and performance in role; the ability to impact overall Company performance; Company, product segment and individual performance; and historical compensation and peer group analyses (used as a reference without benchmarking to a specified target).
There is no minimum amount of variable compensation payable to the NEOs. The Compensation Committee makes determinations, in its discretion, as to the amounts of variable compensation awarded based on program metrics and individual performance, subject to the terms of any applicable plan or arrangement.

2024 PROXY STATEMENT	71
Annual Cash Incentives
The Company awards annual cash incentives pursuant to the Company’s AIP, which closely aligns management’s interests with those of shareholders by employing a formulaic approach that considers specific financial metrics and individual KPIs and DE&I Goals when determining cash incentives. Under the AIP, each NEO is eligible to earn an annual target cash incentive and may receive between 0% and 150% of their target cash incentive opportunity based on attainment of the level of certain financial performance metrics (together, weighted at 70%), individual KPIs (weighted at 20%) and DE&I Goals (weighted at 10%). The Compensation Committee believes that subjecting 70% of the target cash incentive to pre-established performance targets further promotes shareholder value creation by more directly aligning executive compensation with Company financial performance and strategic goal attainment.
The following table sets forth the target cash incentive opportunity for each NEO in respect of 2023, as well as the financial, KPI and DE&I weightings under the AIP for 2023.

		Financial Component—Overall Weighting of 70%
		MSCI Metrics
Name	2023 Target Cash Incentive ($)	Revenue	Adjusted EPS	Total Net Sales	Free Cash Flow	KPIs	DE&I Goals
Henry A. Fernandez	1,400,000	20.0%	30.0%	40.0%	10.0%	20.0%	10.0%
Andrew C. Wiechmann	750,000	20.0%	30.0%	40.0%	10.0%	20.0%	10.0%
C. D. Baer Pettit(1)	1,118,990	20.0%	30.0%	40.0%	10.0%	20.0%	10.0%
Scott A. Crum	700,000	20.0%	30.0%	40.0%	10.0%	20.0%	10.0%
Robert J. Gutowski	650,000	20.0%	30.0%	40.0%	10.0%	20.0%	10.0%
(1)The 2023 target annual cash incentive opportunity reflected in the table above for Mr. Pettit was converted from British pounds sterling to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.243322 for fiscal 2023. Mr. Pettit’s actual 2023 target cash incentive amount was £900,000.
Financial Component
The threshold, target and maximum for each financial component making up the AIP, as well as the actual results attained for 2023, are included in the table set forth below. The combined actual performance achievement for all metrics under the financial component of the AIP for 2023 was 104.4% of target.

		Threshold		Target		Maximum		Actual
Metrics	Target $mm(1)	% Of Target	Payout (% Of Opportunity)	% Of Target	Payout (% Of Opportunity)	% Of Target	Payout (% Of Opportunity)	% Of Target	Payout (% Of Opportunity)
MSCI Revenue	2,467.7	95%	50%	100%	100%	105%	150%	102.5%	124.8%
MSCI Adjusted EPS	12.55	90%	50%	100%	100%	110%	150%	107.7%	138.6%
MSCI Total Net Sales	341.0	70%	50%	100%	100%	130%	150%	77.9%	63.1%
Free Cash Flow	1,063.3	85%	50%	100%	100%	115%	150%	107.7%	125.7%
(1)Except adjusted EPS, which is not stated in millions.
In accordance with its authority under the AIP, the Compensation Committee has a regular practice of reviewing financial and operating targets and making equitable adjustments if necessary to account for the impact of acquisitions or as equitable to avoid undue harm. When such an adjustment is made, the impact of the adjustment is the same for all similarly situated participants, including our NEOs. In determining the 2023 actual cash incentive amounts, the Compensation Committee made certain adjustments to the target financial metrics under, and in accordance with the terms of, the AIP, which permits the Compensation Committee to make equitable adjustments, in whole or in part, to any performance measures for certain events specified in the AIP, including the effect of any acquisition. Specifically, the Compensation Committee made adjustments to the metrics listed below to take into account the impact resulting from the completion of two acquisitions that occurred in 2023: (1) the acquisition of The Burgiss Group, LLC, which was completed on October 2, 2023 and (2) the acquisition of Trove Research Ltd, which was completed on November 1, 2023. The Compensation Committee believes that these acquisition-related adjustments are consistent with our compensation philosophy and compensation practices and were appropriate to account for certain unusual events that were not initially included in the Company’s operating plan.

72	MSCI | Compensation Matters

Metrics	Original Target $mm(1)	Adjustments $mm(1)	Adjusted Target $mm(1)
MSCI Revenue	2,442.3	25.4	2,467.7
MSCI Adjusted EPS	12.63	-0.08	12.55
MSCI Total Net Sales	335.0	6.0	341.0
MSCI Free Cash Flow	1,063.3	—	1,063.3
(1)Except adjusted EPS, which is not stated in millions.
Prior to the adjustments described above, the combined performance achievement for all metrics under the financial component of the AIP for 2023 was 106.4% of target. The adjustments resulted in an impact of -2.0% on the combined performance achievement largely due to eliminating the impact of additional revenue and net sales resulting from the acquisitions. As a result, the adjustments lowered the combined performance achievement for all metrics under the financial component of the AIP for 2023 to 104.4% of target for relevant participants, including our NEOs.
KPI Component and DE&I Goals Component
The Compensation Committee believes that including KPIs (20%% of the target AIP cash bonus amount) and DE&I Goals (10%% of the target AIP cash bonus amount) in the AIP provides an opportunity to assess individual results against specific goals as well as progress against multi-year efforts. The Compensation Committee regularly assesses the non-financial components and metrics used in the AIP and the weighting of those components and metrics, in addition to considering shareholder feedback.
In 2023, we continued our commitment to advancing DE&I by continuing to link the AIP target compensation of each Managing Director, including each of our NEOs, to DE&I progress. Our Managing Directors’ DE&I Goals are intended to align with our long-term strategy and DE&I objectives. In particular, our CEO’s KPIs and DE&I Goals are directly tied to strengthening engagement, succession and progression planning and further cultivating MSCI’s culture of inclusion and belonging, all of which build a strong foundation for future growth.
With respect to the DE&I Goals portion of AIP target compensation, our Executive Accountability Framework establishes the philosophy and process for assessing the DE&I Goals and overall DE&I performance for all Managing Directors, including our NEOs. The Executive Accountability Framework stresses that creating an inclusive environment is as important as attracting, developing and retaining a diverse employee population. As a result, Managing Directors are assessed on a range of considerations, including those relating to talent development, retention, hiring practices and engagement.
In 2023, in response to shareholder feedback, we also required each Management Committee member to include a meaningful climate goal as part of the KPI component of the AIP, and expanded the Executive Accountability Framework to now also cover the assessment of each of these climate goals.
The Compensation Committee based its assessment of each of our NEOs upon its evaluation of the Company’s performance and the individual performance of each NEO. See page 61 for information on the Company’s financial performance for 2023.

2024 PROXY STATEMENT	73

HENRY A. FERNANDEZ
Chairman and Chief Executive Officer
The Compensation Committee noted the following achievements, among others, for Mr. Fernandez, which have positioned MSCI for long-term value creation and sustained growth going forward:

Financial Performance
•Delivered robust financial performance including:
•Full-year operating revenues of $2.5 billion, up 12.5% compared to prior year
•Total Run Rate of $2.7 billion, up 16% compared to prior year
•Adjusted EPS* growth of 18%
Capital Allocation
•Led proactive and opportunistic capital planning and optimization, including by:
•Allocating investments to areas expected to deliver outsized growth and long-term shareholder value
•Enhancing capital structure, including with respect to leverage levels, resulting in second investment-grade credit rating
•Repurchasing approximately 0.98 million shares of common stock for a total value of $458.7 million
•Increasing regular quarterly cash dividend by approximately 32.7% from Q1 2022 to $1.38 per share
Investor Relations
•Engaged with investors and analysts to promote a deep understanding of MSCI’s strategy and drivers of growth
•Encouraged broader executive team to engage with investors
Strategic Acquisitions and Partnerships
•Prioritized strategic acquisitions and partnerships to expand product ecosystem in key growth areas:
•Completed acquisition of Burgiss to enhance private assets leadership and strengthening multi-asset class offerings
*Non-GAAP metric

•Completed acquisition of Trove Research to expand voluntary carbon markets solutions
•Announced acquisition of Fabric to enhance MSCI’s offering to wealth managers
•Oversaw expansion of partnership with Google Cloud to accelerate development of gen AI solutions for the investment industry
Climate Leadership
•Drove investments in Climate and supported product launches such as Corporate Sustainability Insights and the enhanced Climate Risk Report
•Participated in high-profile speaking engagements related to climate, including the COP28 summit in Dubai
•Distributed CEO letter engaging with top suppliers to emphasize MSCI’s commitment to reach net-zero by 2040
Client-Centricity
•Prioritized client-centricity with an 85% year-over-year increase in distinct C-suite meetings, which served to inform the Company’s understanding and awareness of client portfolios, business models and strategies, and resulted in key client wins
•Directed expansion of senior management engagement with clients to deepen CEO and executive relationships across MSCI client base
Talent, Culture, Engagement and DE&I
•Supported search efforts for exceptional and experienced talent, resulting in key senior hires in strategic growth areas
•Announced and championed a refreshed list of Cultural Values and reinforced the connection between Cultural Values and long-term business performance
•Demonstrated leadership and engagement in global DE&I initiatives, events and programs throughout the year

74	MSCI | Compensation Matters

ANDREW C. WIECHMANN
Chief Financial Officer
In addition to contributions to overall performance, the Compensation Committee noted the following achievements, among others, for Mr. Wiechmann:
•Continued to advance the impact of the Finance function through enhancements to our financial management, financial forecasting, business execution, and cash and working capital management
•Further established scalable processes to support the strong growth of the business with maximum efficiency
•Drove effective capital management with over $900 million of capital returned through share repurchases and dividends
•Enhanced firmwide strategy, including driving execution and integration of strategic acquisitions
•Fostered engagement and alignment across teams; enhanced culture by emphasizing collaboration, communication, ownership and accountability; supported and promoted company-wide focus on DE&I
•Drove best practices to address MSCI's corporate responsibility commitments, including launching the initial phase of carbon pricing and enhancing climate reporting processes to improve control frameworks and disclosures

C. D. BAER PETTIT
President and Chief Operating Officer
In addition to contributions to overall performance, the Compensation Committee noted the following achievements, among others, for Mr. Pettit:
•Enhanced MSCI’s value proposition and market presence by enabling long-term growth opportunities through a number of acquisitions, and the evolution of technology and marketing capabilities
•Improved operational efficiency, product lifecycle management, and finance and client servicing operations to deliver more value to clients and stakeholders
•Enhanced client engagement and client experience by cultivating strategic partnerships and securing new business opportunities
•Strengthened senior leadership pipeline by prioritizing the development of current leaders and pursuing strategic external hiring; enhanced internal mobility, junior people manager capability, and alumni recruitment
•Promoted a culture of diversity, equity and inclusion that enhanced products, services and processes and increased employee engagement
•Championed corporate responsibility to increase sustainable value for shareholders, grounded in MSCI’s leadership role in ESG and Climate solutions

SCOTT A. CRUM
Chief Human Resources Officer
In addition to contributions to overall performance, the Compensation Committee noted the following achievements, among others, for Mr. Crum:
•Continued to drive a culture transformation that supports a hybrid work environment, high employee engagement and clear cultural values
•Strengthened the senior leadership pipeline by developing current leaders and hiring strategic external talent
•Evolved MSCI’s approach to compensation to further promote an owner-operator mindset and provide greater differentiation in payout results based on measurable outcomes
•Managed the corporate workplace to enable and support a hybrid work environment, provide physical and virtual support for collaboration and improve the workplace to attract and retain employees and support clients
•Continued to promote DE&I in the workplace and broader community, including by fostering an environment of trust and empowerment and supporting pay equity practices
•Embedded corporate responsibility principles and strategy across MSCI, including by managing emissions and climate risks, enhancing reporting and transparency and implementing policies and practices that reflect strong governance principles

2024 PROXY STATEMENT	75

ROBERT J. GUTOWSKI
General Counsel
In addition to contributions to overall performance, the Compensation Committee noted the following achievements, among others, for Mr. Gutowski:
•Delivered critical counsel to the Board and senior management to guide sustainable governance considerations and drive a culture of compliance and business ethics
•Updated and streamlined client contract structures to reflect greater client-centricity, improve deal speed, and facilitate solution selling and OneMSCI enterprise transactions and relationships
•Enabled innovation by establishing appropriate compliance frameworks and policies to permit and encourage the use and development of AI tools and capabilities
•Engaged closely with regulators and policymakers globally to positively impact regulatory proposals and policy considerations applicable to MSCI
•Drove improvements in financial, operational and technological processes and controls to reduce risks and enhance efficiencies through internal audits aligned to key risk areas
•Advanced the Company’s DE&I efforts as an active Employee Resource Group Executive Sponsor and champion, by mentoring diverse employees across a range of functions and seniority levels, and through delivering strategic counsel on MSCI’s DE&I programs and initiatives
•Advanced MSCI's climate goals by advising on climate commitments, carbon targets, carbon pricing and associated communications and disclosures

Actual cash incentives paid in respect of 2023 performance were based on actual performance against the financial, KPI and DE&I Goals targets under the AIP as set forth in the table below. Given our financial performance, coupled with target payouts on the KPIs and DE&I Goals, our NEOs received cash incentives for 2023 that were approximately equal to an average of approximately 103.56% of their target values.

	2023 Target	2023 Financial Payout (70% Weighting at Target)		2023 KPI Payout (20% Weighting at Target)		2023 DE&I Goals Payout (10%)		2023 Total Actual Cash Incentive
Name	Cash Incentive ($)	Value ($)	As % of Target	Value ($)	As % of Target	Value ($)	As % of Target	Value ($)	As % of Target
Henry A. Fernandez	1,400,000	1,022,829	104.4%	280,001	100.0%	147,000	105.0%	1,449,830	103.56%
Andrew C. Wiechmann	750,000	547,944	104.4%	150,006	100.0%	78,750	105.0%	776,700	103.56%
C. D. Baer Pettit(1)	1,118,990	817,525	104.4%	223,807	100.0%	117,494	105.0%	1,158,826	103.56%
Scott A. Crum	700,000	511,414	104.4%	140,006	100.0%	73,500	105.0%	724,920	103.56%
Robert J. Gutowski	650,000	474,885	104.4%	130,005	100.0%	68,250	105.0%	673,140	103.56%
(1)The actual cash incentive bonus amount reflected in the table above for Mr. Pettit was converted from British pounds sterling to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.243322.
Long-Term Equity Incentive Compensation Program
The Compensation Committee believes that MSCI’s executive compensation program should reinforce a pay-for-performance culture that aligns the interests of our senior executives with those of our shareholders by incorporating the achievement of multi-year performance metrics into variable compensation awards (in addition to the annual financial metrics applicable to cash incentive awards under the AIP).
While equity-based awards are typically granted on an annual basis under our LTIP, we also periodically grant off-cycle LTIP awards (e.g., for new hire grants, replacement grants, retention grants, etc.). The grant date for any such awards typically occurs once a quarter, on the third full day after a quarterly earnings release.

76	MSCI | Compensation Matters
In 2023, the Compensation Committee approved an LTIP program that was materially consistent with the program approved in 2022. In 2022, in response to shareholder feedback and after a comprehensive review process, the Compensation Committee further enhanced our pay-for-performance culture by (i) introducing PSOs into the annual equity award mix that are earned and vest based on achievement of two equally-weighted performance metrics that are directly linked to the Company’s strategic planning—cumulative revenue and cumulative adjusted EPS—each measured over a cumulative three-year performance period, and (ii) revising the vesting structure of annual RSU grants to cliff-vest 100% at the end of a three-year service period (rather than annual ratable vesting over a three-year period). We believe that the cumulative revenue and cumulative adjusted EPS performance metrics will align our executives’ interest with those of our shareholders and drive focus on achievement of longer-term strategic goals.
Additionally, to support our “owner-operator” culture, in 2023 the Compensation Committee retained a one-year post-vest mandatory holding period to our annual PSUs, including those that were granted to our NEOs, where such shares, or rights with respect to such shares, may not be sold, transferred or otherwise disposed of until the expiration of such holding period.
The Compensation Committee believes that the emphasis of the LTIP on performance-based awards in the form of PSUs and PSOs provides greater incentives for the execution by Executive Committee members of the Company’s strategic plan and the creation of additional value-enhancing corporate development initiatives.
2023 Equity Mix
The table below sets forth the allocation of 2023 RSUs, PSUs and PSOs granted to the NEOs. As reflected in the table below, in 2023, Mr. Fernandez and Mr. Pettit received 100% of their equity incentive compensation in the form of PSUs and PSOs.

Vehicle	CEO	President and COO	Other NEOs
RSUs	0%	0%	30%
PSUs	50%	50%	35%
PSOs	50%	50%	35%
In determining the target value of 2023 RSUs, PSUs and PSOs, the Compensation Committee took into consideration the executive’s performance and potential future contributions, the executive’s overall career experience, peer group analyses, and the risk profile of the compensation program for the executive.
The table below sets forth the target value for each NEO’s equity awards for 2023. Under SEC disclosure rules, we are required to disclose the accounting value for the RSUs, PSUs and PSOs granted to the NEOs in 2023 in “Executive Compensation Tables—Summary Compensation Table” below. As such, the target values reflected in the table below may differ from the amounts set forth in the Summary Compensation Table for such awards for 2023.

Name	RSUs ($)	PSUs ($)	PSOs ($)
Henry A. Fernandez	—	5,500,000	5,500,000
Andrew C. Wiechmann	630,000	735,000	735,000
C.D. Baer Pettit	—	3,100,000	3,100,000
Scott A. Crum	555,000	647,500	647,500
Robert J. Gutowski	405,000	472,500	472,500
RSUs
RSUs are inherently aligned with the interest of our shareholders because they are linked to share price appreciation. They also increase the retentive value of our overall compensation program. RSUs granted in 2023 cliff-vest after a three-year service period, subject generally to the executive’s continued employment with the Company. While these RSU awards do not have explicit performance-vesting conditions, the ultimate value that will be delivered to our NEOs from these awards depends on our future stock price performance.
PSUs
The PSUs granted in 2023 will cliff-vest on February 1, 2026, subject generally to the executive’s continued employment with the Company and the Company’s level of achievement of the applicable absolute TSR CAGR performance metric measured over a three-year performance period. The 2023 PSUs are eligible to vest between 0% and 300% of target. The 2023 PSUs include a one-year post-vest mandatory holding period, where such shares, or rights with respect to such shares, may not be sold, transferred or otherwise disposed of until the expiration of such holding period.

2024 PROXY STATEMENT	77
The table below sets forth the TSR CAGR performance percentage for the 2023 PSUs. There will be interpolation (rounded to two decimal places) to derive a TSR CAGR performance percentage that is not expressly set forth in the table below, and any resulting fractional shares will be rounded down to the nearest whole share.

TSR CAGR (%)	Performance Percentage (%)
≥ 30.0 (maximum)	300
20.0	200
10.0 (target)	100
9.0	50
8.0 (threshold)	25
< 8.0	No Vesting
The Compensation Committee established the above TSR performance goal percentages applicable to the 2023 PSUs after considering historical 3-year TSR performance of S&P 500 companies and MSCI’s business projections. The Compensation Committee believes that the applicable threshold, target and maximum goals established for the PSU vehicle in 2023 represent rigorous hurdles that would ultimately deliver significant shareholder value creation if achieved, as evidenced by the fact that achievement of the TSR performance goals at the threshold performance levels applicable to the 2023 PSUs would translate to substantial growth in our shareholders’ investments over such performance period, as reflected in the chart below.
PSOs
The PSOs granted in 2023 will cliff-vest on February 2, 2026, subject generally to the executive’s continued employment with the Company and the Company’s combined level of achievement of (i) a cumulative revenue performance goal and (ii) a cumulative adjusted EPS performance goal, each weighted at 50% and measured over a three-year performance period. The specific performance targets underlying the two PSO performance metrics were calibrated to align with MSCI’s long-term strategic planning. Goals are set at the beginning of each year with consideration to historical performance, industry benchmarks, the broader macro-environment and our long-term strategy. Revenue goals support management’s focus on scaling new products and targeting new customer segments. The incorporation of an adjusted EPS goal provides profitability discipline, incorporating considerations relating to capital allocation and shareholder value creation.
The 2023 PSOs are eligible to vest between 0% and 200% of target. Thereafter, participants will only realize value on the number of PSOs earned, if any, to the extent that the closing share price of MSCI common stock exceeds the relevant exercise price of the options. In this way, PSOs have an implied “double-performance” mechanism, as two conditions must be met for a participant to realize value from an award: (i) fundamental operating performance and (ii) share price growth in excess of the exercise price.
Pursuant to SEC rules, the performance targets underlying the cumulative revenue and cumulative adjusted EPS performance goals applicable to the 2023 PSOs will be disclosed upon the certification of such performance goals in 2026. We do not disclose forward-looking performance goals due to confidentiality and competitive concerns, as we believe the disclosure of

78	MSCI | Compensation Matters
forward-looking performance targets that are aligned to our long-term strategic planning could result in competitive harm. We believe that the performance goals were set at challenging levels and are fully aligned with the rigorous expectations and long-term interests of our shareholders. However, consistent with market practice, we have committed to retrospectively disclose the performance goals and payouts following the completion of the relevant performance period. Our shareholders have generally provided the feedback that they understand this approach.
2019 PSU Award Payouts
The five-year performance period applicable to the PSUs granted to each of Messrs. Fernandez, Wiechmann, Pettit, Crum and Gutowski on February 6, 2019 concluded on February 5, 2024 and resulted in the following level of achievement:

	Performance Period: 2019-2024
Performance Metric	Target	Achievement	% Payout
TSR CAGR	10.00%	20.00%	200%
Actual achievement of the TSR CAGR performance metric was 20%, which resulted in a payout of 200% of the target number of PSUs. Following the performance adjustment certified by the Compensation Committee, Mr. Fernandez received 84,022 PSUs, Mr. Wiechmann received 1,356 PSUs, Mr. Pettit received 23,266 PSUs, Mr. Crum received 5,686 PSUs and Mr. Gutowski received 1,356 PSUs, all of which vested and converted to shares on February 5, 2024.
2021 PSU Award Payouts
The three-year performance period applicable to the PSUs granted to each of Messrs. Fernandez, Wiechmann, Pettit, Crum and Gutowski on February 3, 2021 concluded on February 2, 2024 and resulted in the following level of achievement:

	Performance Period: 2021-2024
Performance Metric	Target	Achievement	% Payout
TSR CAGR	10.00%	10.10%	101%
Actual achievement of the TSR CAGR performance metric was 10.10%, which resulted in a payout of 101% of the target number of PSUs. Following the performance adjustment certified by the Compensation Committee, Mr. Fernandez received 7,298 PSUs, Mr. Wiechmann received 765 PSUs, Mr. Pettit received 3,892 PSUs, Mr. Crum received 1,021 PSUs and Mr. Gutowski received 765 PSUs, all of which vested and converted to shares on February 5, 2024.
2024 Long-Term Equity Incentive Compensation Program
In 2024, the Compensation Committee continued to place a strong emphasis on maintaining and enhancing our “owner-operator” culture by granting a significant portion of equity incentive awards in the form of performance-based awards, specifically PSUs and PSOs. As noted under “Shareholder Engagement” above, based on feedback received from shareholders, the Compensation Committee reduced the payout maximum under the 2024 annual PSUs from 300% to 200% of the target number of shares granted. In addition, the Compensation Committee determined that it would be appropriate to rebalance the equity mix for our NEOs (as set forth in the table below) to place greater emphasis on PSOs to highlight the importance of the operating metrics that underlie the performance condition for the PSOs: cumulative revenue and cumulative adjusted EPS. Other factors that the Compensation Committee considered when increasing the weighting of PSOs for our NEOs include: the PSOs’ longer-term orientation through a 10-year option term, and the need for stock price appreciation—in addition to achievement against the performance goals—for the PSOs to deliver value to participants. For 2024, the Compensation Committee approved modest increases in annual long-term incentive compensation for our NEOs after consideration of several factors, including peer group market data and competitive practices. In 2024, the Compensation Committee did not make any changes to annual base salary or annual target cash incentive compensation for our NEOs.

2024 PROXY STATEMENT	79
2024 Equity Mix
The table below sets forth the allocation of 2024 RSUs, PSUs and PSOs granted to the NEOs. Please see page 76 for the allocation of 2023 RSUs, PSUs and PSOs granted to the NEOs.

Vehicle	CEO	President and COO	Other NEOs
RSUs	0%	0%	30%
PSUs	30%	30%	30%
PSOs	70%	70%	40%
The table below sets forth the amounts for each NEO’s 2024 equity awards under the LTIP:

Name	RSUs ($)	PSUs ($)	PSOs ($)
Henry A. Fernandez	—	3,480,000	8,120,000
Andrew C. Wiechmann	795,000	795,000	1,060,000
C.D. Baer Pettit	—	1,950,000	4,550,000
Scott A. Crum	600,000	600,000	800,000
Robert J. Gutowski	435,000	435,000	580,000
Benefits
The Company provides health, welfare and other benefits to remain competitive in hiring and retaining its employees. Our NEOs are eligible to participate in these benefit plans on the same terms and conditions as all other employees. We do not provide any special or enhanced benefits to our NEOs.
In the United States and the United Kingdom, the Company has established defined contribution plans for all eligible employees. Contributions by the Company to these defined contribution plans for our NEOs for the applicable period are disclosed in the “All Other Compensation” column in the Summary Compensation Table below.
Employment Agreements
All of the NEOs are employed on an “at-will” basis, and the Company does not have any individual employment agreements with the NEOs providing for a fixed duration of employment. As a result, the Company has the flexibility to alter or revise its compensation programs as circumstances dictate.
Under Mr. Wiechmann’s offer letter with the Company and Mr. Pettit’s employment letter with a subsidiary of the Company, in the event of an involuntary termination of employment without cause, each of Messrs. Wiechmann and Pettit is eligible to receive, subject to his compliance with certain conditions, (i) a lump sum cash payment equal to the sum of his then-current annual base salary plus target annual bonus opportunity and (ii) a prorated cash bonus under the AIP for the year of termination based on actual performance through the date of termination (as of December 31, 2023, assuming 100% achievement of the annual bonus opportunity, such amounts would have equaled $2,050,000 for Mr. Wiechmann and $3,015,056 for Mr. Pettit; the amount for Mr. Pettit is shown as being paid in British pounds sterling and converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.243322 for fiscal 2023).
In addition, we maintain a Change in Control Severance Plan for the benefit of eligible senior executives of the Company (including the NEOs) that provides for severance benefits on a “double-trigger” basis—i.e., in the event of a qualifying termination of the executive’s employment by the Company without “cause” or by the participant for “good reason” in connection with a change in control.
Additional information on post-termination and change in control benefits for our NEOs, assuming a qualifying event occurred as of December 31, 2023, is provided in the section titled “Potential Payments upon Termination or Change in Control,” on page 89 of this Proxy Statement.

80	MSCI | Compensation Matters
No Excessive Perquisites
Based on the Company’s philosophy that its executive compensation program should be straightforward and directly linked to performance, the compensation program for the NEOs does not include any excessive perquisites, excise tax gross-ups or supplemental executive retirement benefits.
Stock Ownership Guidelines
The Compensation Committee believes that significant stock ownership at the Executive Committee level, among MSCI’s senior-most leadership, which includes our NEOs, aligns management’s interests with those of our shareholders and encourages an “owner-operator” mindset. As part of the Compensation Committee’s ongoing assessment of the Company’s compensation policies and practices to ensure furtherance of the goals identified above and for alignment with best practices, effective January 1, 2019, the Compensation Committee adopted stock ownership guidelines.
In January 2022, the Compensation Committee further amended the stock ownership guidelines to adopt more rigorous requirements that reflect among the highest multiples of base salary in our peer group, as detailed below. As of the date of this Proxy Statement, all Executive Committee members, including our NEOs, are in compliance with the current stock ownership guidelines. Each of our CEO and our President and COO significantly exceeds his applicable stock ownership guidelines (see page 105 of this Proxy Statement for additional details).

Position	Stock Ownership Guidelines (Pre-2022)	Stock Ownership Guidelines (Effective 2022)
Chief Executive Officer	6x base salary	12x base salary
President and Chief Operating Officer	4x base salary	12x base salary
Other Management Committee Members, including other NEOs	3x base salary	8x base salary
Other Executive Committee Members	3x base salary	4x base salary
All Executive Committee members are required to meet the applicable ownership guidelines under the current stock ownership guidelines within five years following the date of such executive’s appointment to the Executive Committee (or, if later, five years from January 1, 2019). For the purpose of determining whether each individual is in compliance with these stock ownership guidelines and requirements, the following are counted towards satisfaction of the minimum ownership requirements:
(1)shares beneficially owned individually, directly or indirectly;
(2)shares beneficially owned jointly with, or separately by, immediate family members residing in the same household, either directly or indirectly; and
(3)“Net Shares” underlying unvested RSUs, unvested PSUs (solely to the extent of any award minimum—i.e., any unvested PSUs, including PSUs awarded in 2023, that are subject to achievement of outstanding performance goals are not counted), “in-the money” vested stock options and any other vested or unvested equity awards (as determined in the Compensation Committee’s discretion).
“Net Shares” means the number of shares that would remain if the shares underlying the equity awards are sold or withheld by the Company to (i) pay the exercise price of a stock option, (ii) satisfy any tax withholding obligations (assuming a tax rate of 50%) or (iii) satisfy any other applicable transaction costs.
Until the expected ownership levels are achieved, each Executive Committee member is required to retain 50% of the Net Shares resulting from the vesting, settlement or exercise, as applicable of all stock options, RSUs, PSUs or other equity awards granted to such executive.
In addition to the minimum ownership requirements, in 2022, the Compensation Committee approved revisions to the share retention requirements of the stock ownership guidelines to provide that until an executive ceases to serve on the Company’s Executive Committee, such executive will be required to retain a number of shares equivalent to, in the aggregate, 25% of the “Net Shares” resulting from the vesting, settlement or exercise, as applicable, of all equity incentive awards granted to such executive after January 1, 2022 (or, if later, the date such executive becomes a member of the Executive Committee). The Compensation Committee determined that the addition of this 25% “Net Shares” holding requirement would further enhance our goal of reinforcing an “owner-operator” mindset among senior leaders. This approach will ensure that a portion of the Net Shares received from every award will be retained while an individual serves on the Executive Committee.

2024 PROXY STATEMENT	81
Other Policies
Clawback Policies
We seek to recover, to the extent practicable, performance-based compensation from members of our Executive Committee and the Company’s Principal Accounting Officer under certain circumstances. In 2023, the Board adopted the Company’s Financial Statement Compensation Recoupment Policy in accordance with Rule 10D-1 and revised its Executive Committee Compensation Recoupment Policy. Under the Company’s Financial Statement Compensation Recoupment Policy, the Compensation Committee, will, to the extent permitted by law, recoup any incentive compensation (cash and equity) received by the Company’s Executive Officers, in the event of a restatement of financial-based measures (regardless of whether detrimental conduct has occurred). In the case of a restatement of financial-based measures, the Board will reasonably promptly recover the amount by which the incentive compensation received exceeds the amount that would have been received if the error had not been made within the three years preceding the date on which the Board determines that the financial measure contains a material error.
Under the Company’s revised Executive Committee Compensation Recoupment Policy, the Compensation Committee may, to the extent permitted by applicable law, recoup any incentive compensation (cash and equity) received by members of the Company’s Executive Committee and the Company’s Principal Accounting Officer in the event of a restatement of financial or other performance-based measures (regardless of whether detrimental conduct has occurred) or in the event that detrimental conduct results in an increased level of performance goal achievement or otherwise causes material financial and/or reputational harm to the Company, as described below. In the case of a restatement of financial or other performance-based measures, the Board may recover up to the amount by which the incentive compensation received exceeds the amount that would have been received if the error had not been made within the two years preceding the date on which the Board determines that the financial or other measure contains a material error.
Under the Company’s revised Executive Committee Compensation Recoupment Policy, in the case of detrimental conduct that, in the sole discretion of the Compensation Committee, has resulted in a level of achievement of a performance-based measure or caused material financial or reputational harm to the Company, the Board may recover incentive compensation received by the person during the two-year period immediately preceding the date on which such person engaged in such detrimental conduct (or the date on which the Compensation Committee discovers that such person engaged in detrimental conduct). Detrimental conduct consists of:
•willful misconduct or breach of a fiduciary duty with respect to the Company or any of its subsidiaries;
•conviction of, or having entered a plea bargain or settlement admitting guilt for, any crime of moral turpitude or felony under any applicable law with respect to the Company or any of its subsidiaries;
•commission of an act of fraud, embezzlement or misappropriation, with respect to the Company or any of its subsidiaries;
•breach of any restrictive covenant to which such person is subject contained in any applicable agreement or arrangement with the Company or any of its subsidiaries; and
•failure to take action with respect to any acts or conduct described above when taken by another person that such person has actual knowledge of or directing any other person to take any of the actions described above.
The Executive Committee Compensation Recoupment Policy applies to all incentive compensation (cash and equity, including service-vesting awards in the case of detrimental conduct) granted on or after February 7, 2019. The Financial Statement Compensation Recoupment Policy applies to all incentive compensation (cash and equity) that is determined based on goals attained in any of the three completed fiscal years (i.e., compensation is “received”), beginning with the fiscal year ended December 31, 2023.
Anti-Hedging and Anti-Pledging Policy
We prohibit all directors and employees, including all NEOs, from hedging or pledging the Company’s common stock or engaging in short sales, purchases or sales of options, puts or calls, as well as derivatives such as swaps, forwards or futures and trading on a short-term basis in the Company’s common stock.

82	MSCI | Compensation Matters
Tax Considerations
The Compensation Committee takes into consideration the tax implications of our executive compensation program, including with respect to the tax deductibility of compensation paid under Section 162(m) of the Internal Revenue Code.
In the exercise of its business judgment, and in accordance with its compensation philosophy, the Compensation Committee continues to have flexibility to award compensation that is not tax deductible if it determines that such award is in our shareholders’ best interests and is necessary to comply with contractual commitments, or to maintain flexibility needed to attract talent, promote retention or recognize and reward desired performance.
Compensation Risk Assessment
The Compensation Committee believes that the design, implementation and governance of our executive compensation program are consistent with high standards of risk management. Our executive compensation program reflects an appropriate mix of compensation elements, balancing current and long-term performance objectives, cash and equity compensation, and risks and rewards.
•The compensation framework used for making compensation decisions is multi-faceted as it incorporates multiple metrics over varying time periods and is subject to the application of informed judgment by the Compensation Committee.
•To further ensure that the interests of our NEOs are aligned with those of our shareholders, a significant portion of executive officer long-term incentive compensation is awarded as equity subject to vesting requirements. Awards vest over a multi-year period, and in the case of performance-based awards, vest based on achievement of applicable performance goals at the end of a relevant performance period.
•Executive Committee members are required to meet the applicable stock ownership guidelines described under “Stock Ownership Guidelines” on page 80 of this Proxy Statement.
•Incentive compensation is subject to the clawback policies described under “Clawback Policies” on page 81 of this Proxy Statement.
Based on these features, we believe our executive compensation program effectively (i) ensures that our compensation opportunities do not encourage excessive risk taking, (ii) keeps our NEOs focused on the creation of long-term, sustainable value for our shareholders and (iii) provides competitive and appropriate levels of compensation over time.
In 2023, the Compensation Committee reviewed our compensation policies as generally applicable to all of our employees and believes that our policies do not encourage excessive or unnecessary risk-taking and that any level of risk they do encourage is not reasonably likely to have a material adverse effect on the Company. Semler Brossy assisted the Compensation Committee with its review of our compensation program by reviewing materials provided by management related to our compensation program, including the Company’s LTIP. The Compensation Committee also reviewed materials previously prepared by a third-party consultant related to certain of the Company’s variable incentive plans, including the AIP, from a risk and governance perspective.

2024 PROXY STATEMENT	83
Compensation, Talent and Culture Committee Report
We, the Compensation Committee of the Board of Directors of MSCI Inc., have reviewed and discussed with management the Compensation Discussion and Analysis above. Based on this review and these discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s 2023 Annual Report on Form 10-K filed with the Securities and Exchange Commission.
Respectfully submitted,
Jacques P. Perold (Chair)
Wayne Edmunds
Linda H. Riefler
Paula Volent

84	MSCI | Compensation Matters
Executive Compensation Tables
Summary Compensation Table
The following table sets forth information regarding compensation paid or awarded by MSCI to the Company’s NEOs during fiscal years 2023, 2022 and 2021.
Certain amounts paid to Mr. Pettit accrued in British Pounds Sterling. In the tables below, where applicable, these amounts were converted to U.S. dollars using the fiscal year average of daily spot rates of £1 to $1.243322, $1.237435 and $1.375710 for fiscal 2023, 2022 and 2021, respectively.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)(5)(6)(7)	Total ($)
Henry A. Fernandez Chairman and Chief Executive Officer	2023	1,000,000	—	5,500,207	5,500,190	1,449,830	342,918	13,793,145
	2022	1,000,000	—	5,000,359	5,000,159	1,246,410	751,888	12,998,816
	2021	1,000,000	—	7,499,592	—	1,816,100	22,620	10,338,312
Andrew C. Wiechmann Chief Financial Officer	2023	550,000	—	1,366,050	735,092	776,700	55,616	3,483,458
	2022	550,000	—	845,907	455,129	667,720	59,999	2,578,755
	2021	500,000	—	899,268	—	766,330	68,780	2,234,378
C.D. Baer Pettit President and Chief Operating Officer	2023	777,076	—	3,100,354	3,100,111	1,158,826	295,318	8,431,685
	2022	773,397	—	2,750,574	2,750,054	985,951	419,430	7,679,406
	2021	859,819	—	3,999,665	—	1,593,746	90,215	6,543,445
Scott A. Crum Chief Human Resources Officer	2023	550,000	—	1,202,643	647,637	724,920	83,436	3,208,636
	2022	550,000	—	1,073,366	577,579	623,210	132,974	2,957,129
	2021	550,000	—	1,473,932	—	908,050	33,857	2,965,839
Robert J. Gutowski General Counsel	2023	500,000	—	878,313	472,531	673,140	49,370	2,573,354
	2022	500,000	—	780,269	420,119	578,690	56,813	2,335,891
	2021	450,000	—	899,268	—	836,690	55,823	2,241,781
(1)Mr. Pettit’s 2023 base salary rate was £625,000.
(2)Represents the grant date fair value of stock and option awards granted during each fiscal year, as computed in accordance with FASB ASC Topic 718-10, excluding the effect of estimated forfeitures, and does not reflect whether the NEO will actually receive a financial benefit from the award. The awards reported in this column were granted in February 2021, February 2022 and February 2023 as part of the annual compensation process. The following table represents the grant date fair value of stock and option awards granted during February 2023:
GRANT DATE FAIR VALUE OF STOCK UNITS GRANTED DURING 2023 ($)

Name	RSUs	PSUs	PSOs	Total
Henry A. Fernandez	—	5,500,207	5,500,190	11,000,397
Andrew C. Wiechmann	630,489	735,561	735,092	2,101,142
C.D. Baer Pettit	—	3,100,354	3,100,111	6,200,465
Scott A. Crum	555,075	647,568	647,637	1,850,280
Robert J. Gutowski	405,354	472,959	472,531	1,350,844
The grant date fair value of the PSUs granted to the NEOs during 2023 was calculated based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Subtopic 718-10, excluding the effect of estimated forfeitures. The grant date value of the PSUs granted to the NEOs in 2023 and reported in the table above, assuming the highest level of performance conditions will be achieved (300% of target levels), is $16,500,622 for Mr. Fernandez, $2,206,682 for Mr. Wiechmann, $9,301,063 for Mr. Pettit, $1,942,705 for Mr. Crum and $1,418,876 for Mr. Gutowski. The grant date value of the PSUs is calculated using a Monte-Carlo simulation valuation model that takes into account all possible outcomes of the performance-based condition, including consideration of maximum payout value. The amounts reflected in this column and in this footnote do not represent the actual amounts that will be paid to or realized by our NEOs for awards made during the respective fiscal year.

2024 PROXY STATEMENT	85
The grant date fair value of the PSOs granted to the NEOs during 2023 was calculated using the Black-Scholes option pricing model, in accordance with FASB ASC Subtopic 718-10. The grant date value of the PSOs granted to the NEOs in 2023 and reported in the table above, assuming the highest level of performance conditions will be achieved (200% of target levels), is $11,000,381 for Mr. Fernandez, $1,470,184 for Mr. Wiechmann, $6,200,222 for Mr. Pettit, $1,295,275 for Mr. Crum and $945,062 for Mr. Gutowski.
Information regarding the assumptions used to value these awards is set forth in note 11 to the consolidated financial statements included in the Company’s 2023 Annual Report on Form 10-K.
(3)Represents the annual cash bonus paid for 2023, 2022 and 2021 performance, as applicable, (i) under the 2023 AIP in February 2024 with respect to the 2023 performance year, (ii) under the 2022 AIP in February 2023 with respect to the 2022 performance year and (iii) under the 2021 AIP in February 2022 with respect to the 2021 performance year.
(4)The Company does not offer defined benefit pension plans or a nonqualified deferred compensation plan to NEOs.
(5)The amounts reflected in the “All Other Compensation” column for 2023 include Company matching contributions to the MSCI Inc. 401(k) Retirement Savings Plan of $25,740 for each of Mr. Fernandez, Mr. Crum, Mr. Wiechmann and Mr. Gutowski. Company contributions to the MSCI Barra Group (UK) Personal Pension Plan for Mr. Pettit in 2023 totaled £62,500 ($77,708).
(6)The amount included in the “All Other Compensation” column includes Company matching contributions to the 2023 UK Medical Coverage for Mr. Pettit in 2023 equal to for £4,965 ($6,173).
(7)In connection with the Company’s payment of its quarterly cash dividend, the “All Other Compensation” column includes for 2023 the payment to Messrs. Wiechmann, Crum and Gutowski of dividend equivalents for outstanding RSUs and, for all NEOs outstanding 2020 3-Year PSUs, as follows:
2023 DIVIDEND EQUIVALENTS ($)

Name	2020 3-Year PSUs	Outstanding RSUs
	1Q 2023	1Q 2023	2Q 2023	3Q 2023	4Q 2023	Total
Henry A. Fernandez	317,178	—	—	—	—	317,178
Andrew C. Wiechmann	18,492	2,846	2,846	2,846	2,846	29,876
C.D. Baer Pettit	211,437	—	—	—	—	211,437
Scott A. Crum	44,404	3,323	3,323	3,323	3,323	57,696
Robert J. Gutowski	14,794	2,209	2,209	2,209	2,209	23,630

86	MSCI | Compensation Matters
Grants of Plan-Based Awards
The following table sets forth information regarding awards granted to our NEOs during fiscal 2023.

Name	Type of Award		Grant Date	Compensation Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(6)

					Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Henry A. Fernandez	AIP		—	1/25/2023	—	1,400,000	2,100,000	—	—	—	—	—	—
	PSU	(4)	2/2/2023	1/25/2023	—	—	—	—	8,001	24,003	—	—	5,500,207
	PSO	(5)	2/2/2023	1/25/2023	—	—	—	—	27,924	55,848	—	554.52	5,500,190
Andrew C. Wiechmann	AIP		—	1/25/2023	—	750,000	1,125,000	—	—	—	—	—	—
	RSU	(3)	2/2/2023	1/25/2023	—	—	—	—	—	—	1,137	—	630,489
	PSU	(4)	2/2/2023	1/25/2023	—	—	—	—	1,070	3,210	—	—	735,561
	PSO	(5)	2/2/2023	1/25/2023	—	—	—	—	3,732	7,464	—	554.52	735,092
C.D. Baer Pettit(2)	AIP		—	1/25/2023	—	1,118,990	1,678,485	—	—	—	—	—	—
	PSU	(4)	2/2/2023	1/25/2023	—	—	—	—	4,510	13,530	—	—	3,100,354
	PSO	(5)	2/2/2023	1/25/2023	—	—	—	—	15,739	31,478	—	554.52	3,100,111
Scott A. Crum	AIP		—	1/25/2023	—	700,000	1,050,000	—	—	—	—	—	—
	RSU	(3)	2/2/2023	1/25/2023	—	—	—	—	—	—	1,001	—	555,075
	PSU	(4)	2/2/2023	1/25/2023	—	—	—	—	942	2,826	—	—	647,568
	PSO	(5)	2/2/2023	1/25/2023	—	—	—	—	3,288	6,576	—	554.52	647,637
Robert J. Gutowski	AIP		—	1/25/2023	—	650,000	975,000	—	—	—	—	—	—
	RSU	(3)	2/2/2023	1/25/2023	—	—	—	—	—	—	731	—	405,354
	PSU	(4)	2/2/2023	1/25/2023	—	—	—	—	688	2,064	—	—	472,959
	PSO	(5)	2/2/2023	1/25/2023	—	—	—	—	2,399	4,798	—	554.52	472,531
(1)Represents the target and maximum payouts with respect to the AIP for 2023. There are no threshold or minimum payouts under the AIP. For additional information regarding the AIP, see “Compensation Discussion and Analysis–Variable Compensation–Annual Cash Incentives” above.
(2)Mr. Pettit’s 2023 AIP payment was £932,040.
(3)Represents service vesting RSUs granted during 2023 that cliff-vest on February 2, 2026, subject to continued service through the vesting date.
(4)Represents the target number of PSUs granted during 2023 that cliff-vest at the end of a three-year performance period from February 2, 2023 to February 1, 2026, subject to achievement of a TSR CAGR performance metric and continued service through the last day of the performance period. The actual number of PSUs will be determined at the end of the performance period and may be adjusted down to 0% or up to 300% of the target amount.
(5)Represents the target number of PSOs granted during 2023 that cliff-vest and become exercisable on the third anniversary of the grant date, subject to the combined level of achievement of (i) a cumulative revenue performance goal and (ii) a cumulative adjusted EPS performance goal, in each case measured over a cumulative three-year performance period from January 1, 2023 to December 31, 2025. The actual number of PSOs will be determined at the end of the performance period and may be adjusted down to 0% or up to 200% of the target amount.
(6)Represents the grant date fair value of stock and option awards as computed in accordance with FASB ASC Subtopic 718-10. The grant date fair value for the RSUs was based on the closing share price of MSCI common stock on the trading day preceding the grant date or service inception date. For PSUs, the grant date fair value is based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Subtopic 718-10. For PSOs, the grant date fair value was calculated using the Black-Scholes option pricing model, in accordance with FASB ASC Subtopic 718-10. For the values of the PSUs and PSOs, assuming attainment of the maximum level of the performance conditions, see footnote 2 to the “Summary Compensation Table” above.

2024 PROXY STATEMENT	87
Outstanding Equity Awards at Fiscal Year-End
The following table shows the number of shares covered by outstanding PSOs, RSUs, PSUs held by each of our NEOs on December 31, 2023, which units remain subject to forfeiture and cancellation provisions.

	Option Awards			Stock Awards
Name	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Henry A. Fernandez				—	—	181,297	102,550,648
	55,848(2)	554.52	2/2/2033
	29,564(1)	549.83	2/3/2032
Andrew C. Wiechmann				2,062	1,166,370	6,757	3,822,097
	7,464(2)	554.52	2/2/2033
	2,691(1)	549.83	2/3/2032
C.D. Baer Pettit				—	—	69,098	39,085,284
	31,478(2)	554.52	2/2/2033
	16,260(1)	549.83	2/3/2032
Scott A. Crum				2,408	1,362,085	15,342	8,678,202
	6,576(2)	554.52	2/2/2033
	3,415(1)	549.83	2/3/2032
Robert J. Gutowski				1,601	905,606	5,806	3,284,164
	4,798(2)	554.52	2/2/2033
	2,484(1)	549.83	2/3/2032
(1)Represents the award of PSOs that was granted on February 3, 2022, which 2022 PSOs were unexercised and unearned as of December 31, 2023 and remain subject to performance adjustment and forfeiture provisions. These values represent the number of 2022 PSOs each NEO would receive upon vesting, assuming target attainment of the applicable performance goals. This column does not give effect to retirement provisions as detailed below under “—Potential Payments Upon Termination or Change in Control—Equity Acceleration.”
(2)Represents the award of PSOs that was granted on February 2, 2023, which 2023 PSOs were unexercised and unearned as of December 31, 2023 and remain subject to performance adjustment and forfeiture provisions. These values represent the number of 2023 PSOs each NEO would receive upon vesting, assuming maximum attainment of the applicable performance goals. This column does not give effect to retirement provisions as detailed below under “—Potential Payments Upon Termination or Change in Control—Equity Acceleration.”
(3)Represents unvested RSUs outstanding as of December 31, 2023. This column does not give effect to retirement provisions as detailed below under “—Potential Payments Upon Termination or Change in Control—Equity Acceleration.” The number of RSUs included in this table vest on the following dates for each NEO:

	Number of RSUs By Vesting Date
Name	2/4/2024	2/3/2025	2/2/2026	Total
Henry A. Fernandez	—	—	—	—
Andrew C. Wiechmann	215	710	1,137	2,062
C.D. Baer Pettit	—	—	—	—
Scott A. Crum	506	901	1,001	2,408
Robert J. Gutowski	215	655	731	1,601
(4)The market value of outstanding RSUs is based on a share price of $565.65, the closing share price of MSCI common stock on December 29, 2023, rounded to the nearest whole number.

88	MSCI | Compensation Matters
(5)Represents outstanding and unvested PSUs held on December 31, 2023 that remain subject to performance adjustment and forfeiture provisions, as shown in the following table on an award-by-award basis. These values represent the number of PSUs that each NEO would receive upon vesting, assuming attainment of the applicable performance goals. This column does not give effect to retirement provisions as detailed below under “—Potential Payments Upon Termination or Change in Control—Equity Acceleration.”
PSU Awards, Subject to Forfeiture and Cancellation Provisions

Award Year	2019		2020	2021		2021	2022	2023
Term	5-year		5-year	3-year		5-year	3-year	3-year
Payout Adjustment	Maximum		Maximum	Target		Threshold	Threshold	Target
Name	PSUs at Maximum Vesting (#)		PSUs at Maximum Vesting (#)	PSUs at Target Vesting (#)		PSUs at Threshold Vesting (#)	PSUs at Threshold Vesting (#)	PSUs at Target Vesting (#)
Henry A. Fernandez	84,022	(1)	71,184	7,226	(6)	8,710	2,154	8,001
Andrew C. Wiechmann	1,356	(2)	2,768	758	(7)	609	196	1,070
C.D. Baer Pettit	23,266	(3)	31,638	3,854	(8)	4,645	1,185	4,510
Scott A. Crum	5,686	(4)	6,642	1,011	(9)	812	249	942
Robert J. Gutowski	1,356	(5)	2,214	758	(10)	609	181	688
(1)Following the performance adjustment, Mr. Fernandez received 84,022 PSUs which vested and converted to shares on February 5, 2024.
(2)Following the performance adjustment, Mr. Wiechmann received 1,356 PSUs which vested and converted to shares on February 5, 2024.
(3)Following the performance adjustment, Mr. Pettit received 23,266 PSUs which vested and converted to shares on February 5, 2024.
(4)Following the performance adjustment, Mr. Crum received 5,686 PSUs which vested and converted to shares on February 5, 2024.
(5)Following the performance adjustment, Mr. Gutowski received 1,356 PSUs which vested and converted to shares on February 5, 2024.
(6)Following the performance adjustment, Mr. Fernandez received 7,298 PSUs which vested and converted to shares on February 5, 2024.
(7)Following the performance adjustment, Mr. Wiechmann received 765 PSUs which vested and converted to shares on February 5, 2024.
(8)Following the performance adjustment, Mr. Pettit received 3,892 PSUs which vested and converted to shares on February 5, 2024.
(9)Following the performance adjustment, Mr. Crum received 1,021 PSUs which vested and converted to shares on February 5, 2024.
(10)Following the performance adjustment, Mr. Gutowski received 765 PSUs which vested and converted to shares on February 5, 2024.
Option Exercises and Stock Vested
The following table contains information with regard to stock options exercised by our NEOs and vesting and conversion of stock awards held by the NEOs during fiscal 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Henry A. Fernandez	—	—	28,472	15,856,057
Andrew C. Wiechmann	—	—	2,045	1,140,543
C.D. Baer Pettit	—	—	18,980	10,569,962
Scott A. Crum	—	—	4,900	2,732,738
Robert J. Gutowski	—	—	1,679	936,837
(1)The value realized for stock awards is based on the closing share price of MSCI common stock on the applicable stock vesting date.

2024 PROXY STATEMENT	89
Potential Payments upon Termination or Change in Control
Change in Control Severance Plan
In the event of a change in control of the Company, Executive Committee members, including all of our NEOs, would be entitled to benefits under the MSCI Inc. Change in Control Severance Plan (the “CIC Plan”), which was adopted by the Board of Directors in May 2015 and amended in November 2023. The CIC Plan covers participants identified on a schedule attached to the CIC Plan (subject to any additions to or removals from the participant list by the Compensation Committee), including the Company’s CEO, CFO and the Company’s other NEOs. In the event of a “Qualifying Termination” (for certain terminations related to changes in control, as defined in the CIC Plan), participants will receive the severance payments and benefits specified in the CIC Plan. Severance payments and benefits under the CIC Plan are subject to a “double-trigger” as both a change in control and a termination of the participant’s employment by the Company without “cause” or by the participant for “good reason” (as such terms are defined in the CIC Plan) are required in order for the participant to qualify for payments and benefits. The CIC Plan does not include any golden parachute excise tax gross-up provisions. Any severance payments and benefits under the CIC Plan are subject to execution of an agreement by the CIC Plan participant releasing claims against the Company. Participants are also obligated to comply with confidentiality, non-solicitation and non-disparagement covenants under their release agreement.
Annual Incentive Plan
In the event of a change in control (as defined in the AIP), unless otherwise determined by the Compensation Committee, the performance period applicable to any outstanding AIP cash bonus award will cease as of the date immediately prior to the change in control. The portion of any such award based on performance metrics (other than KPIs and DE&I Goals) will be payable based on the higher of (i) the Company’s actual achievement of the performance metrics (other than KPIs and DE&I Goals) for the prorated period ending immediately prior to the change in control and (ii) 100%. The portion of any such award based on KPIs and DE&I Goals will be payable at 100% of the target. All awards will be payable by the Company (or the successor or survivor entity) within 60 days of the date of the change in control, prorated for the portion of the applicable performance period that elapsed prior to the change in control.
If the Company’s successor will not be implementing a comparable annual incentive plan for the remaining portion of the year in which the change in control occurs, the Compensation Committee may, in its discretion, elect not to prorate the awards. If any AIP participant is eligible to receive a prorated annual bonus for the year in which the change in control occurs pursuant to any other change in control severance plan, including the CIC Plan, the individual’s prorated annual bonus payable under such other plan will be reduced by the amount of the bonus paid under the AIP.
Offer Letters
For information regarding certain amounts payable to each of Messrs. Wiechmann and Pettit in connection with an involuntary termination of employment other than for cause pursuant to the terms of their offer letter or employment letter, respectively, please see “Employment Agreements” on page 79 of this Proxy Statement.
Equity Acceleration
The descriptions of equity acceleration provisions below apply to the applicable outstanding equity awards as of December 31, 2023.
TERMINATIONS OTHER THAN DUE TO DEATH, DISABILITY, INVOLUNTARY TERMINATION WITHOUT CAUSE, GOVERNMENTAL SERVICE OR RETIREMENT
Upon termination of an NEO’s employment for any reason other than due to death, disability, involuntary termination without cause, certain governmental service or retirement (as such terms are defined in the applicable award agreement), his or her unvested RSUs, PSUs and PSOs will generally be cancelled immediately. Equity awards granted to NEOs who are eligible for retirement treatment are cancelled following a termination for cause.
DEATH OR DISABILITY
Upon termination of an NEO’s employment due to death or “disability” (as defined in the applicable award agreement):
•RSUs. RSUs will vest and convert into shares within 30 days of the termination date.
•PSUs. PSUs will vest and convert into shares on the adjustment date, subject to adjustment based on actual performance through the end of the performance period.

90	MSCI | Compensation Matters
•PSOs. The service condition will be deemed dully satisfied on the termination date, and the number of PSOs that will become vested options will be determined based on actual performance through the end of the performance period.
INVOLUNTARY TERMINATION
If the Company terminates an NEO’s employment without “cause” (as defined in the applicable award agreement) and he or she signs and does not revoke an agreement and release of claims satisfactory to the Company within 60 days of the termination date:
•2021 RSUs. A prorated portion of the RSUs will vest and convert to shares on the next regularly scheduled vesting date equal to the product of (i) one-third of the total number of RSUs granted pursuant to the award multiplied by (ii) a fraction, (A) the numerator of which is the total number of months the NEO was employed by the Company during the applicable 12-month vesting period (rounded up to the next whole month) and (B) the denominator of which is 12 months. However, for NEOs who have achieved “62/10 Retirement Eligibility” (as defined in the applicable award agreement), the RSUs will fully vest on the date of termination and will convert to shares on the original payment schedule.
•2022 and 2023 RSUs. A prorated portion of the RSUs will vest and convert to shares on the vesting date equal to the product of (i) the total number of RSUs granted pursuant to the award multiplied by (ii) a fraction, (A) the numerator of which is the total number of months the NEO was employed by the Company during the vesting period (rounded up to the next whole month) and (B) the denominator of which is 36 months. However, for NEOs who have achieved “62/10 Retirement Eligibility” (as defined in the applicable award agreement), the RSUs will fully vest on the date of termination and will convert to shares on the original payment schedule.
•2021, 2022 and 2023 3-Year PSUs. A prorated portion of the target number of PSUs will vest and convert into shares on the adjustment date equal to the product of (i) the target number of PSUs multiplied by (ii) a fraction, (A) the numerator of which is the total number of months the NEO was employed by the Company during the 3-year performance period (rounded up to the next whole month), and (B) the denominator of which is 36 months, subject to adjustment based on actual performance through the end of the performance period. However, for NEOs who have achieved “62/10 Retirement Eligibility,” all of the target PSUs (i.e., not prorated) will vest and convert into shares on the adjustment date, subject to adjustment based on actual performance through the end of the performance period.
•2019, 2020 and 2021 5-Year PSUs. If the termination of employment occurs prior to the second anniversary of the grant date, the PSUs will be forfeited in their entirety. Following the second anniversary of the grant date, a prorated portion of the target number of PSUs will vest and convert into shares on the adjustment date equal to the product of (i) the target number of PSUs multiplied by (ii) a fraction, (A) the numerator of which is the total number of months the NEO was employed by the Company during the 5-year performance period (rounded up to the next whole month), and (B) the denominator of which is 60 months, subject to adjustment based on actual performance through the end of the performance period. However, for NEOs who have achieved “62/10 Retirement Eligibility,” all of the target PSUs (i.e., not prorated) will vest and convert into shares on the adjustment date, subject to adjustment based on actual performance through the end of the performance period.
•2022 and 2023 PSOs. A prorated portion of the service condition will be deemed satisfied determined by dividing (i) the total number of months the NEO was employed by the Company during the vesting period (rounded up for partial months) by (ii) 36 months. The number of prorated PSOs that become vested options (if any) will be determined based on actual performance through the end of the performance period. However, for NEOs who have achieved “62/10 Retirement Eligibility,” (i) the service condition will be deemed fully satisfied on the termination date and (ii) the number of PSOs that become vested options (if any) will be determined based on actual performance through the end of the performance period.
GOVERNMENTAL SERVICE
Upon termination of an NEO’s employment as a result of accepting employment with a governmental employer (based on the applicable award agreement):
•2019 PSUs. If such termination occurs prior to the adjustment date, the PSUs will be adjusted within a range based on the expected (or actual, if such termination occurs after the end of the performance period) achievement of the performance metrics for the performance period (which will be determined by extrapolating the performance metrics that have been achieved as of the end of the most recent fiscal quarter prior to the date on which the NEO’s employment terminates) and such adjusted PSUs will vest and convert into shares within 60 days following the termination date. If such termination occurs following the adjustment date (other than in connection with a cancellation event), the PSUs will fully vest and convert into shares within 60 days of termination.

2024 PROXY STATEMENT	91
RETIREMENT
Upon termination of an NEO’s employment in circumstances that makes him or her eligible for retirement treatment (based on the applicable award agreement):
•2021 RSUs. For NEOs who have achieved “Legacy Retirement Eligibility” or “55/10 Retirement Eligibility” (as such terms are defined in the applicable award agreement) but who have not achieved “62/10 Retirement Eligibility,” a prorated portion of the RSUs will vest and convert to shares on the next regularly scheduled vesting date equal to the product of (i) one-third of the total number of RSUs granted pursuant to the award multiplied by (ii) a fraction, (A) the numerator of which is the total number of months the NEO was employed by the Company during the applicable 12-month vesting period (rounded up to the next whole month) and (B) the denominator of which is 12 months. For NEOs who have achieved “62/10 Retirement Eligibility,” the RSUs will fully vest on the date of termination and will convert to shares on the original payment schedule.
•2022 and 2023 RSUs. For NEOs who have achieved “Legacy Retirement Eligibility” or “55/10 Retirement Eligibility” (as such terms are defined in the applicable award agreement) but who have not achieved “62/10 Retirement Eligibility,” a prorated portion of the RSUs will vest and convert to shares on the next regularly scheduled vesting date equal to the product of (i) the total number of RSUs granted pursuant to the award multiplied by (ii) a fraction, (A) the numerator of which is the total number of months the NEO was employed by the Company during the vesting period (rounded up to the next whole month) and (B) the denominator of which is 36 months. For NEOs who have achieved “62/10 Retirement Eligibility,” the RSUs will fully vest on the date of termination and will convert to shares on the original payment schedule.
•2019, 2020, 2021, 2022 and 2023 PSUs. For NEOs who have achieved “Legacy Retirement Eligibility” or “55/10 Retirement Eligibility” but who have not achieved “62/10 Retirement Eligibility,” a prorated portion of the target number of PSUs will vest and convert to shares on the adjustment date equal to the product of (i) the target number of PSUs multiplied by (ii) a fraction, (A) the numerator of which is the total number of months the NEO was employed by the Company during the 3- or 5-year performance period, as applicable (rounded up to the next whole month), and (B) the denominator of which is 36 or 60 months, as applicable, subject to adjustment based on actual performance through the end of the performance period. However, for NEOs who have achieved “62/10 Retirement Eligibility,” all of the target PSUs (i.e., not prorated) will vest and convert into shares on the adjustment date, subject to adjustment based on actual performance through the end of the performance period.
•2022 and 2023 PSOs. For NEOs who have achieved “Legacy Retirement Eligibility” or “55/10 Retirement Eligibility” but who have not achieved “62/10 Retirement Eligibility,” a prorated portion of the service condition will be deemed satisfied determined by dividing (i) the total number of months the NEO was employed by the Company during the 3-year performance vesting period (rounded up for partial months) by (ii) 36 months. The number of prorated PSOs that become vested options (if any) will be determined based on actual performance through the end of the performance period. For NEOs who have achieved “62/10 Retirement Termination” (as such term is defined in the applicable award agreement), the service condition will be deemed fully satisfied and the number of PSOs that become vested options (if any) will be determined by actual performance through the end of the performance period.
CHANGE IN CONTROL
In the event an NEO’s employment is terminated by MSCI without “cause” or by him or her for “good reason,” in each case, within 24 months following a “change in control” (as such terms are defined in the applicable award agreement):
•RSUs. RSUs will vest and convert into shares within 60 days of the date of termination of employment.
•2019, 2020, 2021, 2022 and 2023 PSUs. PSUs will vest and convert to shares within 60 days of the date of termination of employment, and the performance metrics will be deemed to have been achieved at the greater of (i) the actual achievement of the performance metrics for the period commencing on the first day of the performance period and ending on the date immediately prior to the change in control and (ii) 100%.
•2022 and 2023 PSOs. PSOs will vest and become exercisable and the performance condition will be deemed to have been achieved at the greater of (i) the actual achievement of the performance condition for the period commencing on the first day of the performance period and ending on the date immediately prior to the change in control and (ii) 100%.
The following table represents the amounts to which our NEOs or their estates or representatives, as applicable, would have been entitled to receive had their employment been terminated on December 31, 2023 or had a change in control occurred on December 31, 2023.

92	MSCI | Compensation Matters
Estimated Potential Payments upon Termination or Change in Control

				Change in Control
Name(1)	Involuntary Termination Without Cause- Equity at Target Performance ($)(1)(2)	Termination Due to Death, Disability- Equity at Target Performance ($)(1)(3)	Termination Due to Governmental Service- Equity at Target Performance ($)(1)(4)	Cash Severance ($)(5)	Benefits and Perquisites - Cobra / UK Medical Continuation Premiums ($)(6)	Termination Without Cause or for Good Reason (Following a Change in Control)-Equity at Target Performance ($)(1)(7)
Henry A. Fernandez	68,015,615	68,015,615	68,015,615	5,008,227	66,281	68,015,615
Andrew C. Wiechmann	2,880,011	4,584,420	383,511	2,573,833	—	4,584,420
C.D. Baer Pettit	21,373,738	28,627,798	21,483,474	4,046,501	16,588	28,627,798
Scott A. Crum	5,470,827	7,526,656	1,608,143	2,604,120	77,129	7,526,656
Robert J. Gutowski	2,573,033	3,898,277	383,511	2,392,347	66,281	3,898,277
(1)With respect to RSUs or PSUs, values are based on a closing share price of MSCI common stock on December 29, 2023 ($565.65). With respect to PSOs, represents the closing share price of MSCI common stock on December 29, 2023 minus the relevant exercise price times the number of outstanding PSOs for all in-the-money, unvested PSOs as of such date.
(2)These amounts represent the values associated with the acceleration of unvested RSUs and payout of PSUs at the target performance level upon a termination of the NEO’s employment due to an involuntary termination without cause (not following a change in control), in each case, pursuant to the terms of the applicable award agreement. The value associated with the acceleration of unvested RSUs and PSUs (assuming payout at the maximum performance level) is $149,518,589 for Mr. Fernandez, $6,080,181 for Mr. Wiechmann, $47,358,655 for Mr. Pettit, $11,259,549 for Mr. Crum and $5,468,487 for Mr. Gutowski.
(3)These amounts represent the values associated with the acceleration of unvested RSUs and payout of PSUs at the target performance level upon a termination of the NEO’s employment due to death or disability, in each case, pursuant to the terms of the applicable award agreement. The value associated with the acceleration of unvested RSUs and PSUs (assuming payout at the maximum performance level) is $149,518,589 for Mr. Fernandez, $9,480,514 for Mr. Wiechmann, $64,667,874 for Mr. Pettit, $15,359,328 for Mr. Crum and $8,118,408 for Mr. Gutowski.
(4)These amounts represent the values associated with the acceleration of the payout of 2019 PSUs at the target performance level upon a termination of the NEO’s employment due to governmental service, pursuant to the terms of the 2019 PSU award agreement for all NEOs except Messrs. Fernandez and Pettit. With respect to Mr. Fernandez, such termination is treated as subject to “62/10 Retirement Eligibility,” as detailed above under “—Potential Payments Upon Termination or Change in Control—Equity Acceleration.” With respect to Mr. Pettit, such termination is treated as subject to “55/10 Retirement Eligibility” as detailed above with respect to all awards other than the 2019 PSUs, and 2019 PSUs are treated as being accelerated at the target performance level pursuant to the terms of the 2019 PSU award agreement. The value associated with the acceleration of unvested awards (assuming payout at the maximum performance level) is $149,518,589 for Mr. Fernandez, $767,021 for Mr. Wiechmann, $47,578,127 for Mr. Pettit, $3,216,286 for Mr. Crum and $767,021 for Mr. Gutowski.
(5)A lump sum cash payment under our CIC Plan equal to the sum of (1) two times the participant’s base salary and (2) two times the participant’s average annual cash bonus (three-year average annual cash bonus). For more information on our CIC Plan and qualifying terminations of employment thereunder, see “—Potential Payments Upon Termination or Change in Control—Change in Control Severance Plan” above.
(6)A lump sum cash payment under our CIC Plan equal to 135% of the approximate amount of qualifying health coverage continuation premiums for the participant and his or her eligible dependents for 24 months for the coverage option and level of medical, dental and/or vision coverage in effect for the participant immediately prior to the date of termination (or, in the case of an international participant, equivalent local health benefits). For more information on our CIC Plan and qualifying terminations of employment thereunder, see “Compensation Discussion and Analysis—Potential Payments Upon Termination or Change in Control—Change in Control Severance Plan” above.
(7)These amounts represent the values associated with the acceleration of unvested RSUs and payout of PSUs at the target performance level upon a termination of the NEO’s employment by the Company without cause or by the NEO for good reason, in each case, within 24 months following a change in control, pursuant to the terms of the applicable award agreement. The value associated with the acceleration of unvested RSUs and PSUs (assuming payout at the maximum performance level) is $149,518,589 for Mr. Fernandez, $9,480,514 for Mr. Wiechmann, $64,667,874 for Mr. Pettit, $15,359,328 for Mr. Crum and $8,118,408 for Mr. Gutowski.

2024 PROXY STATEMENT	93
CEO Pay Ratio
In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (collectively, the “Pay Ratio Rule”), we are providing the following estimated information for 2023:
•the median of the annual total compensation of all our employees (except our Chief Executive Officer) was $57,876;
•the annual total compensation of our Chief Executive Officer was $13,793,145; and
•the ratio of these two amounts was 238 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.
SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
Methodology for Identifying our “Median Employee”
EMPLOYEE POPULATION
To identify the median of the annual total compensation of all our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our “median employee.” We determined that, as of December 31, 2023, our total employee population consisted of 5,794 individuals (of which 46.2% of MSCI employees were located in the Asia Pacific region, 26.9% in Europe, Middle East and Africa, 18.8% in the United States and Canada, and 8.1% in Mexico and Brazil). Our total employee population consisted of our global workforce of full-time and part-time employees, as described in more detail below.
DETERMINING OUR MEDIAN EMPLOYEE
To identify our “median employee” from our total employee population, we compared the amount of base salary plus actual cash bonus paid for 2023. In making this determination, we annualized the compensation of our full-time employees who were hired in 2023 but did not work for us for the entire fiscal year and permanent part-time employees. We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation.
OUR MEDIAN EMPLOYEE
Using the methodologies described above, we determined that our “median employee” was a full-time, salaried employee located in Pune, India, with base salary for the 12-month period ending December 31, 2023 in the amount of $52,207.
Determination of Annual Total Compensation of our “Median Employee” and our CEO
Once we identified our “median employee,” we then calculated such employee’s annual total compensation for 2023 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2023 (as set forth in the Summary Compensation Table for 2023 on page 84 of this Proxy Statement).

94	MSCI | Compensation Matters
Pay Versus Performance
The following table sets forth the compensation for our CEO and the average compensation for our other NEOs, both as reported in the Summary Compensation Table on page 84 of this Proxy Statement and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of 2023, 2022, 2021 and 2020. The table also provides information on our cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group, net income and adjusted EPS.
2023 PAY VERSUS PERFORMANCE TABLE

Year (a)	Summary Compensation Table Total for PEO(1) ($) (b)	Compensation Actually Paid to PEO(2) ($) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1) ($) (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2) ($) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income (in Thousands)(4) ($) (h)	Adjusted EPS(5) ($) (i)
					Total Shareholder Return(3) ($) (f)	Peer Group Total Shareholder Return(3) ($) (g)
2023	13,793,145	42,412,804	4,424,283	8,653,705	227.0	134.0	1,148,592	13.52
2022	12,998,816	(38,985,841)	3,887,795	(5,073,374)	184.7	116.9	870,573	11.45
2021	10,338,312	81,171,520	3,496,361	15,271,690	240.9	133.0	725,983	9.95
2020	9,924,139	71,235,260	3,332,994	12,060,436	174.4	98.0	601,822	7.83
(1)Compensation for our principal executive officer (“PEO”), Henry A. Fernandez, reflects the amounts reported in the “Summary Compensation Table” for the respective years. Average compensation for non-PEOs includes the following NEOs: (i) in each of 2023, 2022 and 2021, Scott A. Crum, Robert J. Gutowski, C.D. Baer Pettit and Andrew C. Wiechmann and (ii) in 2020, Scott A. Crum, Robert J. Gutowski, Linda S. Huber, C.D. Baer Pettit and Andrew C. Wiechmann.
(2)Compensation “actually paid” for the PEO and average compensation “actually paid” for our non-PEO NEOs in 2023, 2022, 2021 and 2020 reflects the respective amounts set forth in columns (c) and (e), adjusted as follows in the table below, as determined in accordance with SEC rules. These dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO and our other NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee with respect to the PEO’s and our other NEOs’ compensation for fiscal year 2023, see Compensation Discussion and Analysis beginning on page 59 of this Proxy Statement.

2024 PROXY STATEMENT	95

	PEO 2023	PEO 2022	PEO 2021	PEO 2020	Non-PEOs 2023	Non-PEOs 2022	Non-PEOs 2021	Non-PEOs 2020
Summary Compensation Table Total	13,793,145	12,998,816	10,338,312	9,924,139	4,424,283	3,887,795	3,496,361	3,332,994
Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	(11,000,397)	(10,000,518)	(7,499,592)	(7,499,849)	(2,875,683)	(2,413,249)	(1,818,033)	(1,579,740)
Plus Fair Value of Outstanding Unvested Awards Granted in the Covered Year	10,233,960	6,777,015	18,592,383	28,221,106	2,710,980	1,687,764	4,201,781	4,515,909
Change in Fair Value of Outstanding Unvested Awards from Prior Years	25,920,342	(43,770,315)	59,740,417	40,589,864	3,564,620	(7,254,387)	9,459,302	5,904,575
Change in Fair Value of Awards from Prior Years that Vested in the Covered Year	3,465,754	(4,990,839)	—	—	829,505	(981,297)	(67,721)	327,537
Less Fair Value (as of end of prior fiscal year) of Awards Forfeited during the Covered Year	—	—	—	—	—	—	—	(440,839)
Plus Fair Value of Incremental Dividends or Earnings Paid on Stock Awards	—	—	—	—	—	—	—	—
Compensation Actually Paid	42,412,804	(38,985,841)	81,171,520	71,235,260	8,653,705	(5,073,374)	15,271,690	12,060,436
Fair values set forth in the table above are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date, or the fair values of awards forfeited in the covered year, which are valued as of the end of the prior fiscal year. The assumptions used for purposes of calculating fair values of awards as of the vest date or fiscal year-end date are the same as the assumptions used for purposes of calculating the grant date fair value of awards, except that, in the case of PSOs, the fair values at the time of grant were determined using the Black-Scholes option pricing model and the fair values as of the fiscal year-end date were determined using the Hull-White lattice model. The Hull-White lattice model requires consistent judgmental assumptions as the Black-Scholes pricing model, except that the expected life as a direct input for the Black-Scholes pricing model was estimated using the simplified method provided for by the SEC, while the expected life for the Hull-White lattice model was an implied output and estimated to be 6.7 years for the PSOs granted in 2022 and 7.4 years for the PSOs granted in 2023. In addition, for PSOs, the fair value is adjusted for any changes in the probability of achievement of the (i) a cumulative revenue performance goal and (ii) a cumulative adjusted EPS performance goal (each weighted at 50% under the terms of the PSOs).
(3)TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2023, 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The peer group for purposes of this table reflects the Company’s industry sector and is the same as our peer group set forth above under “Proxy Summary—Total Shareholder Return” for purposes of Item 201(e) of Regulation S-K .
(4)Reflects “Net Income” in the Company’s Consolidated Statements of Income included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2022, 2021 and 2020.
(5)Adjusted EPS is a non-GAAP financial measure. See Annex B for definitions and reconciliations of all non-GAAP financial measures referenced herein.

96	MSCI | Compensation Matters
Disclosure of Relationships
COMPENSATION ACTUALLY PAID, MSCI CUMULATIVE TSR AND PEER GROUP CUMULATIVE TSR
(1)TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2023, 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The peer group for purposes of this graph reflects the Company’s industry sector and is the same as our peer group set forth above in Proxy Summary—Total Shareholder Return.
COMPENSATION ACTUALLY PAID AND NET INCOME

2024 PROXY STATEMENT	97
COMPENSATION ACTUALLY PAID AND ADJUSTED EPS
(1)Adjusted EPS is a non-GAAP financial measure. See Annex B for definitions and reconciliations of all non-GAAP financial measures referenced herein.
Performance Measures
As described in more detail in the Compensation Discussion and Analysis beginning on page 59 of this Proxy Statement, our executive compensation program is designed to facilitate an "owner-operator" mindset amongst our senior executives. In connection with our pay-for-performance philosophy, we utilize multiple, complementary performance measures under our AIP and LTIP that measure and reward for performance against core financial, operational and strategic milestones that drive shareholder value creation.
Adjusted EPS and operating revenues are utilized as performance measures for our AIP. Other performance measures applicable to our NEOs under our AIP include total net sales and free cash flow, and further information regarding these performance measures can be found under Compensation Discussion and Analysis.
Under our LTIP, beginning in 2022, we granted PSOs that are eligible to vest based on the combined level of achievement of (i) a cumulative operating revenue performance goal and (ii) a cumulative adjusted EPS performance goal (each weighted at 50%) and measured over a cumulative three-year performance period. We also granted PSUs that are eligible to vest based on the achievement of an absolute TSR CAGR measured over a cumulative three-year performance period.
The following table sets forth an unranked list of the “most important” performance measures we used to link pay with performance for 2023.

Performance Measures
Adjusted EPS
Operating Revenues
Total Net Sales
Free Cash Flow
3-Year Absolute TSR CAGR
We do not consider any one of the above performance measures to be the single most important financial measure for our company or executive compensation design. However, adjusted EPS is a performance measure that is utilized under both our AIP and our LTIP and is a key metric used by our management and our investors in evaluating our performance, and therefore, for purposes of the 2023 Pay versus Performance Table, we disclose adjusted EPS to be the “most important” financial performance measure utilized in our executive compensation program for 2023 for linking pay with performance and as our “company-selected measure.”

98	MSCI

Audit Matters
Independent Auditor’s Fees
The following table summarizes the aggregate fees (including related out-of-pocket expenses) expensed in 2023 and 2022 for professional services provided by PwC. On March 9, 2023, the Audit Committee approved the engagement of PwC as the Company’s independent auditor for 2023. These fees were approved pursuant to the pre-approval policies and procedures described below.

$ in thousands	2023	2022
Audit fees(1)	3,449	3,213
Audit-related fees(2)	616	674
Tax fees(3)	1,157	424
All other fees(4)	18	193
Total	5,240	4,504
(1)Audit fees consisted of fees expensed for (i) audits of our consolidated financial statements included in our Annual Reports on Form 10-K and related services, (ii) reviews of the interim condensed consolidated financial statements included in our quarterly financial statements, (iii) audits of various entities for statutory and other reporting requirements, (iv) comfort letters, consents and other services related to SEC and other regulatory filings and (v) audits of our internal control over financial reporting (as required by Section 404 of the Sarbanes-Oxley Act of 2002).
(2)In 2023, Audit-related fees consisted of fees expensed for reports related to the assessment of internal controls. In 2022, Audit-related fees consisted of fees expensed for reports related to the assessment of internal controls and compliance with professional standards in connection with a system implementation as well as other assurance and related services.
(3)Tax fees in 2023 consisted of $720,915 related to tax compliance assistance and $436,122 of tax consulting fees related to international and domestic tax matters, including international tax planning. Tax fees in 2022 related to tax compliance assistance.
(4)In 2023, all other fees primarily consisted of fees related to accounting research software subscriptions. In 2022, all other fees primarily consisted of fees related to pre-assurance services for certain ESG metrics.
Pre-Approval Policy of the Audit and Risk Committee of Services Performed by Independent Auditors
The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services by the independent auditor to ensure that the independent auditor maintains independence with respect to MSCI. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by the independent auditor and the estimated fees related to those services. During the pre-approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. Even if a service has received general pre-approval, if it involves a fee in excess of $750,000 or relates to tax services, it requires a separate pre-approval of the full Audit Committee. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve certain engagements not requiring approval by the full Audit Committee. The Chair must report, for informational purposes, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with SEC rules and regulations. Management reports to the Audit Committee the actual fees versus pre-approved amounts periodically throughout the year by category of service.

2024 PROXY STATEMENT	99
Audit and Risk Committee Report
The Audit Committee operates under a written charter adopted by the Board, which is accessible through the “Corporate Governance” link under the “Investor Resources” tab found on our website’s Investor Relations homepage (https://ir.msci.com). The Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal control over financial reporting, the Company’s risk management, the qualifications and independence of the Company’s independent auditor, the performance of the Company’s internal and independent auditors and the Company’s compliance with legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace the Company’s independent auditor. The Board has determined that all of the Audit Committee’s members are independent under the applicable independence standards of the NYSE and the Exchange Act.
The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for the report on the Company’s internal control over financial reporting. The Company’s independent auditor for the year ended December 31, 2023, PwC, was responsible for auditing the consolidated financial statements included in the Company’s 2023 Annual Report on Form 10-K, expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting, as well as reviewing the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q. The Audit Committee’s responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor.
The Audit Committee held ten meetings during the year ended December 31, 2023, and among other things:
•reviewed and discussed the Company’s quarterly and annual earnings releases;
•reviewed and discussed the (i) quarterly unaudited consolidated financial statements and related notes and (ii) audited consolidated financial statements and related notes to the consolidated financial statements for the year ended December 31, 2023 with management and PwC;
•reviewed and discussed the annual plan and scope of work of the independent auditor;
•reviewed and discussed the annual plan and scope of work of the internal auditor and summaries of significant reports to management by the internal auditor;
•met with PwC, the internal auditor and Company management in executive sessions to discuss the results of their examinations and evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs;
•reviewed and discussed the critical accounting policies set forth in the Company’s Annual Report on Form 10-K and reviewed critical audit matters reported by PwC;
•reviewed business and financial market conditions, including periodic assessments of risks posed to MSCI’s operations and financial condition (including those related to technology and cybersecurity);
•reviewed and discussed reports from MSCI’s Disclosure Committee; and
•evaluated the performance of PwC and approved their engagement as the Company’s independent auditor.
PwC also provided to the Audit Committee the written disclosures and the letters required by the applicable PCAOB requirements regarding PwC’s communications with the Audit Committee concerning independence, and represented that it is independent from the Company. We discussed with PwC their independence from the Company, and considered whether the services they provided to the Company beyond those rendered in connection with their integrated audit of the Company’s consolidated financial statements and internal control over financial reporting, and the reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q, were compatible with maintaining their independence.
The Audit Committee is also responsible for reviewing and evaluating the senior members of the PwC team, particularly the lead audit partner and any other partners on the audit engagement teams, and ensuring required rotation of audit partners every five years, as required by SEC rules. One or more members of the Audit Committee also meet with candidates for the lead audit partner role, and the Audit Committee discusses the appointment before a rotation occurs. Our PwC lead audit partner for 2023 had been working on the Company’s audits since the first quarter of 2018 and completed her five-year rotation upon the filing of our Annual Report on Form 10-K with respect to fiscal year 2023. In connection with this rotation, the Audit Committee approved a new PwC lead audit partner, who commenced work on the Company’s audit in the first quarter of 2024.

100	MSCI | Audit Matters
During the year ended December 31, 2023, the Audit Committee also received regular updates on the amount of fees and scope of audit, audit-related and tax services provided. Pursuant to the pre-approval policies and procedures related to the provision of audit and non-audit services by the independent auditors as described above within “—Pre-Approval Policy of the Audit Committee of Services Performed by Independent Auditors,” the Audit Committee approved, among other things, fees related to the integrated audits, statutory audits, consultations and certain non-audit services. The Audit Committee also approved certain fees relating to tax services consisting of compliance and advisory services related to (i) tax consulting fees related to international and domestic tax matters, including international corporate restructurings, and (ii) tax compliance assistance.
Based on our review and these meetings, discussions and reports described above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee’s charter, we recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s 2023 Annual Report on Form 10-K.
Respectfully submitted,
Marcus L. Smith (Chair)
Robert G. Ashe
Wayne Edmunds
Robin L. Matlock
Rajat Taneja

2024 PROXY STATEMENT	101

Proposal No. 3 Ratification of the Appointment of MSCI Independent Auditor
The Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) as independent auditor for 2024 and presents this selection to the shareholders for ratification. PwC will audit our consolidated financial statements for the year ended December 31, 2024 and perform other permissible pre-approved services.
A PwC representative will attend the 2024 Annual Meeting to respond to your questions and will have the opportunity to make a statement if he or she desires to do so. If our shareholders fail to ratify the appointment of PwC, it will be regarded as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if shareholders ratify the selection of PwC, the Audit Committee, in its discretion, may select a new independent auditor at any time during the year if it believes that the change would be in the best interest of the Company.
The Audit Committee periodically reviews the engagement of the independent auditor to assess, among other things, the skills, experience, service levels and costs associated with conducting the annual audit of the Company’s financial statements. PwC has served as our independent auditor since March 2014.
VOTE REQUIRED AND RECOMMENDATION
The affirmative vote of a majority of the votes cast at our 2024 Annual Meeting, at which a quorum is present, is required to approve Proposal No. 3. Abstentions shall not be treated as votes cast.

Our Board of Directors recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor.
Proxies solicited by our Board will be voted “FOR” this ratification unless otherwise instructed.

102	MSCI

Proposal No. 4 Shareholder Proposal to Report on “Chinese Military-Industry Companies” in Company Indices, if Properly Presented
Proposal No. 4 - Inclusion of Chinese Military-Industry Companies in Company Indices
The following shareholder proposal will be voted on at the 2024 Annual Meeting if properly presented by or on behalf of the shareholder proponent.
Proponent: The National Center for Public Policy Research, 2005 Massachusetts Ave. NW, Washington, DC 20036, is the owner of no less than $2,000 in market value of shares of MSCI common stock and proposes the following resolution:
Resolved: Shareholders request that the Board of Directors conduct and publish a review within the next year (at reasonable cost, omitting proprietary information) of whether and to what extent the Company includes companies that supply goods or services to the Chinese military. Shareholders and investors would be best served if the report focused in particular on index inclusion of subsidiaries of Chinese Military Industrial-Complex Companies (CMIC); subsidiaries of Chinese Military Companies operating in the United States to obtain advanced technologies and expertise in support of the People’s Liberation Army’s (PLA) modernization goals; companies denied access to U.S. technology because they are deemed a “Military End Users” (MEU) or other Chinese entity attempting to acquire items in support of the PLA’s modernization program; Chinese companies excluded from U.S. commercial markets for violating the Uyghur Forced Labor Prevention Act (UFLPA); BIS’ “Entity List” companies; and Chinese companies specializing in quantum information technologies, artificial intelligence, and microelectronics, the enhanced capability of which a new Presidential Executive Order calls “an unusual and extraordinary threat to the national security of the United States.”(1) The Board should also report on the screening processes it uses, if any, to determine whether its indices will lead American investors to fund the Chinese military, and any guidance, if any, it provides to users, including end users, of such indices.
Supporting Statement: MSCI (the Company) includes China A shares in its Emerging Markets (EM) Index. In 2019, the Company increased the weight of those shares in the index from 5 percent to 20 percent.(2) The Company in 2021 dismissed concerns that Chinese stocks are “uninvestable,” because of Chinese government regulatory crackdowns,(3) a problem that has accelerated significantly since then.
Most recently the U.S. House Select Committee on the Chinese Communist Party has warned that because of the indiscriminate inclusion of these shares in the EM Index, Americans are now unwittingly funding PRC (People’s Republic of China) companies that develop and build weapons for the People’s Liberation Army (PLA)—the PRC’s military—and advance the CCP’s stated mission of technological supremacy. By facilitating massive flows of American capital to these and other PRC entities linked to the PLA or to human rights abuses, [the Company] is exacerbating an already significant national security threat and undermining American values.(4)
If the Company is including in its indices shares of companies that aid and abet one of America’s chief adversaries to expand its military, increase its threatening technological capabilities and repress individual rights, the Company should at least reveal to immediate and end users of those indices the full extent to which reliance on the indices will implicate customers in such malign investment. Better, it should remove such companies from its indices.
Many analysts agree that continuing to include such companies in its indices, at least without full disclosure of the material risks involved, could bring severe legal and reputational consequences to the Company, and thereby to its shareholders.(5)
(1)https://prosperousamerica.org/cpa-report-details-how-vanguard-and-ftse-russell-funnel-billions-of-u-s-investor-capital-to-the-ccp-and-pla-linked-companies/
(2)https://www.msci.com/our-solutions/indexes/china-investing
(3)https://www.scmp.com/business/money/article/3146163/mscis-chief-dismisses-concern-chinese-stocks-are-uninvestable-citing

2024 PROXY STATEMENT	103
(4)https://selectcommitteeontheccp.house.gov/media/press-releases/unconscionable-profit-fueling-chinas-military-select-committee-launches
(5)https://thestockwatcher.com/pages/articles/research/2023/9/17/blackrock-msci-face-congressional-investigation-investments-blacklisted-chinese-military-companies
MSCI’S STATEMENT IN OPPOSITION OF SHAREHOLDER PROPOSAL

THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:
We believe the requested report is unnecessary because our indexes are intended to measure market performance, are not investments or investment recommendations, are fully transparent to users of the indexes, and do not directly or indirectly fund the Chinese military. Moreover, MSCI regularly monitors for investment sanctions impacting the securities included in its market indexes, and MSCI has removed from its indexes the securities of Chinese companies subject to relevant investment sanctions.

Our market indexes aim to measure the performance of the entire investable market. They are mathematical calculations of the market’s performance that do not, and cannot, fund the Chinese military.
MSCI’s market indexes aim to measure the performance of the total investable universe of listed equity securities in a given market over a day, month, year or other period. They are mathematical calculations that do not, and cannot, fund the Chinese military or any other investment or purpose. Indexes are backwards looking: they compute past market returns, they do not direct or determine future investment flows. Indexes are not portfolios, investment products, asset allocations or recommendations to invest in the securities contained in the indexes.
All companies that are available for investment by international investors are eligible for inclusion in MSCI’s market indexes. Excluding investable securities that investors are not prohibited by laws or sanctions from holding would produce an inaccurate calculation of market performance and contravene the very purpose of a market index.
It is inappropriate for market indexes to provide investment warnings.
An index is not an investment or an investment recommendation and should not be accompanied by investment warnings regarding the securities of companies included in the index. MSCI has been calculating indexes since 1968 and market indexes have been calculated for over a century – the Dow Jones Industrial Average, for example, has been calculated and published since 1896. It is well established that indexes are simply mathematical averages of the market’s performance and should not be accompanied by any investment warnings.
It is the responsibility, and fiduciary duty, of an investment manager or investment adviser to determine what investments are appropriate for their portfolio or clients and to communicate the risks associated with those investments. MSCI does not conduct investment due diligence on the securities of companies contained in our indexes, which is appropriately the responsibility of an investment manager or adviser. The role of a market index is not to identify or warn investors about particular risks, but simply to compute the return of the market. Further, providing warnings only about exposure to China-related risks would be incomplete and misleading, as investments in the securities of other companies in an index may present other risks that would not be highlighted.
The composition and methodology of MSCI’s market indexes are fully transparent to users of the indexes.
MSCI market indexes are calculated in accordance with rules-based methodologies that are publicly available on MSCI’s website. Securities of listed companies are added to or removed from our indexes based solely on whether they meet the investability criteria clearly set forth in the methodology. Including or removing a company’s securities from an index is not based on any subjective judgment regarding the company’s merit, values, business practices or investment potential. Institutional investors who use our indexes have complete transparency into which securities are included in the indexes and complete discretion to decide whether to invest in any or all of those securities.
Further, our indexes are subject to regulation and supervision, and we have voluntarily adopted and comply with the Principles for Financial Benchmarks published by the International Organization of Securities Commissions (IOSCO). No regulator or industry code of conduct requires or even suggests that index providers must or should provide investment warnings or highlight or exclude the securities of companies with certain investment risks.

104	MSCI | Proposal No. 4 Shareholder Proposal to Report on “Chinese Military-Industry Companies” in Company Indices, if Properly Presented
We continually monitor for investment sanctions that affect the investability of listed securities, and we have removed from our indexes the securities of Chinese companies impacted by investment sanctions.
MSCI has excluded the listed securities of Chinese and other companies from its market indexes due to investment sanctions placed on these companies that render them un-investable by global institutional investors.
For example, beginning in January 2021, MSCI removed from its standard market indexes the listed securities impacted by U.S. Executive Order 13959, as amended by U.S. Executive Order 14032, relating to securities of companies identified by the U.S. government as Communist Chinese military companies (the “Executive Order”). From November to December 2020 MSCI consulted with market participants globally, who provided feedback that due to the Executive Order the securities of these companies were no longer investable. These securities failed the investability requirement of our index methodology, and we publicly announced their removal from applicable indexes.
MSCI continually monitors for investment sanctions and related guidance, including those published by the Office of Foreign Assets Control (OFAC), as well as alerts from other governmental agencies regarding the Non-SDN Chinese Military-Industrial Complex Companies List (NS-CMIC List) and other sanctions-related lists for actions that could affect the investability of relevant securities in its indexes, including those of Chinese companies.
The Board believes adoption of this proposal is unnecessary and would not provide additional useful information to the Company’s shareholders.
We believe the proposed report is inappropriate and unnecessary and would be a waste of Company time and resources. Our clients are sophisticated institutional investors who have total transparency into the methodology and composition of our indexes. The proposed report would serve no benefit and would inevitably conclude what we and our investor clients already know: that the purpose of a market index is to measure the performance of all investable listed securities of companies in a given market. Accordingly, we do not see any benefit or purpose to conduct a study that will confirm that MSCI’s market indexes are operating as intended.
RECOMMENDATION AND VOTE REQUIRED
For the reasons described above, the Board believes the adoption of this proposal is unnecessary and not in the best interests of the Company and its shareholders. The Board recommends a vote AGAINST Proposal No. 4. The affirmative vote of a majority of the votes cast at our 2024 Annual Meeting, at which a quorum is present, is required to approve Proposal No. 4. Abstentions shall not be treated as votes cast.

Our Board of Directors recommends that you vote “AGAINST” the adoption of this shareholder proposal.
Proxies solicited by our Board will be voted “AGAINST” the adoption of this shareholder proposal unless otherwise instructed.

2024 PROXY STATEMENT	105

Beneficial Ownership of Common Stock
Stock Ownership of Executive Officers and Directors
We require members of our Executive Committee (which includes all of our executive officers) and our directors to comply with our stock ownership guidelines to further align their interests with the interests of our shareholders. As of the date of this Proxy Statement, all of the members of our Executive Committee and our directors are in compliance with the applicable stock ownership guidelines. See “Compensation Matters—Compensation Discussion and Analysis—Stock Ownership Guidelines” on page 80 of this Proxy Statement and “Director Compensation and Stock Ownership Guidelines—Non-Employee Director Stock Ownership Guidelines” on page 56 of this Proxy Statement for additional information regarding our stock ownership guidelines for the members of our Executive Committee and our directors, respectively.
The following table sets forth the beneficial ownership of our common stock by each of our NEOs and directors, and by all of our directors and executive officers as of February 29, 2024 as a group. The address for each of our executive officers and directors is 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007. Percentage of share ownership amounts are based on 79,223,562 shares of our common stock outstanding as of
February 29, 2024.

Named Executive Officers	Shares(1)	Right to Acquire(2)	Beneficial Ownership Total(3)	Percent of Class(4)
Henry A. Fernandez(5)	2,105,946	—	2,105,946	2.66%
Andrew C. Wiechmann	19,874	—	19,874	—%
C.D. Baer Pettit	283,538	—	283,538	—%
Scott A. Crum	21,831	—	21,831	—%
Robert J. Gutowski	16,917	—	16,917	—%
Directors
Robert G. Ashe(6)	17,303	487	17,790	—%
Chirantan “CJ” Desai(7)	—	—	—	—%
Wayne Edmunds	8,873	383	9,256	—%
Catherine R. Kinney(8)	23,690	383	24,073	—%
Robin Matlock	390	383	773	—%
Jacques P. Perold	4,666	383	5,049	0
Sandy C. Rattray	1,307	383	1,690	—%
Linda H. Riefler	19,337	383	19,720	—
Marcus L. Smith	3,645	383	4,028	—%
Rajat Taneja	1,361	383	1,744	—
Paula Volent	2,202	383	2,585	—%
All Current Executive Officers and Directors as of February 29, 2024 as a Group (16 Persons)	2,530,880	3,934	2,534,814	3.20%
(1)Excludes shares of our common stock that may be acquired through the vesting of RSUs, PSUs and PSOs. Includes 20,911 shares of our common stock for which Ms. Kinney has elected to defer receipt of such shares until the 60th day after her “separation from service” as a director; 390 shares of common stock for which Ms. Matlock has elected to defer receipt of such shares until the earlier of (i) June 1, 2033 and (ii) the 60th day after her “separation from service” as a director; 792 shares of our common stock for which Ms. Riefler has elected to defer receipt of such shares until the 60th day after her “separation from service” as a director; and 1,361 shares of our common stock for which Mr. Taneja has elected to defer receipt of such shares until the earlier of (i) June 1, 2025 and (ii) the 60th day after his “separation from service” as a director.

106	MSCI | Beneficial Ownership of Common Stock
(2)Includes shares of our common stock that can be acquired through vesting of RSUs within 60 days of the date of this table (i.e., through May 1, 2024). See the “Outstanding Equity Awards at Fiscal Year-End” Table included herein for additional information regarding RSUs held by each NEO as of December 31, 2023. As of December 31, 2023, each of our non-employee directors had the following outstanding stock awards, all of which are in the form of RSUs: Messrs. Edmunds, Perold, Rattray, Smith and Taneja and Mmes. Kinney, Matlock, Riefler and Volent each had 383 RSUs outstanding and Mr. Ashe had 487 RSUs outstanding. Such RSUs are scheduled to vest on May 1, 2024. Ms. Matlock elected to defer receipt of such RSUs until the earlier of (i) June 1, 2033 and (ii) the 60th day after her “separation from service” as a director. Ms. Riefler elected to defer receipt of such RSUs until the 60th day after her “separation from service” as a director. Mr. Taneja elected to defer receipt of such RSUs until the earlier of (i) June 1, 2025 and (ii) the 60th day after his “separation from service” as a director.
(3)Except as indicated in the footnotes to this table, to our knowledge each executive officer and director, as of March 1, 2023, had sole voting and investment power with respect to his or her shares of our common stock. Beneficial Ownership Totals may differ from those set forth in Statements of Changes in Beneficial Ownership reported on Form 4 filed with the SEC due to the exclusion herein of RSUs granted by the Company, as described in footnote (1) to this table.
(4)All executive officers and directors (other than Mr. Fernandez) each beneficially owned less than 1.0% of the shares of our outstanding common stock. Percentages for each beneficial owner are calculated in accordance with Rule 13d-3(d)(1) under the Exchange Act. Percentages for each NEO, executive officer and director as of February 29, 2024 and collectively as a group are based on the number of our shares outstanding as of February 29, 2024, which excludes shares of our common stock that can be acquired through vesting of RSUs within 60 days of the date of this table (i.e., through February 29, 2024).
(5)Includes 314,479 shares of our common stock held by the Fernandez 2007 Children’s Trust of which the spouse of Mr. Fernandez is the trustee, 251,543 shares of our common stock held by The Henry Fernandez 2022 MSCI Annuity Trust of which Mr. Fernandez is the trustee, 7,900 shares of our common stock held by one of his children under the Uniform Transfer to Minors Act and 15,800 shares of our common stock directly held by two of Mr. Fernandez’s children.
(6)Includes 16,539 shares of our common stock directly held by 1000396766 Ontario Inc., an entity over which Mr. Ashe retains sole investment and voting control. The common shares of 1000396766 Ontario Inc. are held by the Ashe (2022) Family Trust, a trust of which Mr. Ashe and his spouse are trustees and Mr. Ashe, his spouse and his children are beneficiaries.
(7)Mr. Desai was appointed to the Board, effective March 11, 2024, and as of that date, had 46 RSUs outstanding, which are scheduled to vest on May 1, 2024.
(8)Ms. Kinney is not standing for re-election at the 2024 Annual Meeting but will remain on the Board through the date of the meeting. Includes 2,478 shares of our common stock held by the Catherine R. Kinney 2021 GRAT No. 2 of which Ms. Kinney is the trustee and 2,281 shares of our common stock held by the Catherine R. Kinney 2022 GRAT of which Ms. Kinney is the trustee.
Stock Ownership of Principal Shareholders
The following table contains information regarding the only persons we know of that beneficially own more than 5% of our common stock. Percentage of class amounts are based on 79,223,562 shares of our common stock outstanding as of February 29, 2024.

	Shares of Common Stock Beneficially Owned
Name and Address	Number of Shares	Percentage of Class(1)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	8,683,305(2)	10.96%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	6,842,495(3)	8.63%
(1)Because percentage of class ownership is based on the total number of shares of our common stock outstanding as of a date that differs from the date used by the principal shareholders to calculate the percentages for purposes of filing the applicable Schedule 13G or 13G/A, percentages of class ownership presented herein may differ from amounts reported in the applicable Schedule 13G or 13G/A filed with the SEC by the relevant principal shareholder.
(2)Based on information in a Schedule 13G/A (Amendment No. 11) filed with the SEC on February 13, 2024. The Schedule 13G/A discloses that The Vanguard Group had sole voting power as to 0 shares of our common stock, shared voting power as to 99,008 shares of our common stock, sole dispositive power as to 8,352,025 shares of our common stock and shared dispositive power as to 331,280 shares of our common stock. In addition, the Schedule 13G/A discloses that the person filing the report is an investment adviser in accordance with §240.13d-1(b)(1)(ii)(E) and the identification and classification of the subsidiaries which acquired the securities being reported on therein are set forth on Appendix A thereto.
(3)Based on information in a Schedule 13G/A (Amendment No. 12) filed with the SEC on January 25, 2024. The Schedule 13G/A discloses that BlackRock, Inc. had sole voting power as to 6,273,086 shares of our common stock and sole dispositive power as to 6,842,495 shares of our common stock. In addition, the Schedule 13G/A discloses that the person filing the report is a parent holding company or control person in accordance with §240.13d-1(b)(1)(ii)(G) and the identification and classification of the subsidiaries which acquired the securities being reported on therein are set forth on Exhibit A thereto.

2024 PROXY STATEMENT	107

Other Matters
Corporate Governance Documents
MSCI has a corporate governance webpage that can be found under the “Corporate Governance” link under the “Investor Resources” tab on our website’s Investor Relations homepage (https://ir.msci.com).
Our Corporate Governance Policies (including our Director Independence Standards), Code of Ethics and Business Conduct and committee charters are available electronically, without charge, on or through our website. To access these documents, click on the “Corporate Governance” link under the “Investor Resources” tab found on our website’s Investor Relations homepage (https://ir.msci.com). These documents are also available, without charge, to any shareholder who requests them by writing to us at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or via email at investor.relations@msci.com.
Our Code of Ethics and Business Conduct applies to our directors, executive officers and employees. Our Head of Compliance is principally responsible for administering compliance with our Code of Ethics and Business Conduct, with the support of a team of global professionals. The Head of Compliance reports directly to MSCI’s General Counsel. If we make any substantive amendment to, or grant a waiver to, a provision of the Code of Ethics and Business Conduct for our CEO, CFO, Principal Accounting Officer and Global Controller or persons performing similar functions, we will satisfy the applicable SEC disclosure requirement by promptly disclosing the nature of the amendment or waiver on our website’s Investor Relations homepage (https://ir.msci.com).
Certain Transactions
Transactions with Shareholders
From time to time, shareholders that own more than 5% of our common stock subscribe to, license or otherwise purchase, in the normal course of business, certain of our products and services. These transactions are negotiated on an arm’s-length basis and are subject to review under our Related Person Transactions Policy described below.
During 2023, BlackRock, Inc. and The Vanguard Group and/or their respective affiliates subscribed to, licensed or otherwise purchased in the normal course of business, certain of our products and services. For purposes of full disclosure, revenues recognized by us from subscriptions, licenses and other fees related to our products and services in 2023 from each of these shareholders and/or their respective affiliates are set forth in the table below.

Name	2023 Revenues
BlackRock, Inc.	$249.1 million
The Vanguard Group	$19.4 million
Transactions with Directors
During 2023, in the ordinary course of business, the Company purchased software product licenses from ServiceNow on arm’s length terms, totaling approximately $0.8 million.

108	MSCI | Other Matters
Related Person Transactions Policy
The Board recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest and may create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders. Accordingly, the Company maintains a written Related Person Transactions Policy (the “Policy”), which governs the approval of related person transactions to ensure that they are fair and in the best interests of the Company. The Governance Committee administers the Policy. It is the responsibility of each director, director nominee and executive officer to promptly notify the legal department of transactions in which he or she may be involved. The legal department also conducts diligence and maintains controls and procedures to identify and submit for review and approval any such transactions.
Under the Policy, the legal department determines whether the proposed transaction constitutes a related person transaction requiring review under the Policy and/or disclosure. If the legal department determines that (i) the proposed transaction constitutes a related person transaction or (ii) it would be beneficial to further review the transaction under the Policy, then the legal department may review and approve certain transactions pursuant to delegation from the Governance Committee or refer the transactions to the Governance Committee. No director may participate in any discussion or approval of a transaction for which he or she or a member of his or her immediate family is a related person.
When evaluating a proposed Related Person Transaction, the legal department or the Governance Committee, as applicable, will consider all relevant facts and circumstances, including: (1) the dollar amount of the transaction, the commercial reasonableness of the terms and the purpose of the transaction, as well as the benefit to the Company; (2) the nature of the negotiations, including (i) whether negotiations were at arm’s length and the result of fair dealing and (ii) whether the related person was involved in the negotiations; (3) the terms and conditions of comparable or similar transactions; (4) whether the transaction is provided on terms that may be more favorable than those available to others; (5) the materiality and character of the related person’s interest in the transaction and whether there may be any conflicts of interest; (6) whether the transaction would be considered unusual for one or both of the parties and (7) whether the transaction may impact director independence if applicable. Related person transactions will not be approved if the legal department or the Governance Committee, as applicable, determines the transaction to be inconsistent with the interests of the Company and its shareholders.
Other Business
We do not know of any matters that may be presented for action at the meeting other than those described in this Proxy Statement. If any other matter is properly brought before the meeting, the proxy holders will vote on such matter in their discretion.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 23, 2024. Our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available free of charge at www.proxyvote.com. Information contained on such website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

2024 PROXY STATEMENT	109

Annex A: Frequently Asked Questions
How do we refer to MSCI Inc. in this Proxy Statement?
We refer to MSCI Inc. as the “Company,” “MSCI,” “we,” “our” or “us” and the Board of Directors of MSCI Inc. as the “Board.” MSCI is incorporated in Delaware and its shares of common stock are listed on the New York Stock Exchange under the symbol MSCI. References to “Shares,” “shares” or “shares of our common stock” in this Proxy Statement refer to shares of our common stock, par value $0.01 per share.
What are the date, time and place of the 2024 Annual Meeting?
We will hold the 2024 Annual Meeting on April 23, 2024 at 3:30 P.M. Eastern Time, via the internet at www.virtualshareholdermeeting.com/MSCI2024.
In order to access the virtual annual meeting, you will be asked to provide your 16-digit control number. Instructions on how to attend and participate via the internet, including how to demonstrate proof of share ownership, are posted at www.virtualshareholdermeeting.com/MSCI2024. Information contained on this website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.
Will the 2024 Annual Meeting be webcast?
Yes. You may attend the annual meeting virtually at www.virtualshareholdermeeting.com/MSCI2024, where you will be able to vote electronically and submit questions during the meeting. A webcast replay of the 2024 Annual Meeting will also be archived on our Investor Relations website, https://ir.msci.com/events.cfm, until April 23, 2025.
How do I submit a question at the 2024 Annual Meeting?
To submit questions before the 2024 Annual Meeting, please email your question(s) to the Corporate Secretary at corporatesecretary@msci.com by no later than April 22, 2024. Please include “Annual Meeting Questions” in the subject line and provide your name, 16-digit control number and, if applicable, indicate the proposal to which your question relates in the body of the email.
You may submit a question during the meeting via our virtual shareholder meeting website, www.virtualshareholdermeeting.com/MSCI2024. If your question is properly submitted during the relevant portion of the meeting agenda, our Chairman intends to respond to your question during the live webcast. Questions on similar topics may be combined and answered together. A webcast replay of the 2024 Annual Meeting, including the Q&A session, will also be archived on our Investor Relations website, https://ir.msci.com/events.cfm, until April 23, 2025.
What if the Company encounters technical difficulties during the 2024 Annual Meeting?
If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), our Chairman will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify shareholders of the decision via www.virtualshareholdermeeting.com/MSCI2024.
If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

110	MSCI | Annex A: Frequently Asked Questions
Who may attend the 2024 Annual Meeting?
All shareholders as of February 29, 2024, or their duly appointed proxies, may attend the 2024 Annual Meeting. In order to attend the 2024 Annual Meeting, a shareholder must own MSCI common stock at the close of business on February 29, 2024. If your shares are held in the name of a broker, bank, custodian, nominee or other record holder (“street name”), you must obtain a proxy, executed in your favor, from the holder of record (that is, your broker, bank, custodian, or nominee) to be able to vote at the 2024 Annual Meeting.
Who may vote at the 2024 Annual Meeting?
You can vote your shares of MSCI common stock at our 2024 Annual Meeting if you were a shareholder at the close of business on February 29, 2024 (the “record date”). As of February 29, 2024, there were 79,223,562 shares of MSCI common stock outstanding. Each share of MSCI common stock entitles you to one vote on each matter voted on at the annual meeting of shareholders.
A majority of the shares of MSCI common stock outstanding at the close of business on the record date must be present in order to hold the meeting and conduct business. This is called a “quorum.” Your shares are counted as present at the 2024 Annual Meeting if you vote through the internet at the virtual annual meeting of shareholders or properly submit your proxy prior to the 2024 Annual Meeting.
Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of printed proxy materials?
Pursuant to the “notice and access” rules adopted by the SEC, we are making this Proxy Statement and our 2023 Annual Report on Form 10-K (including any amendments thereto) available to our shareholders over the internet. As a result, unless you have previously requested electronic access to our proxy materials or the receipt of paper proxy materials, you will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our 2023 Annual Report on Form 10-K (including any amendments thereto) over the internet, how to request a free paper copy of these materials and how to vote via the internet. We will mail the Notice of Internet Availability of Proxy Materials on or about March 13, 2024. The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares.
In addition, if you are voting online, you will be prompted to consent to receiving proxy materials electronically in future years. Choosing to receive your future proxy materials electronically will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of shareholders on the environment. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials electronically will remain in effect until you terminate it. See “How do I sign up for electronic delivery of proxy materials?” below for further information on electing to receive proxy materials electronically.
What is the difference between holding shares as a “record holder” and as a beneficial owner of shares held in “street name”?
Record Holder. If your shares are registered directly in your name with MSCI’s transfer agent, Broadridge Corporate Issuer Solutions, Inc. (including its affiliates, “Broadridge”), you are considered a “record holder” with respect to those shares, and the Notice of Internet Availability of Proxy Materials will be sent directly to you.
Beneficial Owner of Shares Held in “Street Name.” If your shares are held in an account with a brokerage firm, bank, broker dealer, or other intermediary, then you are considered a beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials and other proxy materials will be forwarded to you by that intermediary. As a beneficial owner of shares held in “street name,” you have the right to direct that intermediary on how to vote the shares held in your account by following their instructions for voting and using their forms. If you do not provide your brokerage firm, bank, broker dealer or other intermediary with instructions on how to vote your shares, such intermediary or intermediary nominee will be able to vote your shares only with respect to the proposal related to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2024.

2024 PROXY STATEMENT	111
How do I vote my shares?
You may direct your vote by internet, telephone or mail. Your vote must be received by the deadline specified on the proxy card or voting instruction form, as applicable.

	If You are a Shareholder of Record	If You are a Beneficial Holder of Shares Held in “Street Name”
By Internet Prior to the 2024 Annual Meeting* (24 hours a day):
www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 22, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
www.proxyvote.com
By Internet During the 2024 Annual Meeting*:	www.virtualshareholdermeeting.com/MSCI2024 You may attend the meeting via the internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions.	www.virtualshareholdermeeting.com/MSCI2024
By Telephone* (24 hours a day):
1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 22, 2024. Have your proxy card in hand when you call and then follow the instructions.
Follow the voting instructions you receive from your brokerage firm, bank, broker dealer or other intermediary.
By Mail:
You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717
Follow the voting instructions you receive from your brokerage firm, bank, broker dealer or other intermediary.
*    While MSCI and Broadridge do not charge any fees for voting by internet or telephone, there may be related costs from other parties, such as usage charges from internet access providers and telephone companies, for which you are responsible.
How does the Board recommend that I vote and what vote is required for adoption or approval of each matter to be voted on?

Proposal No.	Proposal	Vote Required	Directors’ Recommendation
1	Election of Directors	Number of votes cast “FOR” exceeds number of votes cast “AGAINST” for each director	FOR all nominees
2	Advisory Vote to Approve Executive Compensation (Say-on-Pay)	Majority of the total votes cast by holders of shares present through the virtual meeting or represented by proxy	FOR the approval of the Executive Compensation of our NEOs
3	Ratification of the Appointment of MSCI’s Independent Auditor	Majority of the total votes cast by holders of shares present through the virtual meeting or represented by proxy	FOR the ratification of the appointment of PricewaterhouseCoopers LLP
4	Shareholder Proposal Described in Proxy Statement, if Properly Presented	Majority of the total votes cast by holders of shares present through the virtual meeting or represented by proxy	AGAINST the shareholder proposal

112	MSCI | Annex A: Frequently Asked Questions
How will my shares be voted if I do not give specific voting instructions and what are broker non-votes?
Record Holders. If you indicate that you wish to vote as recommended by our Board or if you sign, date and return a proxy card but do not give specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement (e.g., “FOR” for Proposal No. 1, No. 2 and No. 3 and “AGAINST” for Proposal No. 4) and in their discretion regarding any other matters properly presented for a vote at our 2024 Annual Meeting. As of the date of this Proxy Statement, we did not know of any proposals or matters to be raised at the 2024 Annual Meeting other than those presented in this Proxy Statement.
Beneficial Owners of Shares Held in “Street Name.” Broker non-votes occurs when your brokerage firm, bank, broker dealer or other intermediary has not received specific voting instructions from you with respect to shares held in “street name” and the broker does not have discretionary voting authority with respect to a proposal. If you are the beneficial owner of shares held in “street name” and you do not give instructions as to how to vote, your broker may have authority to vote your shares only on discretionary items but not on non-discretionary items, as determined by the NYSE.
•Non-discretionary items. The following proposals are considered “non-discretionary” items: Proposal No. 1—election of directors, Proposal No. 2—approve, by non-binding vote, our executive compensation and Proposal No. 4—shareholder proposal described in Proxy Statement, if properly presented.
•Discretionary item. Proposal No. 3—the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2024 is a “discretionary” item. NYSE member brokers that do not receive voting instructions from beneficial owners of shares held in “street name” may vote on this proposal in their discretion, subject to any voting policies adopted by the broker holding your shares.
Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. However, broker non-votes are not counted for purposes of Proposal Nos. 1, 2 and 4 and will therefore have no effect on the outcome of these proposals. Therefore, if you hold your shares in an account with a brokerage firm, bank, a broker dealer or other intermediary, it is critically important that you submit your voting instructions if you want your shares to count for the non-discretionary items listed above.
How are abstentions treated?
Abstentions are also counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions have no effect on the determination of whether a nominee or any of the proposals have received the vote of a majority of all votes cast.
What are my choices for casting my vote on each matter to be voted on?

Proposal No.	Proposal	Voting Options	Effect of Abstentions
1	Election of Directors	FOR, AGAINST or ABSTAIN (for each director nominee)	No effect—not counted as a “vote cast”
2	Advisory Vote to Approve Executive Compensation (Say-on-Pay)	FOR, AGAINST or ABSTAIN	No effect—not counted as a “vote cast”
3	Ratification of the Appointment of MSCI’s Independent Auditor	FOR, AGAINST or ABSTAIN	No effect—not counted as a “vote cast”
4	Shareholder Proposal described in Proxy Statement, if Properly Presented	FOR, AGAINST or ABSTAIN	No effect—not counted as a “vote cast”

2024 PROXY STATEMENT	113
How many votes are required to elect directors and adopt proposals?
The election of each director, the ratification of the appointment of PwC as MSCI’s independent auditor and the shareholder proposal described in this Proxy Statement require the affirmative vote of a majority of all votes cast. For purposes of the election of directors, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” the director’s election. The approval of a resolution regarding the compensation of our NEOs as disclosed in this Proxy Statement is a non-binding advisory vote; however, we value the opinions of our shareholders and will take into account the outcome of these votes in considering future compensation arrangements. A majority of the shares entitled to vote on a matter, whether present virtually or by proxy, will constitute a quorum at the meeting.
What happens if a director does not receive a majority of the votes required for his or her re-election?
Under the laws of Delaware (our state of incorporation), if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover director.” However, our Bylaws provide that, in order for an incumbent director to become a nominee of the Board, the director must submit an irrevocable resignation as director that becomes effective if (i) he or she does not receive a majority of the votes cast in an uncontested election and (ii) the Board accepts the resignation. If a director does not receive a majority of the votes cast in an uncontested election, the Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject the resignation and publicly disclose its decision within 90 days after the election results are certified.
How do I revoke or change my proxy?
If you are a “record holder,” you can revoke or change your proxy at any time before your shares are voted, subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable, by:
•Voting again by internet or by telephone (only your last internet or telephone proxy submitted prior to the meeting will be counted);
•Signing and returning a new proxy card with a later date; or
•Voting by internet while attending the virtual annual meeting (attending the annual meeting by internet does not revoke your proxy unless you vote by internet during the virtual annual meeting).
If you are a “record holder,” you may also revoke your proxy by giving written notice of revocation to c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007, which must be received no later than 5:00 P.M. Eastern Time, on April 22, 2024.
If you are a beneficial owner of shares held in “street name,” you may revoke your proxy by following the instructions your brokerage firm, bank, broker dealer or other intermediary provides.
Will my vote be confidential?
Our Bylaws provide that your individual vote is confidential and will not be disclosed to any officer, director or employee of MSCI, except as required by law and in certain limited circumstances such as when you request or consent to disclosure, or make a request or comment on the proxy card.
Who counts the votes cast at the 2024 Annual Meeting?
Representatives of Broadridge will tabulate the votes cast at the 2024 Annual Meeting, and American Election Services, LLC will act as the independent inspector of elections.
Where can I find the voting results of the 2024 Annual Meeting?
We expect to announce the preliminary voting results at the 2024 Annual Meeting. The final voting results will be tallied by representatives of Broadridge, our inspector of elections, and will be subsequently published by us by the filing of a Current Report on Form 8-K with the SEC within four business days after the 2024 Annual Meeting.

114	MSCI | Annex A: Frequently Asked Questions
Who will pay for the cost of the proxy solicitation?
We pay the expenses of the preparation of proxy materials and the solicitation of proxies for our 2024 Annual Meeting. Proxies may be solicited on our behalf by directors, officers, employees or agents in person or by telephone, electronic transmission and facsimile transmission. Our directors, officers and employees will receive no additional compensation for any such solicitation.
We have also hired D.F. King & Co., Inc. (“D.F. King”), 48 Wall Street, 22nd Floor, New York, NY 10005, to assist in the distribution and solicitation of proxies. We will pay D.F. King a fee of $20,000, plus reasonable expenses, for these services. We will reimburse brokers and other similar institutions for costs incurred by them in mailing proxy materials to beneficial owners.
How do I sign up for electronic delivery of proxy materials?
Shareholders can access this Proxy Statement and our 2023 Annual Report on Form 10-K via the internet at www.proxyvote.com by following the instructions outlined on the secure website. For future annual meetings of shareholders, shareholders can consent to accessing our proxy materials, including the Notice of Internet Availability of Proxy Materials, our 2023 Annual Report on Form 10-K and the Proxy Statement, electronically in lieu of receiving hard copies by mail. To receive our proxy materials electronically, you will need access to a computer and an email account. If you vote through the internet at www.proxyvote.com, you will be prompted to consent to receiving proxy materials electronically in future years. To consent to electronic delivery, when prompted, you must indicate that you agree to receive such materials electronically in future years.
Shareholders that wish to revoke their request for electronic delivery may do so at any time without charge, by contacting us in writing at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or by telephone at (212) 981-7465.
If you hold your shares through a brokerage firm, bank, broker dealer or other intermediary and you have not already done so, you can choose electronic delivery of our proxy materials by contacting such intermediary. You may also update your email address by contacting such intermediary.
What is householding?
Consistent with notices sent to shareholders of record sharing a single address, we will send only one copy of each of the Notice of Internet Availability of Proxy Materials, our 2023 Annual Report on Form 10-K and this Proxy Statement to that address unless we have received contrary instructions from any shareholder at that address. This “householding” practice reduces our printing and postage costs. Shareholders may request or discontinue householding, or may request a separate copy of each of the Notice of Internet Availability of Proxy Materials, our 2023 Annual Report on Form 10-K or this Proxy Statement as follows:
•Shareholders wishing to discontinue or begin householding, should contact us in writing at c/o Corporate Secretary at MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or by telephone at (212) 981-7465.
•Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or begin householding should contact their record holder.
•Any householded shareholder may request prompt delivery of a copy of each of the Notice of Internet Availability of Proxy Materials, our 2023 Annual Report on Form 10-K or the Proxy Statement, as applicable, by contacting us at (212) 981-7465 or by writing to us at Investor Relations, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or via email at investor.relations@msci.com. Instructions for requesting such materials are also included in the Notice of Internet Availability of Proxy Materials.
How can I submit a recommendation for a director candidate?
The Governance Committee oversees searches for and identifies qualified individuals for membership on MSCI’s Board. Please see page 20 of this Proxy Statement for additional information on director qualifications.
Shareholders may make recommendations for consideration by the Governance Committee at any time. To recommend a director candidate for consideration by the Governance Committee, a shareholder must submit a written notice which demonstrates that it is being submitted by a shareholder of MSCI and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the shareholder must confirm his or her candidate’s consent to serve as a director. There is no difference in the manner in which the Governance Committee evaluates nominees proposed by shareholders and those identified by the Governance Committee. Shareholders must send recommendations to the Governance Committee, c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007.

2024 PROXY STATEMENT	115
How can I submit nominees (such as through proxy access) or a shareholder proposal at the 2025 annual meeting of shareholders?
Shareholders who wish to submit a “proxy access” nomination for inclusion in our proxy statement in connection with our 2025 annual meeting of shareholders may do so by submitting a nomination notice, in compliance with the procedures and along with the other information required by our Bylaws, in writing at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or by email to corporatesecretary@msci.com, no earlier than October 14, 2024 and no later than November 13, 2024.
Shareholders intending to present a proposal at the 2025 annual meeting of shareholders under SEC Rule 14a-8 to request that the proposal be included in next year’s Proxy Statement must submit the proposal to us in writing at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007 or by email to corporatesecretary@msci.com. We must receive the proposal by no later than November 13, 2024. If we hold our 2025 annual meeting of shareholders more than 30 days before or after April 23, 2025 (the one-year anniversary date of the 2024 Annual Meeting), we will disclose the new deadline by which shareholder proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform shareholders. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act and with the SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials.
Shareholders intending to present a proposal at the 2025 annual meeting of shareholders, but not for inclusion of the proposal in our Proxy Statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the shareholder of record of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. Therefore, the Company must receive notice of such a proposal or nomination for the 2025 annual meeting of shareholders no earlier than December 24, 2024 and no later than January 23, 2025. If the date of the 2025 annual meeting of shareholders is advanced by more than 30 days, or delayed by more than 90 days, from the first anniversary of the preceding year’s annual meeting of shareholders, notice by the shareholders to be timely must be so delivered to, and received by, our Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting of shareholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The notice must contain the information required by our Bylaws, a copy of which is available upon request to us in writing at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007.
How do I communicate with individual directors or the Board as a group?
Shareholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the Board at c/o Corporate Secretary, MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007. Correspondence that is unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements will not be forwarded to the Board.
How do I report issues regarding accounting, internal controls and other auditing matters?
Any interested parties may report potential issues regarding accounting, internal controls and other auditing matters. The communication should be marked “Personal and Confidential” and sent to MSCI Inc., 7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007, Attention: Chair of the Audit Committee of MSCI Inc., in care of the General Counsel. Our Procedures for Submission of Ethical or Accounting Related Complaints are available on our website. To access this document, click on the “Corporate Governance” link under the “Investor Resources” tab found on our website’s Investor Relations homepage (https://ir.msci.com).

116	MSCI

Annex B: Supplemental Financial Information
Non-GAAP Financial Measures
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (UNAUDITED)

	Years Ended
In Thousands (Except Percentages)	Dec. 31, 2023	Dec. 31, 2022	Dec. 31, 2021
Net Income	$1,148,592	$870,573	$725,983
Provision for income taxes	220,469	173,268	132,153
Other expense (income), net	15,548	163,799	214,589
Operating Income	1,384,609	1,207,640	1,072,725
Amortization of intangible assets	114,429	91,079	80,592
Depreciation and amortization of property, equipment and leasehold improvements	21,009	26,893	28,901
Impairment related to sublease of leased property	477	—	7,702
Acquisition-related integration and transaction costs(1)	2,427	4,059	6,870
Consolidated Adjusted EBITDA	$1,522,951	$1,329,671	$1,196,790
Index Adjusted EBITDA	$1,106,973	$985,407	$951,312
Analytics Adjusted EBITDA	274,875	247,895	198,799
ESG and Climate Adjusted EBITDA	91,678	61,094	29,748
All Other – Private Assets Adjusted EBITDA	49,425	35,275	16,931
Consolidated Adjusted EBITDA	$1,522,951	$1,329,671	$1,196,790
(1)Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.

2024 PROXY STATEMENT	117
RECONCILIATION OF NET INCOME AND DILUTED EPS TO ADJUSTED NET INCOME AND ADJUSTED EPS (UNAUDITED)

	Years Ended
In Thousands, Except Per Share Data	Dec. 31, 2023	Dec. 31, 2022	Dec. 31, 2021
Net Income	$1,148,592	$870,573	$725,983
Plus: Amortization of acquired intangible assets and equity method investment basis difference	75,229	67,373	47,001
Plus: Debt extinguishment costs associated with the 2024, 2025, 2026 and 2027 Senior Notes Redemptions	—	—	59,104
Plus: Write-off of internally developed capitalized software	—	—	16,013
Plus: Impairment related to sublease of leased property	492	—	8,702
Plus: Acquisition-related integration and transaction costs(1)(2)	2,427	4,220	7,041
Less: Gain from changes in ownership interest of equity method investee	(143,476)	—	(6,972)
Less: Income tax effect(3)(4)	(3,809)	(11,883)	(26,462)
Adjusted net income	$1,079,455	$930,283	$830,410
Diluted EPS	$14.39	$10.72	$8.70
Plus: Amortization of acquired intangible assets and equity method investment basis difference	0.94	0.83	0.56
Plus: Debt extinguishment costs associated with senior notes redemptions	—	—	0.71
Plus: Write-off of internally developed capitalized software	—	—	0.19
Plus: Impairment related to sublease of leased property	0.01	—	0.10
Plus: Acquisition-related integration and transaction costs(1)(2)	0.03	0.05	0.08
Less: Gain from changes in ownership interest of equity method investee	(1.80)	—	(0.08)
Less: Income tax effect(3)(4)	$(0.05)	$(0.15)	$(0.31)
Adjusted EPS	$13.52	$11.45	$9.95
Diluted weighted average common shares outstanding	79,843	81,215	83,479
(1)Acquisition-related integration and transaction costs of $4.1 million are presented within “General and administrative” expenses and $0.2 million are presented within “Depreciation and amortization of property, equipment and leasehold improvements” expenses for the year ended December 31, 2022.
(2)Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.
(3)Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.
(4)The pre-tax gain from changes in ownership interest of Burgiss of $143.0 is non-taxable; however, $8.6 million of income tax expense recognized during the three and twelve months ended December 31, 2023 was related to the remeasurement of the deferred tax liability on the Company's previous equity method investment in Burgiss.

118	MSCI | Annex B: Supplemental Financial Information
RECONCILIATION OF OPERATING EXPENSES TO ADJUSTED EBITDA EXPENSES (UNAUDITED)

	Years Ended
In Thousands	Dec. 31, 2023	Dec. 31, 2022
Total Operating Expenses	$1,144,311	$1,040,958
Amortization of intangible assets	114,429	91,079
Depreciation and amortization of property, equipment and leasehold improvements	21,009	26,893
Impairment related to sublease of leased property	477	—
Acquisition-related integration and transaction costs(1)	2,427	4,059
Consolidated adjusted EBITDA expenses	1,005,969	$918,927
Index adjusted EBITDA expenses	344,842	$317,802
Analytics adjusted EBITDA expenses	341,081	328,212
ESG and Climate adjusted EBITDA expenses	195,890	167,217
All Other – Private Assets adjusted EBITDA expenses	124,156	105,696
Consolidated adjusted EBITDA expenses	1,005,969	$918,927
(1)Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW (UNAUDITED)

	Years Ended
In Thousands	Dec. 31, 2023	Dec. 31, 2022	Dec. 31, 2021
Net cash provided by operating activities	$1,236,029	$1,095,369	$936,069
Capital expenditures	(22,757)	(13,617)	(13,509)
Capitalized software development costs	(68,094)	(59,278)	(39,285)
Capex	(90,851)	(72,895)	(52,794)
Free cash flow	$1,145,178	$1,022,474	$883,275

2024 PROXY STATEMENT	119
Notes Regarding the Use of Non-GAAP Financial Measures
MSCI has presented supplemental non-GAAP financial measures as part of this Proxy Statement. A reconciliation is provided that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The non-GAAP financial measures presented in this Proxy Statement should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this Proxy Statement are used by management to monitor the financial performance of the business, inform business decision-making and forecast future results.
“Adjusted EBITDA” is defined as net income before (1) provision for income taxes, (2) other expense (income), net, (3) depreciation and amortization of property, equipment and leasehold improvements, (4) amortization of intangible assets and, at times, (5) certain other transactions or adjustments, including, when applicable, impairment related to sublease of leased property and certain acquisition-related integration and transaction costs.
“Adjusted EBITDA expenses” is defined as operating expenses less depreciation and amortization of property, equipment and leasehold improvements and amortization of intangible assets and, at times, certain other transactions or adjustments, including, when applicable, impairment related to sublease of leased property and certain acquisition-related integration and transaction costs.
“Adjusted net income” and “adjusted EPS” are defined as net income and diluted EPS, respectively, before the after-tax impact of: the amortization of acquired intangible assets, including the amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value and, at times, certain other transactions or adjustments, including, when applicable, the impact related to costs associated with debt extinguishment, the impact from the write-off of internally developed capitalized software, the impact related to certain acquisition-related integration and transaction costs, the impact from impairment related to sublease of leased property and the impact related to gain from changes in ownership interest of investees.
“Capex” is defined as capital expenditures plus capitalized software development costs.
“Free cash flow” is defined as net cash provided by operating activities, less Capex.
Asset-based fees adjusted for the impact of foreign currency exchange rate fluctuations does not adjust for the impact from foreign currency exchange rate fluctuations on the underlying assets under management.
We believe adjusted EBITDA and adjusted EBITDA expenses are meaningful measures of the operating performance of MSCI because they adjust for significant one-time, unusual or non-recurring items as well as eliminate the accounting effects of certain capital spending and acquisitions that do not directly affect what management considers to be our ongoing operating performance in the period.
We believe adjusted net income and adjusted EPS are meaningful measures of the performance of MSCI because they adjust for the after-tax impact of significant one-time, unusual or non-recurring items as well as eliminate the impact of any transactions that do not directly affect what management considers to be our ongoing operating performance in the period. We also exclude the after-tax impact of the amortization of acquired intangible assets and amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, as these non-cash amounts are significantly impacted by the timing and size of each acquisition and therefore not meaningful to the ongoing operating performance in the period.
We believe that free cash flow is useful to investors because it relates the operating cash flow of MSCI to the capital that is spent to continue and improve business operations, such as investment in MSCI’s existing products. Further, free cash flow indicates our ability to strengthen MSCI’s balance sheet, repay our debt obligations, pay cash dividends and repurchase shares of our common stock.
We believe that the non-GAAP financial measures presented in this Proxy Statement facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.
Adjusted EBITDA expenses, adjusted EBITDA, adjusted net income, adjusted EPS, Capex and free cash flow are not defined in the same manner by all companies and may not be comparable to similarly-titled non-GAAP financial measures of other companies. These measures can differ significantly from company to company depending on, among other things, long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Accordingly, the Company’s computation of these measures may not be comparable to similarly-titled measures computed by other companies.

120	MSCI | Annex B: Supplemental Financial Information
Supplemental Information Regarding Retention Rate and Run Rate
Retention Rate
Retention Rate is an important metric because subscription cancellations decrease our Run Rate and ultimately our future operating revenues over time. The annual Retention Rate represents the retained subscription Run Rate (subscription Run Rate at the beginning of the fiscal year less actual cancels during the year) as a percentage of the subscription Run Rate at the beginning of the fiscal year.
The Retention Rate for a non-annual period is calculated by annualizing the cancellations for which we have received a notice of termination or for which we believe there is an intention not to renew or discontinue the subscription during the non-annual period, and we believe that such notice or intention evidences the client’s final decision to terminate or not renew the applicable agreement, even though such notice is not effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the fiscal year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Retention Rate for the period.
Retention Rate is computed by operating segment on a product/service-by-product/service basis. In general, if a client reduces the number of products or services to which it subscribes within a segment, or switches between products or services within a segment, we treat it as a cancellation for purposes of calculating our Retention Rate except in the case of a product or service switch that management considers to be a replacement product or service. In those replacement cases, only the net change to the client subscription, if a decrease, is reported as a cancellation. In the Analytics and the ESG and Climate operating segments, substantially all product or service switches are treated as replacement products or services and netted in this manner, while in our Index and Real Assets operating segments, product or service switches that are treated as replacement products or services and receive netting treatment occur only in certain limited instances. In addition, we treat any reduction in fees resulting from a down-sell of the same product or service as a cancellation to the extent of the reduction. We do not calculate Retention Rate for that portion of our Run Rate attributable to assets in index-linked investment products or futures and options contracts, in each case, linked to our indexes.
Run Rate
Run Rate is a key operating metric and is important because an increase or decrease in our Run Rate ultimately impacts our operating revenues over time. At the end of any period, we generally have subscription and investment product license agreements in place for a large portion of total revenues for the following 12 months. We measure the fees related to these agreements and refer to this as “Run Rate.”
Run Rate estimates at a particular point in time the annualized value of the recurring revenues under our client license agreements (“Client Contracts”) for the next 12 months, assuming all Client Contracts that come up for renewal, or reach the end of the committed subscription period, are renewed and assuming then-current currency exchange rates, subject to the adjustments and exclusions described below. For any Client Contract where fees are linked to an investment product’s assets or trading volume/fees, the Run Rate calculation reflects, for ETFs, the market value on the last trading day of the period, for futures and options, the most recent quarterly volumes and/or reported exchange fees, and for other non-ETF products, the most recent client-reported assets. Run Rate does not include fees associated with “one-time” and other non-recurring transactions. In addition, we add to Run Rate the annualized fee value of recurring new sales, whether to existing or new clients, when we execute Client Contracts, even though the license start date, and associated revenue recognition, may not be effective until a later date. We remove from Run Rate the annualized fee value associated with products or services under any Client Contract with respect to which we have received a notice of termination, non-renewal or an indication the client does not intend to continue their subscription during the period and have determined that such notice evidences the client’s final decision to terminate or not renew the applicable products or services, even though such notice is not effective until a later date.

2024 PROXY STATEMENT	121
Changes in our recurring revenues typically lag changes in Run Rate. The actual amount of recurring revenues we will realize over the following 12 months will differ from Run Rate for numerous reasons, including:
•fluctuations in revenues associated with new recurring sales;
•modifications, cancellations and non-renewals of existing Client Contracts, subject to specified notice requirements;
•differences between the recurring license start date and the date the Client Contract is executed due to, for example, contracts with onboarding periods or fee waiver periods;
•fluctuations in asset-based fees, which may result from changes in certain investment products’ total expense ratios, market movements, including foreign currency exchange rates, or from investment inflows into and outflows from investment products linked to our indexes;
•fluctuations in fees based on trading volumes of futures and options contracts linked to our indexes;
•fluctuations in the number of hedge funds for which we provide investment information and risk analysis to hedge fund investors;
•price changes or discounts;
•revenue recognition differences under U.S. GAAP, including those related to the timing of implementation and report deliveries for certain of our products and services;
•fluctuations in foreign currency exchange rates; and
•the impact of acquisitions and divestitures.

MSCI INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

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V32287-P05856

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MSCI INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Henry A. Fernandez	☐	☐	☐
1b. Robert G. Ashe	☐	☐	☐
1c. Chirantan "CJ" Desai	☐	☐	☐
1d. Wayne Edmunds	☐	☐	☐
1e. Robin Matlock	☐	☐	☐
1f. Jacques P. Perold	☐	☐	☐
1g. C.D. Baer Pettit	☐	☐	☐
1h. Sandy C. Rattray	☐	☐	☐
1i. Linda H. Riefler	☐	☐	☐
1j. Marcus L. Smith	☐	☐	☐
1k. Rajat Taneja	☐	☐	☐
1l. Paula Volent	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. To approve, by non-binding vote, our executive compensation, as described in these proxy materials.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditor.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:	**For**	**Against**	**Abstain**
4. To approve shareholder proposal to report on "Chinese military-industry companies" in Company indices.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V32288-P05856

MSCI INC.
Annual Meeting of Shareholders April 23, 2024 at 3:30 P.M. Eastern Time

This proxy is solicited by the Board of Directors of MSCI Inc. The undersigned hereby appoints each of Cecilia Aza and Robert J. Gutowski as proxies of the undersigned, each with full power of substitution, to represent the undersigned and to vote as designated on the reverse side of this proxy card all of the shares of common stock of MSCI Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of MSCI Inc. to be held live via the Internet on April 23, 2024 at 3:30 P.M. Eastern Time, and at any adjournments or postponements thereof, upon all matters that may properly come before the meeting. You can virtually attend the meeting online by visiting www.virtualshareholdermeeting.com/MSCI2024. **If no such direction is made, the proxy will be voted in accordance with the Board of Directors' recommendations.**

Continued and to be signed on reverse side